UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PLANTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 22, 2022

To our Stockholders:

Our Board of Directors is soliciting proxies for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Plantronics, Inc. (the “Company”). This year, in light of the continued public health impact of the COVID-19 pandemic, including the introduction of new variants, we will hold our Annual Meeting in a virtual format, via live webcast at www.proxypush.com/POLY. All stockholders must preregister at www.proxydocs.com/POLY. In addition, we may continue to hold our annual meetings using a virtual-only format in future years, even after the most severe impacts of the pandemic have subsided, as we believe that a virtual format is more environmentally-friendly and accessible, enhances communication, allows for greater stockholder participation, and decreases the costs of holding the annual meeting. We intend to hold our virtual annual meetings in a manner that affords stockholders the same general rights and opportunities to participate, to the greatest extent possible, as they would have at an in-person meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. We ask that you please read it carefully.

Annual Meeting Date:	August 22, 2022

Time:	10:00 a.m. Pacific Daylight Time

Place:

You will be able to participate in the Annual Meeting as well as vote and submit your questions and examine our stockholder list during the live webcast of the Annual Meeting by visiting www.proxypush.com/POLY and entering the control number included on your proxy card. All stockholders must preregister at www.proxydocs.com/POLY.

Record Date:	July 8, 2022

Proxy Mailing Date:	July 25, 2022

Purpose of the Meeting:	At the Annual Meeting, stockholders will be asked to consider and act upon the following matters:

1.	Elect eleven (11) directors to serve until the next annual meeting or until their successors are duly elected and qualified.

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Plantronics, Inc. for fiscal year 2023.

3.	Approve, on an advisory basis, the compensation of Plantronics’ named executive officers.

4.	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Lisa Bodensteiner
Lisa Bodensteiner
Secretary
Santa Cruz, California
July 25, 2022

YOUR VOTE IS IMPORTANT TO US

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE REQUEST YOU VOTE YOUR SHARES PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO VOTE PRIOR TO THE ANNUAL MEETING ON THE INTERNET AT WWW.PROXYPUSH.COM/POLY, BY TELEPHONE AT 866-634-0829 OR BY COMPLETING, SIGNING AND RETURNING YOUR PROXY CARD BY MAIL.

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Plantronics, Inc. (the “Company”) will be held virtually at 10:00 a.m. PDT on Monday, August 22, 2022.

Our Board of Directors (our “Board”) is soliciting proxies for the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. Your vote is very important to us.

The record date for determining stockholders entitled to vote at the Annual Meeting has been fixed at the close of business on July 8, 2022 (the “Record Date”). As of the Record Date, 43,712,738 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were outstanding and entitled to be voted. Every stockholder will be entitled to one vote for each share of Common Stock recorded in his or her name on the Company’s books as of the Record Date. The Company mailed this Proxy Statement and the related form of proxy (the “Proxy”) on or about July 25, 2022.

The Company’s Annual Report to Stockholders for the fiscal year ended April 2, 2022, including financial statements and the report of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is neither a part of this Proxy Statement nor incorporated herein by reference.

Please follow the instructions provided below to attend the Annual Meeting.

We will pay the costs of soliciting proxies from stockholders. We have engaged Innisfree M&A Incorporated to assist with the solicitation of proxies and provide proxy-related advice and informational support. Fees for these services, plus customary disbursements, are not expected to exceed $20,000. We may also compensate brokerage firms and other persons representing beneficial owners of shares for their customary fees and expenses in forwarding the voting materials to beneficial owners. Our directors, officers and regular employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

We are incorporated in the State of Delaware under the name Plantronics, Inc. In March 2019, we announced our re-branding under which we began to market ourselves as “Poly” although currently we continue to retain “Plantronics, Inc.” as our corporate name. On May 24, 2021, we changed our ticker symbol on the New York Stock Exchange (“NYSE”) from “PLT” to “POLY.” We will refer to ourselves as the “Company” throughout this Proxy Statement or “Plantronics,” or “Poly” when appropriate. Our principal executive offices are located at 345 Encinal Street, Santa Cruz, California 95060. Our telephone numbers are (831) 420-3002 and (800) 544-4660. Our website is www.poly.com.

POTENTIAL IMPACT OF THE PROPOSED MERGER WITH HP INC. ON THE ANNUAL MEETING

As previously disclosed, Poly has entered into an Agreement and Plan of Merger, dated as of March 25, 2022 (as it may be amended from time to time, the “Merger Agreement”), with HP Inc. (“HP”) and Prism Subsidiary Corp., a wholly owned subsidiary of HP (“Merger Sub”). The Merger Agreement provides for the acquisition of Poly by HP by way of a merger of Merger Sub with and into Poly, with Poly surviving as a wholly owned subsidiary of HP (the “HP Merger”).

We held a Special Meeting of Stockholders on June 23, 2022 (the “Special Meeting”) to adopt the Merger Agreement and approve other related actions. Our stockholders voted to adopt the Merger Agreement, which was a condition to completing the HP Merger. No other action by our stockholders is required with respect to the HP Merger; accordingly, no action will be taken at the Annual Meeting with respect to, and no proxy is being solicited by this Proxy in connection with, the HP Merger. The closing of the HP Merger remains subject to satisfaction of remaining regulatory approvals and other remaining customary closing conditions, and we expect the HP Merger to close in the second half of calendar year 2022. For more information on the Merger Agreement and the HP Merger, please refer to our other relevant filings with the SEC.

Upon the completion of the HP Merger, Poly will cease to be a publicly traded corporation and each share of our common stock outstanding at such time will be cancelled and converted into the right to receive $40.00 in cash, without interest and subject to any applicable withholding taxes, on the terms and subject to the conditions set forth in the Merger Agreement. We expect that the members of the Board of Directors of Poly will not continue in their roles after the HP Merger and the independent registered public accounting firm of Poly will no longer serve in this capacity.

If the HP Merger is completed prior to the scheduled date of our Annual Meeting on August 22, 2022, we will not hold the Annual Meeting. The completion of the HP Merger will be disclosed on a Current Report on Form 8-K we will file with the SEC at that time.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

How do I attend and participate in the Annual Meeting online?

To ensure the continued health and well-being of our employees, directors, stockholders and other stakeholders in light of the continuing impacts of COVID-19 and local health and safety guidelines, our Annual Meeting will be conducted in a virtual-only format over the internet via live webcast. There will not be a physical location for the Annual Meeting, and you will not be able to attend in person. In addition, we may continue to hold our annual meetings using a virtual-only format in future years, even after the pandemic. We believe the virtual format allows us to communicate effectively and efficiently with our stockholders while enhancing attendance and participation regardless of where a stockholder resides. Additionally, a virtual meeting will enable us to conduct the Annual Meeting with a reduced carbon footprint and less environmental impact than an in-person meeting.

Any stockholder (or their authorized representatives) can virtually attend the Annual Meeting live online at www.proxypush.com/POLY. All stockholders must preregister at to attend the Annual Meeting at www.proxydocs.com/POLY. We intend to hold our virtual Annual Meetings in a manner that affords stockholders the same general rights and opportunities to participate, to the greatest extent possible, as they would have at an in-person meeting. Accordingly, stockholders may vote and submit questions while attending the meeting online. See below “How do I ask questions at the Annual Meeting?”

The Annual Meeting will be held live via the Internet on Monday, August 22, 2022 at 10:00 a.m. Pacific Time. We encourage you to access the webcast prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time and you should allow ample time for the check-in procedures.

Participation in and attendance at the Annual Meeting is limited to our stockholders of record as of the Record Date of July 8, 2022, and other persons holding valid proxies for the Annual Meeting. All stockholders must preregister to attend the Annual Meeting at www.proxydocs.com/POLY. All instructions for the virtual meeting are available during the registration process and included on the registration confirmation email, as well as the email received one-hour prior to the start of the Annual Meeting with stockholders unique access link to enter the Virtual Meeting. To be admitted to the Annual Meeting at www.proxypush.com/POLY, you must enter the control number included on the proxy card if you are a stockholder of record of shares of common stock (as defined below), or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in “street name” (as defined below). If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the attendance process. All technical support information will also be included on the emails received after registration.

How do I ask questions at the Annual Meeting?

As part of the Annual Meeting, we will hold a question and answer session. Stockholders may submit questions prior to the meeting during the registration process. Stockholders may submit questions during the Annual Meeting at www.proxypush.com/POLY. If you wish to submit a question during the Annual Meeting, log into the virtual meeting website using your control number [contained on your proxy card], type your question into the “Ask a Question” field and click “Submit.” Only questions that are pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. If we receive substantially similar questions, we will group them together to avoid repetition. We will endeavor to answer as many questions related to the business of the Annual Meeting that comply with our Annual Meeting Rules of Conduct, which will be available on the Annual Meeting platform at www.proxypush.com/POLY. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, then we will post answers to a representative set of such questions at https://investor.poly.com. The questions and answers will be available as soon as practicable after the Annual Meeting. We ask that all stockholders provide their name and contact details when submitting questions through the virtual Annual Meeting platform, so that we may address any individual concerns or follow up matters directly.

We want to ensure that our stockholders are afforded the same rights and opportunities to participate as if they were attending an in-person meeting, so our Board, certain members of our executive leadership team and representatives of PricewaterhouseCoopers LLP, our independent auditors, will all join the virtual Annual Meeting and be available for questions.

What if I need technical assistance during the Annual Meeting?

Beginning at approximately 9:45 a.m. Pacific Time on the date of the Annual Meeting, there will be a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform while logging in or during the meeting time, you should refer to the technical support number included in the meeting access email all pre-registered stockholders will receive approximately one hour prior to the start of the Annual Meeting. Alternatively, stockholders may utilize the link on the Annual Meeting platform titled “Having trouble? Please view the Meeting Access FAQs Guide”, this will have many FAQs as well as a technical support number that can be called before or during the Annual Meeting.

Who can vote?

Our Board has set July 8, 2022 as the Record Date for the Annual Meeting. All stockholders of record who owned shares of our common stock at the close of business on the Record Date may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on each of the matters to be voted. Stockholders may not cumulate their votes for the election of directors. At the close of business on the Record Date, there were 43,712,738 shares of our common stock outstanding.

How many votes are required to conduct business at the Annual Meeting?

The required quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of a majority of shares of common stock issued and outstanding on the Record Date. Shares voted “FOR,” “AGAINST” or “ABSTAIN” and broker non-votes, if any, with respect to any proposal are treated as being present at the Annual Meeting for purposes of establishing a quorum.

How are abstentions and broker non-votes treated?

A broker non-vote occurs when a nominee holding shares for a beneficial owner is not permitted to vote on a particular proposal because such proposal is deemed non-routine, meaning that the nominee does not have discretionary voting power with respect to that item, and the nominee has not received instructions from the beneficial owner. Proposal Two, Ratification of Appointment of Independent Registered Public Accounting Firm, is the only routine matter for which nominees may have discretionary voting power. Broker non-votes are not treated as votes cast and therefore will have no effect on the outcome of the vote on any of the proposals included in this Proxy Statement.

How many votes are required to approve a proposal?

PROPOSALS		VOTING STANDARD	EFFECTS OF ABSTENTIONS AND BROKER NON-VOTES

1	To elect eleven (11) directors to serve until the next annual meeting or until their successors are duly elected and qualified. (Non-Discretionary)	Majority of votes cast	• Not counted as votes cast and therefore have no effect

2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for fiscal year 2023. (Discretionary)	Majority of the shares present in person or represented by proxy	• Abstentions have the effect of a vote against the proposal

3	To approve, on an advisory basis, the compensation of the Company’s named executive officers. (Non-Discretionary - Advisory/Non-Binding)*	Majority of the shares present in person or represented by proxy	• Abstentions have the effect of a vote against the proposal • Broker non-votes have no effect

*

The vote on Proposal Three is advisory and, therefore, not binding on us, the Board or the Leadership Development and Compensation Committee of the Board (the “LD&C Committee”). The Board and the LD&C Committee value the opinions of our stockholders and will take the vote of stockholders on Proposal Three into account in their evaluation of the design and philosophy of our executive compensation program.

How does the board recommend I vote on each of the proposals?

The Board recommends that you vote:

PROPOSALS		BOARD’S RECOMMENDATION	PAGE REFERENCE (for more detail)

1	To elect eleven (11) directors to serve until the next annual meeting or until their successors are duly elected and qualified.	FOR each nominee of the Board	30-39

2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for fiscal year 2023.	FOR	40-41

3	To approve, on an advisory basis, the compensation of the Company’s named executive officers (“NEOs”).	FOR	42

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Set forth below are certain distinctions between stockholders of record and those whose shares are owned beneficially or in “street name”:

Stockholder of Record. If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares and the proxy materials are being sent directly to you by us. As the stockholder of record, you may grant your voting proxy directly to the proxyholders nominated by the Board (the “Proxyholders”) by voting over the Internet, by telephone, or by returning a completed proxy card. The Board has named David M. Shull, Charles Boynton and Lisa Bodensteiner as the Proxyholders for the Annual Meeting.

Beneficial Owner. Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your broker, bank or nominee. The proxy card contains instructions on how to vote your shares. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote on matters at the Annual Meeting and are also invited to attend the Annual Meeting. Since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by using your 16-digit control number or by following instructions from your broker, bank or other nominee.

Can I vote my shares at the Annual Meeting if I have already voted or submitted a proxy for my shares?

You may attend the Annual Meeting virtually and vote at the meeting even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke your proxy. If a bank, broker or other nominee holds your shares in “street name” and you wish to attend, and vote at, the virtual Annual Meeting, then you must follow the instructions from your broker, bank or other nominee.

If you choose to vote virtually at the Annual Meeting either as a stockholder of record or as a holder in “street name,” then please have your 16-digit control number accessible.

EVEN IF YOU CURRENTLY PLAN TO ATTEND AND VOTE AT THE ANNUAL MEETING, WE RECOMMEND YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR SHARES WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS IF YOU LATER DECIDE NOT TO ATTEND.

How can I vote?

Stockholder of Record. Registered stockholders may vote by one of the following methods:

INTERNET	PHONE	MAIL	ONLINE AT THE VIRTUAL ANNUAL MEETING

Go to: www.proxypush.com/POLY	Call toll-free: 1-866-634-0829	Cast your vote by completing, signing and dating the card where indicated and by thereafter timely mailing or otherwise returning the card in the enclosed, prepaid, pre-addressed envelope.	Attend the Annual Meeting virtually by logging into www.proxypush.com/POLY. All stockholders must pre-register to attend the Annual Meeting at www.proxydocs.com/POLY.

Please note that the Internet and telephone voting facilities for registered stockholders will close at 8:59 p.m. Pacific Daylight Time on August 21, 2022. If you are voting by paper proxy card, then it must be mailed in time to be received in time to be counted at the Annual Meeting.

Beneficial Owner. If your shares are held not in your name, but rather by a broker, bank or other nominee, then you must follow the instructions you receive from your broker, bank or other nominee in a timely manner to ensure your vote is cast. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must follow the instructions from your broker, bank or other nominee

Subject to instructions provided by your broker, bank or other nominee, as a beneficial owner you may typically vote by one of the following methods:

MAIL	METHODS LISTED ON THE VOTING INSTRUCTION CARD	ONLINE AT THE VIRTUAL ANNUAL MEETING WITH A LEGAL PROXY FROM THE RECORD HOLDER

or

You may vote by completing, signing, dating and timely returning your voting instruction card in the enclosed prepaid, pre-addressed envelope.	Refer to the materials provided by your bank, broker or other nominee, to determine whether you may vote by telephone or via the Internet, and timely follow such instructions.	Please follow the instructions from your bank, broker or other nominee.

All shares entitled to vote and that are represented by properly and timely completed and delivered proxies that are not properly revoked before the Annual Meeting will be voted at the Annual Meeting, as instructed. If you are a stockholder of record and timely submit a properly signed and dated proxy but do not indicate how your shares should be voted on a matter, then the shares represented by your returned proxy will be voted as the Board recommends.

What happens if additional proposals are presented at the Annual Meeting?

Except for the proposals described in this Proxy Statement, we do not expect any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as Proxyholders will have the discretion to vote your shares on additional matters, if any, properly presented for a vote at the Annual Meeting to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Under our bylaws, the deadline has passed for notifying us of additional proposals to be presented at the Annual Meeting by stockholders.

Can I change my vote?

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may change your vote by: (i) executing a new proxy bearing a later date (which automatically revokes the earlier proxy) and delivering it to the Corporate Secretary at our principal executive office located at 345 Encinal Street, Santa Cruz, California 95060 prior to the vote at the Annual Meeting; (ii) voting again on a later date via the Internet or by telephone (however, only your latest proxy timely submitted prior to the Annual Meeting will be counted); (iii) advising the Corporate Secretary that you revoke your proxy by providing notice at our principal executive office at the address stated above, in writing, before the vote at the Annual Meeting; or (iv) attending the virtual Annual Meeting and voting. For shares you hold beneficially, you may change your vote by following the instructions from your broker, bank or other nominee. Attendance at the virtual Annual Meeting, without casting a vote, will not cause your previously granted proxy to be revoked.

What happens if I do not cast a vote?

If you hold your shares in “street name” and you do not instruct your broker, bank or other nominee how to vote, your broker will have discretion to vote your shares only on Proposal Two, Ratification of Appointment of

Independent Registered Public Accounting Firm. No other votes will be cast on your behalf. If you are a stockholder of record and fail to timely return your proxy or vote at the Annual Meeting, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are a stockholder of record and you return, in a timely manner, a properly executed proxy without indicating how you wish to vote, your shares will be voted in accordance with the Board’s recommendations.

What is the impact of the HP Merger on the Annual Meeting?

Upon the completion of the HP Merger, Poly will cease to be a publicly traded corporation and each share of our common stock outstanding at such time will be cancelled and converted into the right to receive $40.00 in cash, without interest and subject to any applicable withholding taxes, on the terms and subject to the conditions set forth in the Merger Agreement. We expect that the members of the Board of Directors of Poly will not continue in their roles after the HP Merger and the independent registered public accounting firm of Poly will no longer serve in this capacity.

If the HP Merger is completed prior to the scheduled date of our Annual Meeting on August 22, 2022, we will not hold the Annual Meeting. The completion of the HP Merger will be disclosed on a Current Report on Form 8-K we will file with the SEC at that time.

For more information on the Merger Agreement and the HP Merger, please refer to our other relevant filings with the SEC, including the Definitive Proxy Statement on Schedule 14A dated May 17, 2022, as amended on June 13, 2022.

How can I request materials or information referred to in these questions and answers?

You may contact us:

•	By mail addressed to:

Poly

345 Encinal Street

Santa Cruz, California 95060

Attn: Investor Relations

•	By calling (831) 420-3002 and asking for Investor Relations
•	By emailing IR@poly.com

We encourage you to conserve natural resources and reduce printing and mailing costs by using electronic delivery of stockholder communications materials. If you have questions about electronic delivery, please call our Investor Relations office at the number above. To sign up for electronic delivery:

Stockholder of Record. If you are a stockholder of record (you hold Company shares in your own name through our transfer agent, Computershare Trust Company, N.A., or you have stock certificates), visit www.proxyvote.com to enroll.

Beneficial Owner. If you are a beneficial owner (your Company shares are held by a broker, bank or other nominee), visit www.proxyvote.com to learn more about your electronic delivery options and enroll.

What is “householding”?

We generally send a single set of proxy materials and other stockholder communications to households at which two or more stockholders reside unless we receive contrary instructions. This process is called “householding.” If your proxy materials are being householded and you wish to receive separate copies, or, if you are receiving multiple copies and would like to receive a single copy, contact our Investor Relations office by mail, telephone or email, as described above. If you would like to opt out of this practice for future mailings, please contact us at Poly, 345 Encinal Street, Santa Cruz, California 95060, Attn: Investor Relations, or by phone at (831) 420-3002 and ask for Investor Relations.

What is the deadline for receipt of stockholder proposals for the 2023 Annual Meeting of Stockholders?

You may present proposals for action at such future stockholder meeting only if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission (the “SEC”) and our bylaws. For a stockholder proposal to be included in our Proxy Statement and form of proxy for our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), if applicable, under rules adopted under the Securities Exchange Act, we must receive the proposal no later than March 27, 2023. In addition, to comply with universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act not later June 23, 2023.

Stockholders wishing to present business at an annual meeting may do so by filing with the Corporate Secretary a “Business Solicitation Statement,” containing, among other things, certain information about the business the stockholder intends to bring before the annual meeting and the stockholder proposing such business. Stockholders wishing to nominate a director for election to the Board may do so by filing with the Corporate Secretary a “Nominee Solicitation Statement” containing, among other things, certain information about the nominee and the stockholder nominating such nominee.

For our 2023 Annual Meeting, the Business Solicitation Statement or the Nominee Solicitation Statement, as applicable, must be filed with our Corporate Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the preceding year’s annual meeting of stockholders. In the event that no annual meeting was held in the previous year, or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not later than the 10th day following the day on which a public announcement (as described in the bylaws) of the date of such meeting is first made by us.

Our bylaws contain additional details about requirements for the Business Solicitation Statement and the Nominee Solicitation Statement as well as certain procedural requirements for the proposal of business and the nomination of directors. You should also review our Corporate Governance Guidelines and our Director Candidates Nomination Policy which contain additional information about the nomination of directors. Our bylaws, Corporate Governance Guidelines and Director Candidates Nomination Policy are available on the Corporate Governance portal of the Investor Relations section of our website at http://investor.poly.com/govdocs (the “Governance Portal”).

The Company’s bylaws permit “proxy access” by which eligible stockholders may nominate director candidates for inclusion in our Proxy Statement and proxy card. Proxy access may be used by a stockholder or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the conditions, including, without limitation, the advance notice requirements, specified in the bylaws. The Company believes that certain safeguards as to ownership threshold and duration of ownership are important to assure that proxy access is not misused by those without significant economic interest in the Company or those driven by short term goals.

If the HP Merger is completed prior to the scheduled date of our 2023 Annual Meeting, we will not hold the 2023 Annual Meeting.

What is the date of our fiscal year end?

Our fiscal year ends on the Saturday closest to the last day of March. The years ended April 2, 2022 (“Fiscal Year 2022”) and March 28, 2020 (“Fiscal Year 2020”) each had 52 weeks. The year ended April 3, 2021 (“Fiscal

Year 2021”) had 53 weeks. Some of the information provided herein is stated as of the end of our Fiscal Year 2022 and some information is provided as of a more current date in accordance with applicable legal requirements.

Who should I contact if I have questions?

If you have any questions, or need assistance voting your shares, please contact the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call toll-free: (877) 456-3427

Banks and brokers call collect: (212) 750-5833

CORPORATE GOVERNANCE

Strong corporate governance is an integral part of our core values. Our Board is committed to good corporate governance practices and seeks to represent stockholders’ best interest through the exercise of sound judgment. To achieve this, the Board has established corporate governance policies and procedures that provide the framework for the governance of the Board and the Company which are available on the Governance Portal. The Governance Portal includes the Corporate Governance Guidelines, Access to Board of Directors Policy, Director Candidates Nomination Policy, Bylaws, Board Committee Charters, Code of Conduct and the link to Report Accounting Issues for reporting issues regarding accounting, internal accounting controls, auditing and other business conduct. These policies are also available in print to any stockholder by making a written request addressed to Poly, 345 Encinal Street, Santa Cruz, California 95060, Attn: Investor Relations.

CORPORATE GOVERNANCE HIGHLIGHTS

Board Composition & Independence	Board & Committee Practices	Stockholder Rights	Key Board/ Committee Oversight Areas	Compensation Governance

Committed to Board diversity; two female and three ethnically diverse directors	Annual board & committee self-evaluation process	Annual election of all directors	Long-term strategic plans and capital allocation	Clawback of Executive incentive-based compensation, including performance-based equity awards and cash incentive awards

90% independent board*	Regular board refreshment	No poison pill	Enterprise risk management, including cybersecurity	Robust stock ownership guidelines for Executives and Directors

100% independent committees	Regular focus on strategic planning	No preferred stock issued	Commitment to environmental, social and governance (“ESG”) policies and practices	Anti-hedging, anti-short sale and anti-pledging policies applicable to all employees and directors

Separate CEO & independent Board chair	Active consideration of diversity in director recruiting/nomination process	Majority vote standard in uncontested elections with a director resignation policy	Environmental stewardship & sustainability	Double-trigger change-in-control benefits

Healthy mix of tenure	Annual review of CEO’s performance	Stockholder proxy access rights	Diversity and inclusion, equity in business practices, and safe and secure workplaces	Annual say-on-pay stockholder advisory vote

Regular director executive sessions without the presence of management	Limits on director and CEO public company board service	No super-majority voting requirements	Human capital management

FY22 Pay-for-performance:

• Multiple financial metrics and rigorous performance goals

• 70% of NEO compensation was tied to performance-based stock unit awards

• Cash bonus programs were tied to Company financial targets

Full access to management and employees	Strong Audit Committee with two financial experts	Regular stockholder outreach	Annual CEO review and management succession planning	No extraordinary or excessive perquisites or tax gross-ups; No change in control excise tax gross-up entitlements (including no “modified” gross-ups)

No classified or staggered Board	Comprehensive onboarding and continuing education program support	Stockholder rights to call special meetings	Political activities and contributions	Equity burn and dilution rates within stockholder expectations and below industry norms

	Robust director nomination process	Process for stockholder communications with Board	Unqualified auditor opinion	Minimum 12-month vesting for all equity awards

		Single class of voting stock	Reasonable audit and non-audit auditor fee ratio	No option repricing, replacement or regranting, and no cash buyback or buyout, without stockholder approval

			Governance Policies and Trainings, including Corporate Governance Guidelines, Code of Conduct and Insider Trading Policies	No share recycling permitted under Equity Plan

*See “Corporate Governance - Director Independence” below for further discussion.				Independent compensation consultant

Code of Conduct

We have a Code of Conduct (the “Code”) that applies to all employees, our executive officers and our directors to ensure that our business is conducted in a consistently legal and ethical manner. The Code forms the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a Company-wide focus on uncompromising integrity in every aspect of our operations. Our Code covers many topics, including no tolerance for discriminatory or harassing conduct, compliance with antitrust and competition laws, avoiding conflicts of interest, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business. Any modification or waiver of any provision of the Code for a director or executive officer must be approved in writing by the Board. If required under applicable law, modifications and waivers will be promptly disclosed to our stockholders by posting on our website.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. Our Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees or others of concerns regarding questionable accounting or auditing matters. Information on how to submit any such communications can be found on the Governance Portal.

We also are committed to responsible manufacturing of our products and responsible sourcing of materials. We require our suppliers to share in this commitment and have established the Supplier Code of Conduct, which outlines our expectations of Poly suppliers in conducting business in a legal, ethical, and responsible manner.

For further information on our Code, our Supplier Code of Conduct and other related policies, see our Governance Portal.

Ethics Hotline Policy

Our Audit Committee has established a third-party hosted ethics hotline and website available to all employees, stockholders, and the general public for the anonymous submission of suspected legal, ethical or other violations, including accounting, internal controls, auditing matters and other business conduct at the Company. Our Code expressly provides for non-retaliation for good faith reporting. For further information see the Code or Report Accounting Issues link on the Governance Portal.

Related Person Transaction Procedures

We have related person transaction procedures which apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person (as defined under Item 404(a) of Regulation S-K) has a direct or indirect material interest which is required to be disclosed under such Regulation. Transactions that fall within this definition are referred to the Audit Committee for approval, ratification, or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee decides whether or not to approve a related party transaction and approves only those transactions that are in the best interests of the Company. In the course of its review and approval or ratification of such a transaction, the Audit Committee considers:

•	The nature of the related person’s interest in the transaction;

•

The material terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•	The significance of the transaction to the related person;

•	The significance of the transaction to the Company;

•	Whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	Any other matters the Committee deems appropriate.

Directors and Committee Members

The names of, and certain information about, the members of our Board and its committees as of July 8, 2022 are:

Name of Director	Board	Audit	Leadership Development & Compensation	Nominating & Corporate Governance	Strategic (1)

Robert Hagerty	Chairman			Member	Chairman

Marv Tseu	Vice Chairman / Former Lead Independent Director				Member

David M. Shull	Member

Kathy Crusco	Member	Member	Member

Brian Dexheimer	Member		Member	Chair	Member

Gregg Hammann	Member	Member	Chair

Guido Jouret	Member			Member

Talvis Love (2)	Member	Member

Marshall Mohr	Member	Chair			Member

Daniel Moloney(3)	Member		Member

Yael Zheng(4)	Member			Member

(1)	The Strategic Committee was formed on November 19, 2021 to oversee the process of considering strategic alternatives, including the HP Merger.

(2)	Mr. Love was appointed to the Board and as a member of the Audit Committee on September 28, 2021.

(3)	Mr. Moloney was appointed to the Leadership Development and Compensation Committee on July 27, 2021.

(4)	Ms. Zheng was appointed to the Nominating and Corporate Governance Committee on July 27, 2021.

Director Independence

In accordance with Corporate Governance Guidelines and our Director Candidates Nomination Policy (each of which is available on our Governance Portal), our Board has adopted a formal set of guidelines with respect to the determination of director independence, which conform to the independence requirements of the NYSE listing standards. In accordance with these guidelines, an independent director or nominee must be determined to have no material relationship with the Company other than as a director. These guidelines specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent registered public accounting firm. They also prohibit Audit, N&CG and LD&C Committee members from having any direct or indirect financial relationship with the Company. In addition, directors may not be given personal loans or extensions of credit by the Company pursuant to SEC’s requirements, and all directors are required to deal at arm’s length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

In accordance with these guidelines, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates in each of the most recent three completed fiscal years. The Board also considered whether there were any transactions or relationships between the Company and a director or any members of a director’s immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). In particular, the Board considered the relationship between Daniel Moloney and Siris Capital Group, LLC (“Siris”) and its wholly-owned subsidiary, Triangle Private Holdings II, LLC (“Triangle”). Siris acquired Polycom, Inc. (“Polycom”) immediately prior to the Company’s Acquisition of Polycom on July 2, 2018, Triangle was Polycom’s sole stockholder and, pursuant to the Company’s Stock Purchase Agreement with Triangle, Triangle owned approximately 17.8% of Plantronics’ issued and outstanding stock. However, Triangle sold all of its Plantronics stock in two block sales to a broker-dealer on August 27, 2020 and November 23, 2020. As a result of the first block sale, one of the directors previously appointed to Plantronics’ Board resigned pursuant to the Stockholder Agreement with Triangle. The second director, Mr. Moloney entered into a waiver and acknowledgement on August 26, 2020, whereby the Board agreed to retain Mr. Moloney in his capacity as an individual director and not a representative of Triangle. In determining whether Mr. Moloney qualified as an independent director, the Board considered the fact that Triangle and Siris sold all of their holdings in the Company’s stock as of November 23, 2020, and that Mr. Moloney has not received compensation from the Company (other than in his capacity as a member of the Board) or any of its affiliates, including Polycom, since July 2, 2018. The Board also considered the Company’s relationship with Digital River, Inc., a vendor with whom the Company had an existing relationship prior to the acquisition of Polycom for e-commerce services, and which is a wholly-owned subsidiary of Siris. As a consequence of this relationship, Digital River is considered a related party under ASC 850, Related-Party Disclosures. The Company had immaterial transactions with Digital River during Fiscal Years 2022, 2021 and 2020. Accordingly, after considering the independence rules of the NYSE, discussions with members of the Board, and consideration of other relevant facts and circumstances of Mr. Moloney’s relationship to the Company, the N&CG Committee and the Board determined that Mr. Moloney has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and deemed that he would qualify as an independent director effective as of July 3, 2021.

As of result of this review, the Board has determined that, except for David M. Shull (who was appointed as CEO on September 8, 2020), none of our other director nominees standing for re-election has a material relationship with the Company (directly or indirectly through applicable relatives as a partner, stockholder, or officer of an organization that has a relationship with the Company), other than as a director of the Company. The Board has further determined that all of our current directors, other than Mr. Shull who is considered not to be independent because of his employment with the Company, are independent under the listing rules of the NYSE and the Company’s Corporate Governance Guidelines and Director Candidates Nomination Policy.

Board Leadership Structure

Our Corporate Governance Guidelines require that the roles of Chairman and the CEO be separate. Historically, the Company has had different persons serving in these positions, except for a period of approximately seven months as noted below where Robert Hagerty, the Board’s Chair, served as Interim CEO while the Board conducted a search for a new permanent CEO.

The Board’s current leadership structure is characterized by:

•	A separate Chairman of the Board and CEO;

•	A robust committee structure consisting entirely of independent directors with oversight of various types of risks; and

•	An engaged and independent Board.

The Chairman is, at all times, selected from our independent non-employee directors. Notwithstanding the foregoing, if at any time the CEO either resigns or is terminated as, or otherwise is not able to perform the function of, the Company’s CEO for any reason, then the Board may appoint the Chairman or another Board member to act as an Interim CEO, and in such event, the offices of the Chairman and the CEO may be held by the same person until such times as a replacement CEO is appointed. In such event, the Board is required to appoint, as soon as reasonably practicable, a non-employee Director to serve as the Board’s Lead Independent Director to perform the functions as described in the Company’s Lead Independent Director Charter (located on the Governance Portal) for the period of time that the Chairman and CEO positions remain combined.

The Board also believes that the Company’s corporate governance measures ensure that strong, independent directors continue to effectively oversee the Company’s management and key issues related to executive compensation, CEO evaluation and succession planning, strategy, risk, and integrity. The Corporate Governance Guidelines provide, in part, that:

•	Independent directors comprise a substantial majority of the Board;

•	Directors are elected annually by a majority vote in uncontested director elections;

•	Only independent directors serve on the Audit, LD&C and N&CG Committees;

•	The committee chairs establish their respective agendas;

•	The Board and committees may retain their own advisors;

•	The independent directors have complete access to management and employees;

•	The independent directors meet in executive session without the CEO or other employees during each regular Board meeting; and

•	The Board and each committee regularly conduct a self-evaluation to determine whether the Board and its committees function effectively.

Another key responsibility of the Board is ensuring that an effective process is in place to provide continuity of leadership over time at all levels within the Company. Annually, the Board, either directly or through its LD&C Committee, conducts a review on succession planning. During this review, the Board may discuss a variety of topics, including future candidates for senior leadership positions, succession timing for those positions, and development plans for candidates believed to have the highest potential. The Board or any of the directors may identify, evaluate or nominate potential successors to the CEO and may similarly do so for other senior leadership positions. This process promotes continuity of leadership over the long-term and forms the basis on which we make ongoing leadership assignments.

Board and Committee Meetings and Attendance

The Board held 14 meetings during Fiscal Year 2022. The directors met five times in executive session without the CEO present. During each member’s tenure on the Board in the last fiscal year, each director attended more than 90% of the aggregate number of Board and applicable Committee meetings.

Our Board is responsible for providing oversight over the Company’s business, including the strategic direction, as well as the management and financial and operational execution to best support the business for long-term success. To effectively support all of its responsibilities, the Board had three standing committees during Fiscal Year 2022: an Audit Committee, a LD&C Committee and an N&CG Committee, each of which is described below. As noted above, effective May 11, 2021, the Board dissolved the M&A Committee, which it determined would instead be formed on an ad hoc basis, as necessary. On November 19, 2021, the Board established an ad hoc Strategic Committee of the Board to oversee the process of considering strategic alternatives, including the HP Merger. See the table in the section “Directors and Committee Members” above for a listing of the members and chairs of each committee.

Each of the Audit, N&CG and LD&C Committees has adopted a written charter that is available on the Governance Portal. This information is also available in print to any stockholder who makes a request to Poly, 345 Encinal Street, Santa Cruz, California 95060, Attn: Investor Relations.

AUDIT COMMITTEE

Members:	Primary Functions and Additional Information

º  Marshall Mohr (Chair)

º  Kathy Crusco

º  Gregg Hammann

º  Talvis Love

Meetings in Fiscal Year 2022: 8

The Board of Directors has determined that all members of the Audit Committee are independent under the applicable rules and regulations of the NYSE and the SEC.

The Board has determined that each of Mr. Mohr and Ms. Crusco is, and at all times during Fiscal Year 2022 was, an “audit committee financial expert” as defined by SEC rules.

º  Oversees the accounting and financial reporting processes of the Company and audits of the consolidated financial statements, including overseeing the audit functions.

º  Reviews the independence and performance of our independent registered public accounting firm and our internal auditors.

º  Assists the Board in oversight and monitoring of legal and regulatory requirements, including, without limitation, cybersecurity, data privacy and security and business continuity matters.

º  Oversees the Company’s ethical compliance program; including oversight of the Company’s Code of Conduct and Ethics Reporting and Non-Retaliation Policy, Insider Trading Policy, Conflicts of Interest Policy and CEO Delegation of Authority Policy.

º  Report to the Board and provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant matters within its oversight role that require the attention of the Board.

º  Prepares the report that is required to be included in this proxy statement attached as Appendix A.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Members:	Primary Functions and Additional Information
º Gregg Hammann (Chair) º Kathy Crusco º Brian Dexheimer º Daniel Moloney Meetings in Fiscal Year 2022: 5

º  Reviews with executive leadership the proper culture, leadership dynamics and performance goals for the CEO and her/his direct reports and Section 16 officers.

º  Reviews culture development and evolution, including the Company’s programs related to pay parity, diversity and inclusion, leadership development, strategic succession planning and talent management, review of employee recruitment, development and retention of the Company’s employees.

º  Evaluates and recommends for approval by the Board, as necessary, the Company’s various compensation plans, policies and programs.

º  Determines and approves salaries, incentives and other forms of compensation for directors, executive officers (including our CEO) and certain other highly compensated employees.

º  Administers various incentive compensation and benefit plans.

º  Oversees risk management in the design and implementation of our compensation plans.

º  Reviews and discusses with management the proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in our proxy statement.

º  May form and delegate subcommittees when appropriate.

º  Prepares the report that is required to be included in this Proxy Statement attached as Appendix B.

º  See also, the section entitled “Executive Compensation” for additional information regarding our compensation policies and practices.

The LD&C Committee has delegated the authority, within guidelines it has established and as set forth in our Amended and Restated 2003 Stock Plan, to the Management Equity Committee to make equity grants to employees who are not senior executive officers. Each member of our Management Equity Committee, which consists of our CEO, our Executive Vice President and Chief Financial Officer, our Senior Vice President, People, and our Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary, has the authority to grant restricted stock unit awards and stock options.

STRATEGIC COMMITTEE

Members:	Primary Functions and Additional Information

º Robert Hagerty (Chair) º Marv Tseu º Brian Dexheimer º Marshall Mohr Meetings in Fiscal Year 2022: 19

º  Oversees and provides assistance to Poly management and our advisers with respect to strategic alternatives, including the HP Merger.

º  Explores, evaluates, considers, reviews and negotiates the terms and conditions of any strategic alternatives, including any sale of Poly.

º  Takes such other actions with respect to any strategic alternative as the Strategic Committee deemed necessary, appropriate or advisable.

º  Recommends what action, if any, that the Board should take with respect to any strategic alternative.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:	Primary Functions and Additional Information

º  Brian Dexheimer (Chair)

º  Robert Hagerty*

º  Guido Jouret

º  Yael Zheng

Meetings in Fiscal Year 2022: 4

The Board has determined that each member of the N&CG Committee does, and did at all times during their respective tenures on the N&CG Committee in Fiscal Year 2022, meet the requirements for independence as defined by the NYSE listing standards and under the Securities Exchange Act.

º Assists the Board in identifying and interviewing potential additions or replacement members of the Board, to ensure that qualified director candidates with a diversity of gender, ethnicity, tenure, skills and experience are included by the Company or any search firm it engages in each pool of candidates from which Board nominees are chosen.

º Assists the Board in evaluating governance risks and develops and recommends to the Board the appropriate governance guidelines for us, the Board and management.

º Oversees the evaluation of the Board and management.

º Recommends to the Board director nominees for each committee.

º Oversees the orientation program for new directors and continuing education for directors.

º Reviews the Company’s policies, programs and initiatives for employee diversity and inclusion and provides guidance to the board on diversity matters.

º Periodically reviews updates from the Company on significant ESG and other corporate social responsibility and sustainability initiatives, policies and practices and makes recommendations to the Board, as appropriate.

Identification of Director Candidates; Stockholder Nominations and Recommendations; and Director Qualifications

Our N&CG Committee oversees the process for selecting director candidates, including identifying and evaluating individuals who the Committee believes are qualified to become Board members. Important criteria for Board membership include the following:

•	Members of the Board should be individuals of high integrity and independence, and substantial accomplishments;
•	Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment;
•	The background core competencies, skills and experience of members of the Board should be in areas important to Poly’s operations; and

•	The composition of the Board should reflect the benefits of diversity as to gender, ethnic background, and experience.

Generally, it is the policy of the N&CG Committee to review the qualifications of and consider any director candidates who have been properly recommended or nominated by a stockholder on the same basis as candidates identified by management, individual members of the Board or, if the N&CG Committee determines, a search firm hired to identify candidates.

When evaluating a candidate, the N&CG Committee evaluates the current composition and size of the Board, the candidate’s qualifications, the needs of the Board and its respective committees, and such other factors it may consider appropriate.

Following the N&CG Committee’s identification of potential candidates, the N&CG Committee Chair, the Board Chair and other Board members, including our CEO, interview the prospective candidates and selects those for consideration who best suit the Board’s current needs. The Board reviews such recommendations and determines submissions for election at the next annual stockholder meeting in which directors will be elected or fill any vacancies on the Board. The N&CG Committee also focuses on overall Board-level succession planning at the director level, periodically reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the N&CG Committee recommends an increase in the size of the Board or a vacancy occurs, the N&CG Committee considers qualified nominees from several sources, including current Board members and nominees recommended by stockholders and other persons.

The N&CG Committee may from time to time retain a director search firm to help the Committee identify qualified director nominees for consideration by the Committee. In 2021, the Committee retained Russell Reynolds, who recommended Mr. Love who joined our Board in September of 2021, and to help identify future Board candidates.

Board Refreshment

Our N&CG Committee regularly evaluates Board succession planning, including Board refreshment practices and leadership structure, to ensure that the Board and each of its standing committees include the right balance of tenured directors, who provide continuity and historical perspective, and new directors, who bring new ideas and fresh perspectives into the boardroom.

Over the past several years, we have added new independent Directors to infuse the Board with relevant experience that supports our changing business strategy and operating environment. The N&CG Committee’s succession planning process is on-going and throughout the year, our N&CG Committee strives to maintain a continuous pipeline of highly qualified director candidates with particular attributes, experience and skills designed to enhance the Board’s effectiveness and to achieve the Company’s business objectives. Our commitment to board refreshment has been demonstrated through our Board’s robust assessment and succession planning efforts as follows:

Independent Board Chair	Our Board Chair and Vice Chair are independent directors who bring strong, independent Board leadership and functioning.

Board Independence	90%* of our Directors are independent to ensure the integration of good corporate governance practices.

Strong Board Diversity

Currently 36% of the board is comprised of gender or ethnically diverse Board members, demonstrating our commitment to building a diverse Board that reflects the whole breadth of our stakeholders: stockholders; customers; and employees.

Committee Rotation	Our Board also periodically rotates committee members to more closely align business, financial and governance expertise with committee oversight responsibilities.

Director Succession	Over the last several years, we have added new independent directors to infuse the Board with relevant experience and skills that support our evolving business strategy and operating environment.

Average Tenure	We have the right mix of tenure, with 6 out of our 11 independent directors joining us since 2018. The average tenure for our independent directors is ~ 9 years.

No Arbitrary Age or Term Limits	We do not impose arbitrary mandatory retirement age or term limits

Balanced Director Mix

The N&CG Committee annually utilizes a skills matrix to assess the capabilities of the current directors with the current needs of the Board. We believe our director nominees bring a balance of experience and fresh perspective to our boardroom, with a varied mix of strategic planning, industry background, and financial and operational expertise.

*See “Corporate Governance - Director Independence” above for further discussion.

Board Diversity

In selecting candidates for recommendation to the Board, the N&CG Committee annually reviews the size and composition of the Board to ensure qualified director candidates with a broad diversity of professional experience, skills, backgrounds, tenure, gender, race, national origin and ethnicity are included by the Company or any search firm it engages in each pool of candidates from which the Board nominees are chosen to ensure that each director brings a different viewpoint and different skills to the Board. The Board and the N&CG Committee also believe that diversity is an important factor in reviewing and selecting qualified director candidates to serve on the Board and they, along with Poly’s senior management, are committed to building a diverse, inclusive and collaborative culture and view diversity at the Board and senior management levels as an essential element in supporting the attainment of Poly’s strategic objectives and its sustainable development. In considering candidates and nominees for the Board, the N&CG Committee considers the entirety of each candidate’s credentials in the context of these standards and actively considers diversity in recruitment and nomination of directors, including factors such as gender, race, ethnicity, sexual orientation, and national origin. The N&CG Committee also reviews the Company’s policies, programs and initiatives for employee diversity and inclusion and provides guidance to the Board on diversity matters.

We believe our current Board composition strikes the right balance in terms of size, independence, expertise and average tenure as well as our ongoing efforts and the continued importance of diversity to the Board. For more information about our director nominees, see the section entitled “Proposal One - Election of Directors” below.

Director Commitments / No Over-boarding

Each director must ensure that other existing and anticipated future commitments do not materially interfere with her or his service to the Company. In accordance with our Corporate Governance Guidelines and our Nominating and Corporate Governance Committee Charter, the N&CG Committee considers the number of boards of directors of other public companies on which a candidate serves. Under these governance documents and to avoid “over-boarding” no director may serve on the boards of more than four additional public companies. If a director is also a named executive officer of a public company, including a chief executive officer, such director may not serve on more than two (2) public company boards, including our Board. Directors are required to advise the N&CG Committee of any invitations to join a board of any other public company prior to accepting another directorship. With respect to Audit Committee members, no member may concurrently serve on the audit committee of more than three public companies, unless our Board determines such simultaneous service and related time commitments will not impair her or his ability to effectively serve on the Audit Committee, she or he takes steps to address any related issues and we disclose that determination in our Proxy Statement. Upon the evaluation and recommendation of our N&CG Committee, our Board has determined that Ms. Crusco’s service on the audit committees of three other public companies would not impair her ability to effectively serve on our Audit Committee. Specifically, our Board believes that Ms. Crusco has satisfactory time to commit to our Audit Committee and Board responsibilities, and that the meetings of the other audit committees do not overlap with or interfere with her ability to be fully prepared and present at all of our Audit Committee meetings. Ms. Crusco attended 100% of Audit Committee and Board meetings during Fiscal Year 2022.

Proxy Access

The Company’s amended and restated bylaws include “proxy access” by which eligible stockholders may nominate director candidates for inclusion in our Proxy Statement and form of proxy card. Proxy access may be used by a stockholder or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the conditions, including, without limitation, the advance notice requirements, specified in the bylaws. The Company believes that certain safeguards as to ownership threshold and duration of ownership are important to assure that proxy access is not misused by those without significant economic interest in the Company or those driven by short term goals.

Stockholders wishing to nominate persons for election to the Board can do so by timely filing a Nominee Solicitation Statement with our Corporate Secretary which, in accordance with our Director Candidates Nomination Policy and our bylaws, contains, among other things, certain information concerning the nominee and the stockholder nominating such nominee and other information in compliance with the bylaws. For a further description of the process and procedures concerning the submission of a Nominee Solicitation Statement, see “Questions and Answers About the Proxy Materials and the Annual Meeting - What is the Deadline for Receipt of Stockholder Proposals for the 2023 Annual Meeting of Stockholders” above. Additional information regarding our policies with respect to director nominations can be found in our bylaws, our Corporate Governance Guidelines and our Director Candidates Nomination Policy, all of which are posted on the Governance Portal.

Director Change in Primary Job Policy

The Board reviews the appropriateness of the continued service of directors who change their primary employment subsequent to their appointment or most recent election to the Board. If a director changes his or her primary job during his or her term of office, such director must submit a letter to the Board that (i) describes the circumstances surrounding the change; and (ii) contains an offer to resign from the Board. The Board then evaluates the circumstances surrounding the change and determines if the change will adversely affect the director’s ability to perform his or her duties as a member of the Board. If so, the Board will accept the director’s resignation.

Board and Committee Evaluations

Our N&CG Committee oversees the self-evaluation of the Board. In Fiscal Year 2022, we engaged outside counsel to conduct interviews with each director regarding, among other things, Board membership, structure, performance and areas for improvement. Following the interviews, the results were discussed with the Chair of the Board and presented to the full Board. While this formal self-evaluation is conducted on an annual basis, directors share perspectives, feedback and suggestions year-round.

Board Role in Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of long-term organizational performance and enhance stockholder value. Fundamentals of our risk management include understanding the risks we face, management’s processes for managing the risks and determining our appropriate level of risk tolerance. Our management is responsible for day-to-day business risk management, including disaster and crisis management, business and financial risk, strategic risk, legal risk, corporate governance risk and compliance risk. The Board, as a whole and through its committees, has the ultimate oversight responsibility for the risk management process.

Each of the Board committees focuses on particular aspects of risk management.

The Audit Committee regularly discusses and evaluates policies concerning risk assessment and management, including our major financial, compliance, environmental, social and operational risks, including cybersecurity risks, and steps management takes to monitor and control such risks. The Audit Committee also oversees our independent registered public accounting firm and our annual audit, including reviewing our key financial risk areas with our independent auditors.

Additionally, our Head of Internal Audit, whose appointment and performance is reviewed and evaluated by the Audit Committee and who has direct reporting obligations to the Audit Committee, is responsible for leading the formal risk assessment and management process within the Company. The Internal Auditors, through consultation with the Company’s senior management, periodically assess the major risks facing the Company and work with those executives responsible for managing each specific risk. The Head of Internal Audit periodically reviews with the Audit Committee the major risks facing the Company and the steps management has taken to monitor and mitigate those risks. The Internal Auditor’s risk management report, which is provided in advance of the meeting, is reviewed with the entire Board by either the Chair of the Audit Committee or the Head of Internal Audit.

In its design of our overall compensation policies, programs and philosophy, the LD&C Committee assists the Board to manage incentives for short and long-term performance and performs an annual review of the Company’s compensation policies and practices for its employees, including pay equity, diversity and inclusion.

The N&CG Committee assists the Board to fulfill its oversight responsibilities concerning risks associated with corporate governance and Board organization, membership, structure, and succession planning for directors. This Committee reviews our corporate governance structures and recommends compliance and corporate governance principles and practices to the Board. The N&CG Committee also provides oversight of ESG activities as further described below in “Board Oversight of Environmental, Social and Governance Matters.”

The M&A Committee is no longer a standing committee and will continue to meet on an ad hoc basis to advise management during various stages of mergers, acquisitions and divestitures, including early discussions and assessments as well as post-acquisition integration or post-divestiture separation activities. The M&A Committee has authority to approve management actions with regard to any potential merger, acquisition or divestiture transaction that involves $25 million or more.

As described in our relevant filings with the SEC related to the Merger Agreement and the HP Merger, the Strategic Committee was established to provide assistance to, and oversight of, Poly management in its discussions with HP, as well as in view of the possibility that the Board could elect to undertake a broader review of strategic alternatives in connection with discussions with HP. The Board authorized and instructed the Strategic Committee to, among other things: (1) oversee and provide assistance to Poly management and our advisers; (2) explore, evaluate, consider, review and negotiate the terms and conditions of any strategic alternative, including any sale of Poly; (3) take such other actions with respect to any strategic alternative as the Strategic Committee deemed necessary, appropriate or advisable; and (4) recommend what action, if any, that the Board should take with respect to any strategic alternative. The Board retained the power and authority to approve the final decision on pursuing a strategic alternative, including a sale of Poly.

Management’s Role in Risk Management and Mitigation

Company’s Management:

•	Provides consultation to the Auditor when he or she assesses the major risks facing the Company;

•

Manages and mitigates risks (e.g., new cross-functional Environmental Social and Governance and Inclusion Diversity Education and Awareness committees were formed to advance diversity, social justice, equality and equity in our workplaces, and workplace safety and sustainability business practices globally); and

•	Reports, as needed, to the full Board on how a particular risk is being managed and mitigated, including risk identified by our Enterprise Risk Assessment.

The Board believes that its oversight of risks, primarily through delegation to the Audit Committee, but also through delegation to other committees to oversee specific risks within their areas of responsibility and expertise, and the sharing of information with the full Board, is appropriate for a diversified technology company. The chair of each committee that oversees risk provides a summary of the matters discussed with the committee to the full Board following each committee meeting. The minutes of each committee meeting are also available to all Board members.

Board Oversight of Environmental, Social and Governance Matters

We are committed to creating the right kind of long-term impact in the world, not just because it matters to our employees, our customers and our investors, but because it is part of who we are as a company. We know we are part of a larger global community and make decisions as good stewards of the earth, its resources, and its people.

Our sustainability strategy focuses on the Environmental, Social and Governance (“ESG”) issues that we believe will positively impact our stakeholders and wider society and drive value for our business. The strategy focuses on three key priorities: delivering low carbon solutions, keeping people safe and secure, and being a destination employer. These three pillars are underpinned by strong governance and supported by our deeply ingrained culture, values, and behaviors.

Below is a summary of our efforts within each of our ESG practices. For more information, please refer to our website at https://www.poly.com/us/en/about/corporate-responsibility.

ESG HIGHLIGHTS
Environmental

• We believe that our current manufacturing and other operations comply, in all material respects with applicable environmental laws and regulations. We are required to comply, and we believe we are currently in compliance with the European Union and other Directives on the Restrictions of the use of Certain Hazardous Substances in Electrical and Electronic Equipment and on Waste Electrical and Electronic Equipment requirements.

• We also recognize that climate change is a global emergency that requires urgent action and we may be subject to new and future requirements relating to climate change laws and regulations. Our California corporate offices have historically experienced, and are projected to continue to experience, climate-related events including wildfires and air quality impacts, power shut-offs associated with wildfire prevention, drought and water scarcity, and warmer temperatures. Although, we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver products and services to our customers and cause us to incur substantial expense.

• Our goal is to deliver absolute emissions reductions across our Company, our products, and for our customers. Our new Low Carbon strategy reflects our commitments to measuring, monitoring, and reducing emissions from both our direct (Scopes 1 and 2) and indirect (Scope 3) operations. We are reporting on our progress and performance in reducing energy use and operational carbon emissions, which has been third-party verified. Our goals for energy usage and direct operational emissions reduction targets are as follows: 100% renewable energy used across all global sites by 2030; Carbon neutral emissions for scopes 1 and 2 by 2035; and net zero carbon emissions for scope 3 by 2050.

• We also are committed to sustainable product design and perform life-cycle assessments (“LCA’s”) which include detailed greenhouse gas (“GHG”) emissions profiles for each key stage of development on three of our most popular products. We align these assessments to best practice guidelines and standards including PAS 2050:2011, a publicly available specification that provides a recognized method for assessing the life-cycle GHG emissions of products. We use the findings to identify emissions hotspots and improve design where possible.

• COVID-19 has been a critical catalyst to changing working habits, and a massive accelerant to the digital transformation already reshaping the working world. It has transformed the way people communicate, dramatically reducing the need for travel in the process. Hundreds of thousands of customers, companies, and institutions around the world use Poly products to come together and collaborate as if they were in the same place. Not only does this save them time and money, but also it can drastically reduce their impacts on climate change from travel.

Inclusion, Diversity, Education and Awareness (IDEA) at Poly

• We embrace different cultures and perspectives, believing in respect for all human beings. IDEA at Poly is at the very heart of who we are and what we do. We encourage everyone to speak up and constructively challenge and nurture a culture of sensitive curiosity where diverse perspectives are valued and encouraged. We foster a culture of ally ship and growth mindset and are united by our collective purpose and common set of organizational values that are core to our mission and culture. To do that, our employees must feel empowered to bring their authentic selves to work.

• We lead with inclusion and empower everyone to do their best work as their best selves, regardless of their sex, gender identity or expression, race, age, religious creed, national origin, physical or mental disability, ancestry, color, marital status, sexual orientation, military or veteran status, status as a victim/ survivor of domestic violence, sexual assault or stalking, medical condition, accessibility needs, genetic information, or any other protected class or category recognized by individual countries laws. Our employee resource groups (PRIDE, Women’s Leadership Group, Accessibility and Inclusion, Veterans, Parents & Caregivers, and Hue (our underrepresented minorities community) are a critical force within Poly. Our employee resource groups tell our story through events and experiences, play a key role in our recruitment strategy, drive an inclusive culture, and ensure that diversity is front and center at Poly. To help us drive change and make sure the initiatives we create resonate across the globe in every country in which we operate in, we created our IDEA. IDEA is a global team collaborates to learn, create, strategize, and make sure our diversity and inclusion programs hit the mark with our employees around the world. Our IDEA team members are our ambassadors for all things inclusion and diversity and are our agents of change.

• We monitor our progress. We are setting aspirational goals for our executives and functions around changing their demographics using data to drive change. Poly has an organization-wide focus to improve recruitment and retention of women and ethnic minorities. As of April 2, 2022, Poly had the following attributes:

		Female %	Minority %
	Employees	48%	33% of U.S. Employees(1)
	Executives (reports to CEO)(2)	33%	22%
Social / Human Capital Management

• We believe in a purposeful culture and encourage our employees to support their passions in the workplace, including their desire to create a healthier planet. Our sustainability committee helps to ensure we are doing our part as a company, and we provide our employees with time off to volunteer for causes that are important to them. As a product company, we design our products with environmental benefits in mind.

Total Rewards

• We believe that our current manufacturing and other operations comply, in all material respects with applicable environmental laws and regulations. We are required to comply, and we believe we are currently in compliance with the European Union and other Directives on the Restrictions of the use of Certain Hazardous Substances in Electrical and Electronic Equipment and on Waste Electrical and Electronic Equipment requirements.

[1]	Percentage of U.S. Employees
[2]	Executives are employees who report directly to the Chief Executive Officer.

• We also recognize that climate change is a global emergency that requires urgent action and we may be subject to new and future requirements relating to climate change laws and regulations. Our California corporate offices have historically experienced, and are projected to continue to experience, climate-related events including wildfires and air quality impacts, power shut-offs associated with wildfire prevention, drought and water scarcity, and warmer temperatures. Although, we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver products and services to our customers and cause us to incur substantial expense.

• Our goal is to deliver absolute emissions reductions across our Company, our products, and for our customers. Our new Low Carbon strategy reflects our commitments to measuring, monitoring, and reducing emissions from both our direct (Scopes 1 and 2) and indirect (Scope 3) operations. We are reporting on our progress and performance in reducing energy use and operational carbon emissions, which has been third-party verified. Our goals for energy usage and direct operational emissions reduction targets are as follows: 100% renewable energy used across all global sites by 2030; Carbon neutral emissions for scopes 1 and 2 by 2035; and net zero carbon emissions for scope 3 by 2050.

• We also are committed to sustainable product design and perform life-cycle assessments (“LCA’s”) which include detailed greenhouse gas (“GHG”) emissions profiles for each key stage of development on three of our most popular products. We align these assessments to best practice guidelines and standards including PAS 2050:2011, a publicly available specification that provides a recognized method for assessing the life-cycle GHG emissions of products. We use the findings to identify emissions hotspots and improve design where possible.

• COVID-19 has been a critical catalyst to changing working habits, and a massive accelerant to the digital transformation already reshaping the working world. It has transformed the way people communicate, dramatically reducing the need for travel in the process. Hundreds of thousands of customers, companies, and institutions around the world use Poly products to come together and collaborate as if they were in the same place. Not only does this save them time and money, but also it can drastically reduce their impacts on climate change from travel.

Social / Human Capital Management

Health, Safety, and Wellness

• The health, safety, and wellness of our employees is a priority in which we continue to invest. These investments and the prioritization of employee health, safety (both physical and psychological), and wellness took on particular significance in Fiscal Year 2022 in light of COVID-19. We provide our employees and their families with access to a variety of innovative, flexible, and convenient health and wellness programs. Program benefits are intended to provide protection and security, so employees can have peace of mind concerning events that may require time away from work or that may impact their financial well-being. Additionally, we provide programs to help support employee physical and mental health by providing tools and resources to help them improve or maintain their health status, encourage engagement in healthy behaviors, and offer choices where possible so they are customized to meet their needs and the needs of their families.

• In response to the COVID-19 pandemic, we implemented significant changes, that we determined were in the best interest of our employees, as well as the communities in which we operate, in compliance with government regulations. These changes included having the vast majority of our employees work from home, whenever possible while implementing additional safety measures for employees continuing critical on-site work. A number of employees critical to maintaining our essential engineering, manufacturing, repair, and logistics functions have continued to work from Poly locations globally. To protect and support our essential team members, we have implemented health and safety measures that included maximizing personal workspaces, changing shift schedules, providing personal protective equipment, and instituting mandatory screening before accessing buildings, including enhanced safety measures in our Tijuana manufacturing facility, which included those measures noted above, as well as providing COVID-19 vaccines to our employees and their immediate families, as well as other workers, at our manufacturing facility on a voluntary basis free of charge, on premises medical staff, private bus transportation to and from the facility, routine temperature screenings and increased sanitation measures.

Total Rewards

• Our team is global, and we offer compelling global incentives to reinforce our performance-driven culture and attract and reward leading talent. We offer global competitive and meaningful total rewards programs that meet the diverse needs of our employees, while also reflecting local market practices.

• Our total rewards approach is designed to deliver cash, equity, and benefit programs that are competitive with those offered by leading companies in the technology industry and reflect anticipated local market demands and evolving business needs. Other than the base salary program, all of our cash and equity programs are dependent upon the achievement of individual and Company performance. In addition to competitive salaries and bonuses, we grant equity-based compensation to a critical portion of our employees. Equity serves as a key component in attracting, retaining, and motivating our employees. We also provide the opportunity for equity ownership through our employee stock purchase plan. For our compensation philosophy related to our Executives,[2] see the “Compensation Discussion and Analysis” section of this Proxy Statement.

• We provide competitive benefits that include retirement planning, health care, parental leave, flexible paid time off, and appreciation events for employees. In addition, we offer benefits to support our employees’ physical and mental health by providing tools and resources in areas such as digital training programs to help people improve mental well-being, flexible fitness platforms for physical activity, and telehealth services. We also offer a support platform for maternity and family benefits and a caregiver solution providing support for families of children with learning, social, or behavioral challenges in selected locations.

• We offer flexible work/life programs that embrace and engage our diverse population. We offer a unique peer to peer recognition program that reinforces our culture, values, leadership and operating principles.

Talent Development

• We offer learning and development opportunities that enable our workforce to acquire and expand skills and knowledge and have a meaningful and fulfilling career. To help employees succeed in their current roles, we provide formal training programs and curriculums in addition to on-the-job training. Our learning and development portal provides our employees with valuable resources such as a comprehensive online learning management program with training and development tools on a broad range of topics and skills.

Access to Board of Directors Policy

Our Access to Board of Directors Policy outlines methods by which stockholders or any interested party may contact the Board, or any member of our Board, including the Chairman or Vice Chairman who preside at executive sessions of the non-employee directors as a group. For further information, see the Governance Portal.

Directors’ Attendance at Annual Meetings

We recognize attendance by our directors at annual stockholder meetings can provide investors with an opportunity to communicate with directors about issues affecting us. We encourage all of our directors to attend our annual meetings. If a director cannot attend in person, we encourage directors to attend telephonically.

Director Orientation and Continuing Education

Our orientation programs familiarize new directors with Poly’s businesses, strategic plans, and policies, and help prepare them for their role on their assigned committees. Continuing education programs assist directors in maintaining skills and knowledge necessary for the performance of their duties.

Our Corporate Governance Guidelines encourage our directors to participate in continuing education programs on an “as needed” basis. In May 2021, our Board approved a modification to the Outside Director Compensation Policy to provide for the following reimbursement of reasonable expenses of attendance by a director at such programs: $4,000 for new directors and $1,000 per year for existing directors up to a maximum reimbursement of $3,000. The Board has a practice of receiving regular updates on corporate governance at Board meetings and directors also are encouraged to report out on the courses they have completed.

Additionally, the Board meets quarterly to review our business as part of its ordinary Board meeting cadence. Topics vary at the Board meetings, but in general directors are updated on our financial plan, key performance indicators, corporate strategy, product portfolio, operations and manufacturing, sales and go to market strategy. During these discussions directors may be briefed on industry trends, market size and market share based on information gathered by and from third party industry analysts overlaid with our specific comparative data and competitor and product-specific data. Members of the corporate management and business teams present on a regular basis to the Board. In addition, for further exposure to our operations, Board meetings have included visits to the Company’s offices and manufacturing facilities worldwide.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our Board has nominated the following eleven individuals for election to the Board at the Annual Meeting. All nominees are current directors, however at the Annual Meeting, one nominee will be standing for election to the Board by our stockholders for the first time, Talvis Love, who was appointed by the Board in September 2021. His appointment was based upon the recommendation of the N&CG Committee and candidates referred by a third-party search firm retained by our Board.

The following table provides certain information about each nominee for director as of July 8, 2022 and see “Business Experience and Qualifications of Directors/Nominees” below for more information about each of our director nominees.

Name of Director	Age	Position(s) with the Company	Director Since

Robert Hagerty	70	Independent Director (Chairman and Former Interim CEO)	2011

Marv Tseu	74	Independent Director (Vice Chairman & Former Lead Independent Director)	1999

David M. Shull	49	Non-Independent Director & CEO	2020

Kathy Crusco	57	Independent Director	2018

Brian Dexheimer	59	Independent Director	2008

Gregg Hammann	59	Independent Director	2005

Guido Jouret	56	Independent Director	2018

Talvis Love	54	Independent Director	2021

Marshall Mohr	66	Independent Director	2005

Daniel Moloney	63	Independent Director	2018

Yael Zheng	57	Independent Director	2020

For purposes of election by our stockholders at the Annual Meeting, each of these nominees was nominated and recommended by the Board, including all the N&CG Committee members. We believe that the nominees above bring valuable experience and perspective to our Board.

Unless otherwise instructed, the Proxyholders will vote the proxies they hold for each of the 11 persons nominated by the Board. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill such vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director and all nominees have consented to act as a director. The term of office for each person elected will continue until the next annual meeting or until a successor has been elected and qualified.

If the HP Merger is completed prior to the scheduled date of our Annual Meeting on August 22, 2022, we expect that the members of our Board of Directors will not continue in their roles after the HP Merger.

Vote Required

Each nominee will be elected by the vote of the majority of the votes cast with respect to the nominee if a quorum is present. In this context, a majority of the votes cast means the number of shares voted “FOR” a nominee must exceed the number of votes cast “AGAINST” such nominee.

In accordance with our Corporate Governance Guidelines with respect to majority voting in director elections, as a condition to nomination each director has submitted a contingent resignation of his or her membership on the Board in writing to the Chair of the N&CG Committee. The Board may elect to accept the resignation if a director fails to receive a majority of votes cast with respect to his or her re-election at the Annual Meeting. If a director nominee fails to receive the requisite vote under the bylaws, the N&CG Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the Annual Meeting election results.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Business Experience and Qualifications of Directors/Nominees

ROBERT HAGERTY
Chairman /Independent (Former Interim CEO)

Business Experience:

Mr. Hagerty serves as Chairman. From February 2020 to September 2020, he served as Interim CEO while the Company conducted a search for a permanent CEO.

Mr. Hagerty previously served as CEO of iControl Networks, Inc., a software and services company for the broadband home management market, from September 2011 to March 2017. From 1998 to June 2010, he served as CEO, President and Chairman of Polycom, Inc., a provider of personal video systems, video and voice collaboration infrastructures and conference phones. Prior to joining Polycom, Mr. Hagerty served as President of Stylus Assets, Ltd., a developer of software and hardware products for fax, document management and Internet communications; held several key management positions with Logitech, Inc., including Operating Committee Member to the Office of the President, and Senior Vice President/General Manager of Logitech’s retail division and worldwide operations; served as Vice President, High Performance Products for Conner Peripherals; and held key management positions at Signal Corporation and Digital Equipment Corporation. He has served on several boards of directors in the past including Smart Technologies, Inc. (a private company), Eye IO (a private company), Palm, Modulus Video, Inc., as Chairman of the Board of Polycom and currently serves in an advisory role at various non-public start-up companies. Mr. Hagerty holds a Bachelor of Science degree in Operations Research and Industrial Engineering from the University of Massachusetts and a Master of Arts degree in Management from St. Mary’s College of California.

Director Since : 2011
Age : 70
Board Committees : -Nominating & Corporate Governance -Strategic Committee (Chair)
Other Public Company Boards : -None

Qualifications:

In addition to serving as the Company’s Interim CEO from February to September 2020, Mr. Hagerty has more than 13 years of experience as a CEO of a public communications technology company and has served on the board of directors for several technology companies. Through his professional experience, Mr. Hagerty has demonstrated leadership capability and extensive knowledge of the communications technology industry. In particular, his deep understanding of the unified communications market is invaluable to a key market in our growth strategy.

MARV TSEU
Independent/ Vice Chair of the Board / (Former Lead Independent Director)

Business Experience:

For a limited period between March 9 through September 8, 2020, Mr. Tseu served as the Company’s Lead Independent Director when Mr. Hagerty served as Interim CEO. Since 2018, Mr. Tseu also has served as the Vice Chair of the Board.

Since January 2022, Mr. Tseu has served as Chief Growth Officer of Vertical Harvest Farms, a company that energizes local food systems via hydroponic, vertical, controlled environmental agriculture to deliver healthier food and futures. Since 2008, Mr. Tseu has served as a managing partner of Waypoint Strategies, a firm which advises companies’ boards, CEOs and management on alignment of roles, responsibilities and actions to improve corporate performance. In April 2014, Mr. Tseu became Chief Operating Officer of Future Ads, LLC, a digital media company. After the merger of Future Ads with Kitara Media Corp., another digital media company, to form Propel Media, Inc., in January 2015, Mr. Tseu was named CEO and appointed to the board of directors of Propel Media where he served until his retirement in May 2020. Previously, from June 2009 to September 2013, Mr. Tseu served as Chief Operating Officer of Exponential Interactive, Inc., a leading global provider of advertising intelligence and digital media solutions to brand advertisers and he has worked in a variety of senior executive sales, marketing and management roles.

From May 2006 to November 2007, Mr. Tseu served as Chief Executive Officer and Director of Axesstel, Inc., a designer and developer of fixed wireless voice and broadband data products. From October 2002 to March 2006, Mr. Tseu served as the Chief Executive Officer and was a founder of Active Reasoning, Inc., a private company that produced resource management software to help enterprises manage their IT operations, which was acquired by Oracle Corporation in 2007. From 2000 to 2002, Mr. Tseu served as a consulting venture partner with ComVentures, LLP, a venture capital firm focusing on communications companies. From February 2001 to July 2001, Mr. Tseu was Chief Executive Officer of Method Networks, Inc., an Internet technology company helping enterprises automate the management of their Internet networks. From October 1999 to October 2000, Mr. Tseu served as President and Chief Executive Officer and was a co-founder of SiteSmith, Inc., a provider of outsourced Internet site operations. From August 1998 to July 1999, Mr. Tseu served as President of Structured Internetworks, Inc., a company engaged in the design and marketing of bandwidth allocation products. Mr. Tseu has a Bachelor of Arts degree in Economics from Stanford University.

Director Since: 1999
Age: 74
Board Committees: -Strategic Committee
Other Public Company Boards: -Propel Media

Qualifications:

Mr. Tseu has more than 30 years of professional experience founding, developing and leading networking and communication companies. His demonstrated record of leadership capability and extensive knowledge of complex financial, managerial and operational issues facing a broad variety of companies provides valuable insight and guidance to the entire Board and the executive management team. Moreover, Mr. Tseu has been a member of the Board since 1999 and thus has the benefit of historical experience relating to the Company and the headset industry as a whole.

DAVID M. SHULL
Non-Independent Director and CEO

Business Experience:

Mr. Shull joined the Company as CEO in September 2020. He most recently served as President and CEO of TiVo Corporation from May 2019 until its merger with Xperi Corporation in June 2020. Prior to leading TiVo, he was Chief Executive Officer of The Weather Channel from January 2016 until its sale in September 2018 and served as Group President, TV of The Weather Channel group from May 2015 to January 2016. Before The Weather Channel, Mr. Shull held various executive roles from October 2004 to May 2014 at DISH Network and EchoStar, including Executive Vice President and Chief Commercial Officer, Senior Vice President, Programming, Senior Vice President and Managing Director, Asia Pacific, and Vice President, Operations. Mr. Shull holds a Bachelor of Art degree in Philosophy from Harvard University and a Masters of Business Administration from Oxford University.

Director Since: 2020
Age: 49
Board Committees: -None
Other Public Company Boards: -None

Qualifications:

Mr. Shull brings more than 16 years of senior leadership experience in digital media, commercial marketing, operations, and telecommunications. He also brings extensive global experience in operational transformation, complex business partnerships, corporate development and capital markets.

KATHY CRUSCO
Independent

Business Experience:

From December 2017 to January 2020, Ms. Crusco served as the Executive Vice President and Chief Financial Officer at Kony, Inc., a privately-held mobile applications solutions provider. Prior to her role at Kony, Inc. Ms. Crusco served as Executive Vice President, Chief Operating Officer and Chief Financial Officer at Epicor Software Corporation, a privately-held software company. Ms. Crusco joined Epicor in May 2011 when the company merged with Activant Solutions, Inc., a business management software company where she served as Senior Vice President and Chief Financial Officer from May 2007 to November 2010, then as Executive Vice President and Chief Financial Officer. She also spent five years at Polycom, including serving as Vice President of Worldwide Finance. Ms. Crusco holds a Bachelor of Science in Business Administration with an emphasis in accounting from California State University, Chico. She has been a member of the board of directors of Calix since September 2017 and was previously a member of the board of directors of Mitchell International from December 2013 to May 2018.

Director Since: 2018
Age: 57
Board Committees: -Audit -Leadership Development & Compensation
Other Public Company Boards: -Calix, Inc. -QAD, Inc. -Duck Creek Technologies	Qualifications: Ms. Crusco has more than 30 years of financial leadership and strategy management experience across the communications, software and cloud markets.

BRIAN DEXHEIMER
Independent

Business Experience:

During his more than 25 years at Seagate Technology, PLC, an industry leading company focused on core elements of data storage in the enterprise and consumer markets, until his retirement in July 2009, Mr. Dexheimer held a variety of sales, marketing and executive management roles including Chief Sales & Marketing Officer; Executive Vice President—Sales, Marketing and Customer Service; and Executive Vice President—Storage Businesses and Corporate Strategy, where he was primarily responsible for company strategy, road map and all go-to-market aspects of the company. In his most recent role prior to his retirement, Mr. Dexheimer served as President—Consumer Solutions, where he was responsible for the development, manufacturing and go-to-market of Seagate’s branded direct attached and network attached consumer products and services. Mr. Dexheimer has a Bachelor of Business Administration degree in Marketing from the University of Portland, a Masters of Business Administration from Pepperdine University and Director Certification from UCLA.

Director Since: 2008
Age: 59
Board Committees: -Nominating & Corporate Governance (Chair) -Leadership Development & Compensation -Strategic Committee
Other Public Company Boards: None

Qualifications:

Mr. Dexheimer has extensive experience in strategy, sales, marketing and general management relating to commercial and consumer products and services. In addition, he has substantial expertise in supply chain management. His deep knowledge of these areas brings valuable insight to our Board.

GREGG HAMMANN
Independent

Business Experience:

Since 2007, Mr. Hammann has served as Chief Executive Officer of Action Advisors, where he assists global companies in strategic planning, succession planning and improving operational results. As part of his role in Action Advisors, from April 2017 to April 2019, Mr. Hammann served as President and Chief Executive Officer and member of the board of directors of MetaCommunications, Inc., a provider of marketing resource and digital project management SaaS-enabled technology. From March 2015 to April 2017, he served as Chief Operations Officer of Sedgwick Claims Management Services, Inc., a technology-enabled claims and productivity management solution provider. From August 2014 to March 2015, he served as Executive Vice President and Chief Strategy Officer of Sedgwick Claims Management Services, Inc. Previously, he was Chairman, President and Chief Executive Officer of publicly-traded Nautilus, Inc., a fitness equipment manufacturer and held executive positions at Levi Strauss & Company, Coca-Cola Company, J.H. Whitney & Co., a private equity firm, and Power Plate North America, a manufacturer of technologically advanced exercise equipment. Mr. Hammann has also held management positions at Famous Footwear, The Rayovac Corporation, and Procter & Gamble. He has also served as a member of a number of other boards of directors including Nautilus, RedEnvelope, Wells Dairy and The National Restaurant Association. Mr. Hammann earned a Bachelors of Business Administration from the University of Iowa, a Master of Business Administration from the University of Wisconsin and SarBox Director Certification from UCLA.

Director Since: 2005
Age: 59
Board Committees: -Leadership Development & Compensation (Chair) -Audit
Other Public Company Boards: None

Qualifications:

Mr. Hammann brings extensive experience as a chief executive officer to our Board and over twenty years of marketing experience with world class brands such as Coca-Cola and Levi Strauss. His contribution to the Board is valuable to our growth as we seek to expand our brand on a global basis.

GUIDO JOURET
Independent

Business Experience:

From May 2021 to October 2021, Mr. Jouret was Chief Development Officer at Plume, the creator of one of the most widely deployed intelligent platforms for Smart Home and Small Businesses Services. From October 2016 to August 2020, Mr. Jouret served as Chief Digital Officer of ABB, Inc., an electrical and automation engineering company where he led its digital transformation. From April 2015 to October 2016, he served as Chief Technology Officer at Nokia, a telecommunications and consumer technology company where he spearheaded the launch and development of the consumer healthcare division. From May 2014 to April 2015, he served as President of Digital Platform for Envision Energy, a wind turbine manufacturer. Prior to May 2014, Mr. Jouret held various positions at Cisco Systems, a worldwide telecommunications equipment provider, most recently serving as General Manager-Internet of Things BU. Dr. Jouret received a Bachelor of Science in Electrical Engineering from Worcester Polytechnic Institute and a PhD in Computing from Imperial College London.

Director Since: 2018
Age: 56
Board Committees: -Nominating & Corporate Governance
Other Public Company Boards: None

Qualifications:

Mr. Jouret has more than 25 years of experience incubating new businesses, new divisions within existing companies and in accelerating the use of digital technologies in order to create new and profitable growth. Mr. Jouret also brings extensive knowledge in Voice Over IP and video collaboration from his time at Cisco Systems, which will assist the Board and management to guide us into the future.

TALVIS LOVE
Independent

Business Experience:

Mr. Love currently serves as Senior Vice President, Chief Information Officer of Baxter International, a global leading medical products company with products sold in more than 100 countries (as of December 31, 2021). He has held that role since October 2020. Prior to joining Baxter International, Mr. Love served as Senior Vice President, Chief Information Officer and as Senior Vice President of eCommerce, Enterprise Architecture, Governance Execution and Chief Information Security Officer for Pharmaceutical Segment for Cardinal Health from July 2014 through September 2020. From 2005 through 2014, he served as Senior Vice President – Technology Solutions and Chief Information Officer for TD Auto Finance (formerly, DaimlerChrysler Financial Services and Chrysler Financial). Prior to that engagement, he served as IT Relationship and Global Practice Manager/Delivery Director for Ford Motor Company from 2000 through 2005. Mr. Love was an Associate Director, Knowledge Management Global Medical Marketing for Searle Corporation from 1998 to 2000. He served on the Board of RouteOne from 2007 to 2014, serving as Director as well as Chairman of the Audit Committee. Mr. Love also served as a Director on Covail’s Board of Directors from 2018 to 2019.

Director Since: 2021
Age: 54
Board Committees: -Audit
Other Public Company Boards: -None

Qualifications:

Mr. Love has over 15 years executive management experience in evaluating, selecting and managing enterprise technology for Fortune 500 companies. In addition, he has 6 years’ experience selling enterprise software at Oracle and Netscape to Fortune 500 companies. In his current role as CIO for Baxter International, and his prior roles as Global Chief Information Security Officer and Chief Information Officer for Pharmaceutical Segment Cardinal Health, he is and was responsible for developing the technology and investment strategy for all technology purchases for the firm, including security, conference, video and collaboration technology. Mr. Love has served on the board for two private companies whose primary products and services were technology based. This combination of experience allows him to bring a unique customer lens to help shape the forward strategy of the Company.

MARSHALL MOHR
Independent

Business Experience:

Since January 2022, Mr. Mohr has been the Executive Vice President Global Business Services of Intuitive Surgical, Inc., a provider of surgical robotics. From June 2018 to January 2022, he was Executive Vice President and CFO and from March 2006 to June 2018, he was Senior Vice President and CFO. From 2003 to 2006, he was Vice President and Chief Financial Officer of Adaptec, Inc., a computer hardware company. Prior to joining Adaptec, Mr. Mohr was an audit partner with PricewaterhouseCoopers LLP where he served in a variety of roles, concluding as the managing partner of the firm’s West Region Technology Industry Group, and led its Silicon Valley accounting and audit advisory practice. Mr. Mohr has been a member of the Board of Directors of Pacific Biosciences of California, Inc., a developer of integrated platforms for high resolution genetic analysis, since January 2012, and serves on its Audit and Compensation Committees. Mr. Mohr has been a member of the Board of Directors of Veeva Systems, Inc., a global leader in cloud software for the Life Sciences industry, since 2022, and serves on its Audit Committee. Mr. Mohr was a member of the Board of Directors and served as Chairman of the Audit Committee of Atheros Communications, Inc., a developer of semiconductor system solutions for wireless communications products, from November 2003 to May 2011 when Atheros was sold to QUALCOMM, Incorporated. Mr. Mohr received his Bachelor of Business Administration in Accounting and Finance from Western Michigan University.

Director Since: 2005
Age: 66
Board Committees: -Audit (Chair) -Strategic Committee
Other Public Company Boards: -Pacific Biosciences of California, Inc. -Veeva Systems Inc.

Qualifications:

Mr. Mohr’s experience in financial and accounting matters is important to the Board’s duty to oversee our financial reporting and to manage our relationship with our independent auditors.

DANIEL MOLONEY
Independent

Business Experience:

Mr. Moloney currently serves as Executive Advisor for Siris Capital. From 2013 to 2021, Mr. Moloney served as an Executive Partner at Siris. He also currently serves as Executive Chairman of two companies privately owned by affiliates of Siris Capital (Digital River, Inc. [“Digital River”], and Stratus Technologies, Inc.). Prior to this, Mr. Moloney served as the President of Motorola Mobility, Inc., a leading provider of innovative technologies, products and services for the mobile and cable/wireline industries. Prior to Motorola Mobility being spun out of Motorola in early 2011, he served as the President of the Home & Networks Mobility business within Motorola and led the expansion of this business into a worldwide leader in both video and broadband wireless solutions. From 2002 to 2006, Mr. Moloney led the Connected Home business for Motorola. He joined Motorola as part of their acquisition of General Instrument in 2000, where he served in various leadership roles around the forefront of key technological breakthroughs including digital TV and HDTV, VoIP, and internet/video applications over cable. Mr. Moloney holds a Bachelor of Science in Electrical Engineering from the University of Michigan and a Master of Business Administration from the University of Chicago.

Director Since: 2018
Age: 63
Board Committees: -Leadership Development & Compensation
Other Public Company Boards: -Xperi Holding Corporation

Qualifications:

Mr. Moloney has over 30 years of senior executive management, strategic and operational oversight, and technological expertise and experience in the telecommunications, technology and technology-enabled business service sectors and will provide particularly valuable contributions to the Board.

YAEL ZHENG
Independent

Business Experience:

Ms. Zheng served as the Chief Marketing Officer at Bill.com, a provider of cloud-based software that automates back-office financial operations for small and midsize businesses, from 2018 to 2021. She served as Chief Marketing Officer for Tintri which designed products for enterprise cloud from 2014 to 2017. From 2005-2012, she held marketing leadership roles at numerous other software companies including leading corporate and worldwide marketing at VMware where she oversaw key initiatives that supported the company’s growth to become a market leader of cloud software. She also led marketing at Medallia, a provider of customer and employee experience management cloud software. Ms. Zheng currently serves on the board of directors for MeridianLink and Splashtop. She holds a Bachelor of Science in materials science and engineering from Massachusetts Institute of Technology and a Master of Business Administration from UC Berkeley Haas School of Business.

Director Since: 2020
Age: 57
Board Committees: -Nominating and Corporate Governance
Other Public Company Boards: -MeridianLink

Qualifications:

As an operating executive for 20+ years, Ms. Zheng has a strong understanding of challenges companies face in various stages of their growth and a deep knowledge of go-to-market operations and SaaS business models. She is also an experienced C-level marketing leader who has taken three companies public, and scaled operations post IPO. She has served as a board director for several other technology companies and recently became NACD Directorship Certified.

COMPENSATION OF DIRECTORS

In Fiscal Year 2022, the following reflects all cash compensation paid to each Board and committee member, including amounts paid to the Chairman, Vice Chairman and the chair of each applicable committee:

Fiscal Year 2022 Quarterly Retainer Fee

Board of Directors

Chairman	$22,500

Vice Chairman	$17,500

Member	$12,500

Audit Committee

Chair	$8,750

Member	$3,750

Leadership Development & Compensation Committee

Chair	$5,000

Member	$2,500

Nominating and Corporate Governance Committee

Chair	$3,000

Member	$1,500

Directors were not paid attendance fees for any Board or committee meetings attended in Fiscal Year 2022, nor are directors to receive such fees thereafter. Directors are, however, entitled to reimbursement of expenses incurred in connection with attendance at Board and committee meetings. Mr. Shull did not receive any director fees in addition to compensation he received as CEO. No fees were paid to the directors serving on the ad hoc Strategic Committee.

Also, under our Outside Director Compensation Policy in effect beginning May 7, 2018 and most recently updated and approved by the board on May 9, 2022, each non-employee director is entitled to receive the annual cash retainer noted above, paid quarterly in advance, as well as an annual award of restricted stock units with a fair value of $200,000. New directors appointed to the Board between annual meetings of stockholders will receive a pro-rated amount for the quarterly cash retainer as follows: 100% if he/she joins at any time during month one (1) of the quarter; 66% if he/she joins at any time during month two (2 of the quarter and 33% if he/she joins at any time during month three (3) of the quarter. Such amount will be added to and paid with the next full quarterly payment to be made to such outside director. In addition, under this Policy, on the date of each annual meeting, each non-employee director will be automatically granted a restricted stock unit award with a value of $200,000, except that no such grant will be made to any director who is not continuing as a director following the applicable annual meeting. Alternatively, the Board, in its sole discretion, may elect to pay the $200,000 annual award in the form of cash in lieu of equity. Also, new directors appointed to the Board between annual meetings will receive a pro rata portion of the equity award based on the quarters remaining until the next annual meeting of stockholders.

For Fiscal Year 2022, restricted stock units were awarded, and the number of shares actually awarded was based on the closing price of our common stock as reported on the NYSE on the date of grant, with the actual number of shares rounded down to the nearest whole number. Each award fully vests on the first anniversary of the date of award, provided that the director continuously remains a director through the anniversary date.

Mr. Shull is an employee of the Company and, as such, is ineligible to receive compensation as a non-employee director, including the automatic, non-discretionary equity grants awarded to non-employee directors. Compensation paid to Mr. Shull as the Company’s CEO is set forth in the “Fiscal Year 2022 Summary Compensation Table” below.

The following table summarizes the compensation paid to our non-employee directors for Fiscal Year 2022:

NON-EMPLOYEE DIRECTOR COMPENSATION FISCAL YEAR 2022

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	All Other Compensation	Total

Robert Hagerty	$101,625	$199,968	$—	$301,593

Marv Tseu	$81,500	$199,968	$—	$281,468

Kathy Crusco	$75,000	$199,968	$—	$274,968

Brian Dexheimer	$83,625	$199,968	$—	$283,593

Gregg Hammann	$86,875	$199,968	$—	$286,843

Guido Jouret	$59,750	$199,968	$—	$259,718

Talvis Love(3)	$32,500	$199,982	$—	$232,482

Marshall Mohr	$86,875	$199,968	$—	$286,843

Daniel Moloney(4)	$55,000	$199,968	$—	$254,968

Yael Zheng (5)	$54,875	$199,968	$—	$254,843

(1)

Stock award amounts reported are the aggregate grant date fair value of stock-related awards in Fiscal Year 2022 computed in accordance with FASB ASC Topic 718. Refer to Note 2 – Significant Accounting Policies, Stock-Based Compensation Expense and Note 12 – Stock Plans and Stock-Based Compensation to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for Fiscal Year 2022 as filed with the SEC on May 27, 2022 for the assumptions used to value such awards. The amounts shown exclude the impact of estimated forfeitures.

(2)	Each non-employee director had 5,715 restricted stock units on July 8, 2022, except for Mr. Love who had 6,844 restricted stock units.

(3)

Mr. Love was appointed to the Board and as a member of the Audit Committee on September 28, 2021. Accordingly, this amount reflects his cash compensation for serving as a member of the Board and the Audit Committee for three quarters.

(4)

Mr. Moloney was appointed to the Leadership Development and Compensation Committee on July 27, 2021. Accordingly, this amount reflects his cash compensation for serving as a member of the Board for the whole year and the Leadership Development and Compensation Committee for two quarters.

(5)

Ms. Zheng was appointed to the Nominating and Corporate Governance Committee on July 27, 2021. Accordingly, this amount reflects her cash compensation for serving as a member of the Board and the Nominating and Corporate Governance Committee for two quarters.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), an independent registered public accounting firm, to audit our consolidated financial statements for Fiscal Year 2023. The Board recommends that stockholders vote for ratification of such appointment. Ratification of the appointment of the independent registered public accounting firm is not required. However, we customarily seek stockholder ratification as a matter of good governance. If this Proposal Two is not approved, the Audit Committee may reconsider its selection. Notwithstanding ratification by the stockholders, the Audit Committee may select a different registered public accounting firm at any time during the year if it determines that it would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers has audited our consolidated financial statements annually since 1988. A representative of PricewaterhouseCoopers will be available at the Annual Meeting to respond to questions and will have an opportunity to make a statement at the Annual Meeting if he or she desires to do so.

If the HP Merger is completed, we expect that PricewaterhouseCoopers will no longer serve as the independent registered public accounting firm of Poly following the HP Merger.

Audit and Related Fees

The following table summarizes the fees for audit and other services performed by PricewaterhouseCoopers, our independent registered public accounting firm, for Fiscal Years 2022 and 2021. All figures are net of value added tax and other similar taxes assessed by non-U.S. jurisdictions on the amount billed by PricewaterhouseCoopers, but include out-of-pocket expenses. All services described in the fee table were approved in conformity with the Audit Committee’s pre-approval process.

	Fiscal Year Ended

Fee Category	April 2, 2022	April 3, 2021

Audit Fees	$3,274,796	$3,370,738

Audit-Related Fees	$165,000	$749,597

Tax Fees	$751,329	$602,117

All Other Fees	$4,150	$3,752

Total	$4,195,275	$4,726,204

Audit Fees. Consists of fees billed to us for professional services rendered by PricewaterhouseCoopers (i) for the audit of our annual consolidated financial statements included in our Form 10-K; (ii) for review of our interim consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) in connection with the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002; and (iv) for consents and assistance in connection with other filings, including statutory audits and services, and other documents filed with the SEC.

Audit-Related Fees. Consists of fees billed to us for professional services rendered by PricewaterhouseCoopers for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit-related services principally include due diligence in connection with acquisitions, accounting consultations, attest services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and audits in connection with proposed or consummated acquisitions.

Tax Fees. Consists of fees billed to us for professional services rendered by PricewaterhouseCoopers for tax compliance, tax advice and tax planning.

All Other Fees. Consists of fees billed to us for products and services provided by PricewaterhouseCoopers and not reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Our Audit Committee believes that the services rendered by PricewaterhouseCoopers that led to the fees reported under “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” are compatible with maintaining PricewaterhouseCoopers’ independence.

Vote Required

The approval by a majority of votes present in person or represented by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for Fiscal Year 2023.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

General

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how our compensation program is designed and how our practices reflect our compensation philosophy, as well as the Summary Compensation table and the related compensation Tables, notes and narrative. The LD&C Committee and the Board believe that our compensation program design and practices are effective in implementing our guiding principles.

Under Section 14A of the Securities Exchange Act, we are required to submit this proposal to stockholders for a non-binding advisory vote to approve the compensation of our NEOs. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers as described in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, the compensation tables and other narrative compensation disclosures.

We hold an advisory vote on NEO compensation annually. Accordingly, unless the HP Merger is completed, after the upcoming Annual Meeting, we expect the next advisory vote on NEO compensation will occur at our 2023 Annual Meeting.

We are also required under Section 14A of the Exchange Act to submit a proposal to stockholders regarding the frequency of our say-on-pay proposals at least every six years. Stockholders were last asked to vote on the frequency of say-on-pay at our 2017 Annual Meeting. Consequently, unless the HP Merger is completed, our next vote on the frequency of say-on-pay will occur in 2023.

Vote Required

The approval by a majority of votes present in person or represented in proxy and entitled to vote is required to approve this Proposal Three. However, this vote is advisory and, therefore, not binding on us, the LD&C Committee, or the Board. The Board and the LD&C Committee value the opinions of our stockholders and will take the vote of the stockholders on this Proposal into account in their evaluation of the design and philosophy of our executive compensation program in the future.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

ADDITIONAL INFORMATION

Security Ownership of Principal Stockholders and Management

The following table sets forth certain information with respect to beneficial ownership of our common stock as of July 8, 2022 (except as noted below) as to (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock; (ii) each of our directors and each nominee for director; (iii) our current CEO, CFO and each of the other most highly compensated executive officers; and (iv) all directors and Executive Officers as a group. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed below have sole investment and voting power with respect to such shares, subject to community property laws. The information below is calculated in compliance with SEC rules, but does not necessarily indicate beneficial ownership for any other purpose.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class (3)

BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10055	6,691,571	15.3%

PRIMECAP Management Company (4) 177 E. Colorado Blvd., 11th Floor Pasadena, California 91105	6,335,050	14.5%

The Vanguard Group, Inc. (6) 100 Vanguard Blvd. Malvern, PA 19355	5,087,085	11.6%

Disciplined Growth Investors, Inc. (7) 1550 South Fifth Street, Suite 2550 Minneapolis, MN 55402	2,561,254	5.9%

Brian Dexheimer (8)	130,275	*

Daniel Moloney	88,058	*

Robert Hagerty	80,107	*

Carl Wiese	118,015	*

David M. Shull	133,590	*

Marv Tseu	48,976	*

Marshall Mohr	47,976	*

Charles Boynton	76,722	*

Tom Puorro (9)	36,834	*

Gregg Hammann	41,976	*

Guido Jouret	20,826	*

Kathy Crusco	24,328	*

Talvis Love	—	*

Warren Schlichting	2,000	*

Lisa Bodensteiner	22,355	*

Yael Zheng	13,107	*

All Directors and Executive Officers as a Group (16 persons)	885,145	2.0%

* Less than 1%.

(1)	Unless otherwise indicated, the address for each beneficial owner named in the table is c/o Poly, 345 Encinal Street, Santa Cruz, California 95060.

(2)

Includes RSUs expected to vest, within 60 days of July 8, 2022, to include 5,715 shares vesting on July 26, 2022 from the July 26, 2021 RSU award to each non-employee director other than Mr. Love, as follows:

Director/Named Executive Officer	Restricted Stock Units*

Brian Dexheimer	5,715

Daniel Moloney	5,715

Robert Hagerty	5,715

Carl Wiese	—

David M. Shull	—

Marv Tseu	5,715

Marshall Mohr	5,715

Charles Boynton	—

Tom Puorro	—

Gregg Hammann	5,715

Guido Jouret	5,715

Kathy Crusco	5,715

Talvis Love	—

Lisa Bodensteiner	—

Yael Zheng	5,715

Warren Schlichting	—

All Directors and All Executive Officers as a Group (16 persons)	51,435

*

Performance-based restricted stock units expected to vest within 60 days of July 8, 2022 are excluded from the amounts set forth in the tables above as actual performance, and therefore the number of shares vesting, had not been determined as of that date.

(3)

For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group calculated pursuant to Rule 13d-3 of the Securities Exchange Act and set forth in the table by the sum of 43,712,738 shares of common stock outstanding on July 8, 2022 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of July 8, 2022 as set forth in footnote 2 above.

(4)

As of December 31, 2021, PRIMECAP Management Company (“PRIMECAP”) reported sole dispositive and sole voting power as to 6,335,050 shares and neither shared voting power nor shared dispositive power over these shares, based solely upon PRIMECAP’s Schedule 13G/A, Amendment 26, filed on February 10, 2022.

(5)

As of December 31, 2021, BlackRock, Inc. reported sole dispositive power as to 6,691,571 shares and sole voting power as to 6,594,963 shares and nether shared voting power nor shared dispositive power over these shares, based solely, on BlackRock, Inc.’s. Schedule 13G/A, Amendment 14, filed on January 27, 2022.

(6)

As of December 31, 2021, The Vanguard Group reported sole dispositive power as to 4,993,854 shares, shared dispositive power as to 93,231 shares, shared voting power as to 56,995 shares, and no sole voting power. Information provided herein is based solely upon The Vanguard Group’s Schedule 13G filed on February 10, 2022.

(7)

As of December 31, 2021, Disciplined Growth Investors. (“Disciplined’s”) reported sole dispositive power as to 2,561,254 shares and sole voting power as to 2,197,657 shares and neither shared voting power nor shared dispositive power over these shares, based solely upon Disciplined’s Schedule 13G/A, Amendment 1, filed on February 15, 2022.

(8)	Mr. Dexheimer’s ownership includes 114,336 shares that were gifted to an irrevocable trust of which his spouse is the trustee and primary beneficiary.

(9)	Mr. Puorro’s ownership includes 202 shares acquired by his spouse and son. Mr. Puorro’s employment with Poly ended effective June 15, 2021.

Stock Ownership Requirements; Anti-Hedging and Anti-Pledging Policy

Fiscal Year 2022 Stock Ownership Requirements

Non-Employee Directors

During Fiscal Year 2022, each non-employee director is required to hold that number of shares (or the value of in-the-money vested stock options) equal in value to five times the annual cash retainer for a member of the Board in general, which annual retainer is currently $50,000. Each non-employee director must attain the foregoing $250,000 ownership requirement by no later than the later of the start of fiscal year 2026 and five years after her or his appointment to the Board.

President and Chief Executive Officer

The President and CEO should hold that number of shares of the Company’s common stock (or the value of in-the-money vested stock options) equal in value to five times to her or his annual base salary. The President and CEO should attain the foregoing ownership threshold by the later of the start of fiscal year 2026 or within five years of her or his employment in such position.

Executive Officers

All officers whose titles are executive vice president and above (“Executives”), other than the President and CEO, should hold that number of shares of the Company’s common stock (or the value of in-the-money vested stock options) equal in value to two times her or his annual base salary. Each Executive Officer should attain the foregoing ownership threshold by the later of the start of the fiscal year 2026 or within five years of her or his employment in such position.

Currently, each of our Directors and Executives complies with this Policy.

Anti-Hedging and Anti-Pledging Policy

Under our Insider Trading Policy, directors, officers, employees and other associated parties are prohibited from short selling our stock, hedging or trading in publicly-traded options such as puts, calls and other derivative securities (other than stock options and other compensatory awards issued by us) with respect to our stock, pledging our stock as collateral for loans, or holding our stock in margin accounts.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section explains our executive compensation program as it relates to our NEOs for Fiscal Year 2022. Our NEOs include our CEO, CFO and two other highest paid “executive officers,” as defined by SEC rules, who were serving on the last day of Fiscal Year 2022.* We have also included our former Executive Vice President, Chief Operating Officer and our former Executive Vice President, General Manager, Products, who also served as executive officers during, but resigned prior to the end of, Fiscal Year 2022. Our NEOs for Fiscal Year 2022 were:

Name	Position

David M. Shull	President and CEO

Charles Boynton	Executive Vice President and CFO

Lisa Bodensteiner	Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary

Carl Wiese	Executive Vice President, Chief Revenue Officer

Warren Schlichting (1)	Former Executive Vice President, Chief Operating Officer

Tom Puorro (2)	Former Executive Vice President, General Manager, Products

(1)	On February 14, 2022, the Company announced the resignation of Mr. Schlichting as the Company’s Executive Vice President, Chief Operating Officer which was effective as of March 25, 2022.

(2)	On May 20, 2021, the Company announced the resignation of Mr. Puorro as the Company’s Executive Vice President, General Manager, Products which was effective as of June 15, 2021.

*

We had only four “executive officers” as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended, as of April 2, 2022, the last day of our Fiscal Year 2022. Grant Hoffman, our Executive Vice President, Chief Supply Officer, was inadvertently listed as an executive officer in our Form 10-K for the Fiscal Year Ended April 2, 2022, but in fact he was not an executive officer as defined by Rule 3b-7.

The discussion that follows includes statements regarding financial and operating performance targets in the limited context of our Executive compensation program. Investors should not evaluate these statements in any other context. These are not statements of management’s expectations of future results or guidance.

Executive Summary

As previously disclosed, Poly has entered into the Merger Agreement, which provides for the acquisition of Poly by HP by way of the HP Merger. The closing of the HP Merger remains subject to satisfaction of remaining regulatory approvals and other remaining customary closing conditions.

In Fiscal Year 2022, prior to the announcement of the HP Merger, we made compensation decisions in the context of our effort to transform our Company. In setting the compensation for our Executives for Fiscal Year 2022, the LD&C Committee of the Board adopted policies and targets aligned with the strategic direction of the Company - to be the leader in enterprise communications and build long term stockholder value. Compensation decisions for Fiscal Year 2022 were not impacted by the terms of the Merger Agreement.

Selected Business Highlights and Pay for Performance

Following extensive outreach to our stockholders over the past few years, our LD&C Committee has adopted an Executive compensation program that reinforces the relationship between pay and performance. A majority of each of our NEO’s compensation is connected to our performance and our execution of our strategic priorities. Our business highlights for Fiscal Year 2022 include:

•

Deliver the future of working together. During Fiscal Year 2022, we continued to expand our portfolio of smart devices with the introduction of the Poly Studio R30 video bar, the Poly Sync 10 speakerphone, and enhancements to the Poly Lens platform. These solutions, combined with Poly DirectorAI smart camera technology, help employees look and sound their best, while employers can maintain focus on delivering meeting equity for hybrid and office workers alike.

•

Financial Performance. Our Fiscal Year 2022 financial goals were based on pre-established non-GAAP net revenue and non-GAAP EBITDA metrics. We used both quarterly and annual metrics to provide line of sight to stockholders and focus on critical business deliverables at a time of continued market volatility and uncertainty. Our Fiscal Year 2022 operating performance resulted in below-target achievement of our pre-established non-GAAP net revenue and non-GAAP EBITDA goals. For Fiscal Year 2022:

–

Our total non-GAAP net revenues decreased 3% from Fiscal Year 2021, driven primarily by supply chain constraints. Video and Voice non-GAAP net revenues were up 14% and 12%, respectively, from prior year driven by elevated demand for certain devices as companies began to shift from work-from-home arrangement to hybrid work models. This was offset by the decline in Headset and Services non-GAAP net revenues by 12% and 15%, respectively, from the prior year. Our performance in Fiscal Year 2022 resulted in a 3% decrease in non-GAAP EBITDA. In addition, non-GAAP diluted earnings per share, or EPS, decreased 39%.

–

We achieved these results while navigating the effects of the global coronavirus pandemic and resulting supply chain disruptions. In connection with the global supply chain disruptions we experienced constrained supply of certain components which drove increased logistics and spot market purchases and had a negative impact on our financial performance.

Our Compensation Practices are Designed to be Competitive and Balanced.

•	We generally consider the 50th percentile, or median, of our peer group for all elements of compensation.

•

We are mindful of stockholder dilution and remain committed to the significant performance weighting of the equity awards we grant to our senior management team. We provide broad-based grants to a critical portion of our full-time employees and to our Board. The rates at which we grant awards of stock and its potential dilutive effect are consistent with our peer group levels.

•

We have objective criteria for selection of our peer group and review our peer group annually. We draw our peers from technology hardware and equipment and software companies as we believe they are our direct competitors for executive talent and have comparable complexity and pay practices. In Fiscal Year 2022, the selection criteria for our peer group included revenues (within a range of 0.5x to 2.5x of Poly’s size) along with market capitalization (within a range of 0.25x to 4x of Poly’s size) as primary sizing criteria.

Our Fiscal Year 2022 Say-on-Pay Vote and Engagement with Stockholders

We are committed to:

•	Accountability: Driving and supporting strong corporate governance and Board practices to ensure oversight, accountability, and good decision making.

•

Transparency: Maintaining high levels of transparency on a range of financial, executive compensation, and governance issues to build trust and sustain two-way dialogue that supports the Company’s business success.

•	Engagement: Proactively engaging with our stockholders in conversations on a variety of topics to identify emerging trends and issues to inform the Company’s thinking and approach.

To that end, Poly’s relationship with its stockholders is an important part of our success. We continually seek to expand our outreach efforts to better understand our stockholders’ views and concerns about our strategic direction, financial performance and key compensation and other governance-related matters. We provide multiple avenues for our stockholders to communicate with our Executives and our Board, including:

•	Direct outreach to our stockholders and proxy advisory firms;
•	Participation in investor conferences throughout the year in order to broaden our investment community exposure;
•	Maintaining an “Investor Relations” section on our website, which provides information about our current analyst coverage and links to various investor presentations;
•

Maintenance of a Corporate Governance section on our website that provides current information regarding our governance policies and practices; and Issuance of quarterly guidance with hosted earnings calls to discuss our results of operations and progress made on our strategic growth initiatives;

In 2021, we received over 97.8% stockholder support on our say-on-pay advisory vote. We have engaged consistently in broad direct stockholder outreach over the past several years and have found these interactions highly valuable and informative and will continue to engage with our stockholders to further enhance our understanding of the perspectives of our investors. While we are pleased with our say-on-pay results and stockholder feedback, we will continue our outreach efforts for our LD&C Committee to consider any recommended changes to our compensation programs.

Key Linkage Between Pay and Performance: Our Compensation Program Highlights

Our Executive compensation programs are designed to support the creation of stockholder value with four objectives:

1.

Attract and Retain Top Leadership Talent with the leadership abilities and experience necessary to develop and execute business strategies, drive meaningful results, meet diverse challenges and build long-term stockholder value in an organization with our scale, breadth and complexity;

2.

Drive Performance that Creates Stockholder Value by emphasizing variable, at-risk compensation with an appropriate balance of near-term and long-term objectives that align Executive and stockholder interests;

3.	Pay for Superior Results and Sustainable Growth by rewarding Executives based on the achievement of Company financial results; and
4.	Manage Risk through Oversight and Compensation Design features and practices that balance short-term and long-term incentives and cap maximum payments.

Linking pay and performance, our compensation practices include a combination of fixed and variable, or risk-based, compensation consisting of: (i) variable and fixed long-term incentive (“LTI”) equity awards; (ii) annual cash incentive awards; and (iii) fixed base salaries, which are presented below in order of magnitude and alignment with our pay-for-performance philosophy.

•

75% of our CEO’s direct compensation, and, on average, 59% of direct compensation of our other NEOs, is earned based solely on our performance and is paid in the form of annual cash incentives, bonus and PSUs.

•	LTI equity awards (sum of PSUs and RSUs) is the largest component of our NEO compensation and therefore is the most “at risk.”

The following charts reflect the LTI direct compensation (sum of PSUs and RSUs) for our NEOs (1):

CEO Direct Compensation - 85% LTI	Other NEOs Direct Compensation - 71% LTI (On Average)	• Provides a direct link to the creation of stockholder value and execution of our strategy; • Aligns NEOs’ interests with stockholders; and • Fosters long-term focus and retention.

(1)

The above charts show the Fiscal Year 2022 LTI as a percent of total direct compensation mix for our President and CEO, Mr. Shull, and the average total direct compensation mix for our other NEOs, other than Mr. Schlichting, our former Executive Vice President, Chief Operating Officer, and Mr. Puorro, our former Executive Vice President, General Manager Products, who did not serve through the end of Fiscal Year 2022.

•	Our LTI equity award grants for Fiscal Year 2022 were primarily performance-based, with 70% of LTI equity awards granted in the form of PSUs and the remaining 30% in time-based RSUs.
•

PSUs are earned only if specified performance goals are achieved. For all performance periods commencing with 2018 and thereafter, PSUs are earned based on our relative TSR performance over a three-year performance period. We believe relative TSR is an important metric as it aligns our payouts with the experiences of our stockholders.

The following table reflects the performance achieved by the Company relative to our comparator index for the measurement periods presented and resulting PSU outcomes:

Measurement period	Our Annualized TSR	Index Annualized TSR	Actual TSR Performance Relative to Index (Growth Rate Delta)	Vesting%

Fiscal Year 2020 Grants - 3rd period (3/31/2019 - 4/2/2022)	-31.40%	37.82%	-69.22%	0%

Fiscal Year 2021 Grants - 2nd period (3/29/2020 - 4/2/2022)	36.27%	28.90%	7.36%	129.44%

Fiscal Year 2022 Grants - 1st period (4/4/2021 - 4/2/2022)	-16.38%	0.40%	below 25th percentile	0%

See “Key Executive Compensation Elements for Fiscal Year 2022 - Equity Incentive Awards” below for more information about our LTI performance goals and our achievement and payout against target for Fiscal Year 2022.

Annual Cash Incentive Awards

The following charts reflect the annual cash direct compensation opportunity for our NEOs under our Incentive Compensation Plan (“ICP”) (1):

CEO Direct Compensation - 8% Annual Cash Incentives	Other NEOs Direct Compensation - 12% Annual Cash Incentives (On Average)

•   Motivates NEOs to meet or exceed our annual performance goals to drive annual performance and position us for longer-term success;

•   Measures NEOs’ performance against pre-established Company performance goals; and

•   Aligns all staff members around the same Company performance goals as all such annual cash incentive awards are based on the same Company performance goals.

(1)

The above charts show the Fiscal Year 2022 Annual Cash Incentive as a percent of total direct compensation mix for our President and CEO, Mr. Shull, and the average total direct compensation mix for our other NEOs, other than Mr. Schlichting, our former Executive Vice President, Chief Operating Officer, and Mr. Puorro, our former Executive Vice President, General Manager Products, who did not serve through the end of Fiscal Year 2022.

Annual cash incentive awards are made under the Incentive Compensation Plan (“ICP”) and are determined by our LD&C Committee based on performance against pre-established Company performance goals and results and are earned based on achieving those financial growth objectives. In Fiscal Year 2022, we paid annual cash incentives based on our performance against our measures of non-GAAP net revenue, non-GAAP EBITDA and key business objectives. For Fiscal Year 2022, we continued to use both quarterly and annual metrics and payouts to provide line of sight to stockholders and focus on critical business deliverables at a time of continued market uncertainty and supply chain challenges. For our CEO, 75% of the annual incentive was based on the Company’s performance for the full year, 25% of which was measured by target non-GAAP net revenue and 50% of which was measured by achievement of key business objectives in the areas of product development, growth in selected business segments, cost optimization and business transformation for the year. The remaining 25% of our CEO’s annual incentive was based on the Company achieving target (non-GAAP) earnings before interest, taxes, depreciation and amortization (“EBITDA”) for each quarter. For our other NEO’s, 50% of the annual incentive was based on the Company achieving target non-GAAP net revenue for the year and the remaining 50% was based on the Company achieving target (non-GAAP) EBITDA for each quarter.

See “Key Executive Compensation Elements for Fiscal Year 2022 - Annual Bonus Incentive Plans” below for more information about our ICP performance goals and our achievement and payout against targets for Fiscal Year 2022.

Base Salaries

We use annual base salary to provide meaningful, but appropriate, fixed compensation to all of our employees, including our Executives. Our LD&C Committee reviews the salaries of executives at peer companies as summarized by its independent compensation advisor, to ensure that our Executives’ salaries are consistent and competitive, considering factors such as the Executive’s job scope and responsibilities, individual performance, leadership skills and prior experience, the competitive rates for similar positions as indicated by the peer group data, and the recommendations by our CEO and our Senior Vice President, People (excluding their own compensation).

The following charts reflect the annual base salary for our NEOs (1):

CEO Direct Compensation - 7% Base Salary	Other NEOs Direct Compensation - 17% Base Salary	• Provides a degree of financial certainty and stability that helps us retain talent. • Recognizes competitive market conditions and/or rewards individual performance through periodic increases.

(1)

The above charts show the Fiscal Year 2022 Base Salary as a percent of total direct compensation mix for our President and CEO, Mr. Shull, and the average total direct compensation mix for our other NEOs, other than Mr. Schlichting, our former Executive Vice President, Chief Operating Officer, and Mr. Puorro, our former Executive Vice President, General Manager Products, who did not serve through the end of Fiscal Year 2022.

See “Key Executive Compensation Elements for Fiscal Year 2022 - Base Salaries” below for more information about setting base salaries for our NEOs for Fiscal Year 2022.

We Maintain Other Compensation and Governance Best Practices

Recoupment Provisions (Clawback)

•   Our LD&C Committee has the right to recoup incentive compensation (i.e., cash bonus and performance-based equity awards (including any cash-based incentive awards) earned by any of our Executives in the case of a material financial restatement of results for prior years based on a material and intentional or negligent misrepresentation of financial results.

Change of Control

•   We have no “single-trigger” equity vesting acceleration upon a change of control for equity awards. In the event of a change of control, a qualifying termination of employment, or “double-trigger,” is required for acceleration of unvested equity awards, unless the awards are not assumed.

•   In the event of a change of control, double-trigger cash severance is limited to a multiple of two times target annual cash compensation.

Tax Gross-Ups

•   We do not provide tax gross-ups, except for business-related payments, such as reimbursement of certain moving and relocation expenses.

•   We do not provide change of control excise tax gross-up entitlements (including “modified” gross-ups).

Equity Practices

•   We have robust stock ownership guidelines, with a five times base salary ownership requirement for our CEO.

•   We have strong LTI equity award plans and policies that prohibit re-pricing or backdating of equity awards.

•   Our employees and Board are prohibited from engaging in short sales, purchasing Common Stock on margin, pledging Common Stock, or entering into any hedging, derivative or similar transactions with respect to our Common Stock.

•   LTI equity awards are granted based on a specific dollar valuation, rather than a set number of shares, to avoid the impact of fluctuations in the stock price between the date the LD&C Committee determines the grant amount and the actual grant date.

Limited Additional Compensation

•   We have no extraordinary or excessive perquisites. Our perquisites are limited to those with a clear business-related rationale.

•   We have no guaranteed employment contracts or guaranteed bonuses.

•   We have no defined benefit pension or supplemental executive retirement plan (SERP) benefits or “above market” interest on deferred compensation.

Benefits	• We provide the same health benefits to Executives as other employees. • Standard 401(k) is offered to all employees, including Executives.

Fiscal Year 2022 Target Compensation Mix

Our key executive compensation guiding principle continues to be closely aligning the compensation of our Executives with the creation of long-term value for our stockholders by tying a significant portion of Executives’ total target direct compensation opportunity to Company performance. The following charts show the Fiscal Year 2022 total target direct compensation mix for our President and CEO, Mr. Shull, and the average total target direct compensation mix for our other NEOs, other than Mr. Schlichting, our former Executive Vice President, Chief Operating Officer, and Mr. Puorro, our former Executive Vice President, General Manager Products, who did not serve through the end of Fiscal Year 2022.

For Fiscal Year 2022, the total target direct compensation (2) for our CEO was 68% performance-based and 91% at risk as shown below. Also, as shown below, approximately 51% of the total target direct compensation of our other NEOs, on average, was performance-based and 79% at risk. We consider compensation to be “at-risk” if vesting of shares is subject to the achievement of performance targets or the value received is dependent on our stock price.

(2)

Total target direct compensation includes: (i) 2022 base salary in effect at the end of Fiscal Year 2022; (ii) target 2022 annual cash bonus in effect at the end of Fiscal Year 2022; (iii) grant date fair value of PSUs granted during Fiscal Year 2022; and (iv) grant date fair value of RSUs granted during Fiscal Year 2022.

DETERMINING EXECUTIVE COMPENSATION

Role of the Leadership Development & Compensation Committee

The LD&C Committee reviews, approves and oversees all elements of Executive compensation with the assistance of senior management and the LD&C Committee’s independent compensation consultant, Compensia. Each Committee member is an independent, non-employee director with experience managing executives and making executive compensation decisions.

The LD&C Committee believes compensation must be viewed holistically and, therefore, evaluates compensation in its totality. We refer to this as total direct compensation (“TDC”). The LD&C Committee compares the TDC for each Executive to the median of the range of TDC for executives in similar positions with similar responsibilities at comparable companies. Consistent with our strategy, when annual company-wide performance exceeds pre-established targets, our Executives generally earn greater than median pay and when performance falls below targets, they typically earn less. The LD&C Committee believes a program that enables greater than median compensation when performance exceeds pre-established targets supports its goal of increasing stockholder value.

In determining base salaries, annual and long-term incentive targets and all other elements of Executive compensation, the LD&C Committee relies on its experience and the combination of multiple factors, including our strategic business goals, compensation survey data, competitive market dynamics for talent and each Executive’s position, experience, level of responsibility, individual job performance, contributions to overall corporate performance, job tenure and future potential. The LD&C Committee works to ensure base to variable pay ratios are aligned to effectively drive stockholder value and does not set specific benchmarks for overall compensation or allocations between different elements and types of compensation.

Role of Our Stockholders

We value our relationships with our stockholders. All stockholders are welcome to submit suggestions regarding our governance, including our Executive compensation practices, to Poly, 345 Encinal Street, Santa Cruz, California 95060, Attn: Investor Relations, or by phone at 831-420-3002.

Annually, stockholders cast an advisory vote on our NEO compensation (“say-on-pay”). At our 2021 Annual Meeting of Stockholders, our say-on-pay proposal received approval of over 97.8% of the votes cast. This followed the say-on-pay vote at our 2020 Annual Meeting at which over 98.2% of the votes cast were also in favor. Based on our outreach and prior stockholder voting results, the LD&C Committee believes our stockholders strongly support our approach to NEO and Executive compensation.

Role of Management

The LD&C Committee conducts an annual review of Executive compensation to determine if changes are appropriate. As part of this process, our CEO, human resources personnel and other appropriate personnel provide the LD&C Committee with an assessment of each Executive’s prior year performance against her or his specific performance objectives for the year and her or his influence on overall corporate performance.

Based on his assessments, together with information provided by our compensation consultant, our CEO recommends each Executive’s compensation package and performance objectives for each fiscal year. Our CEO does not participate in any assessment of his own performance or make any recommendation with respect to his own compensation package.

Following a review of management’s recommendations, the LD&C Committee approves the compensation recommendations for the Executives with modifications the LD&C Committee considers appropriate. The LD&C Committee may also adjust compensation for specific individuals at other times during the year as it deems advisable.

Role of Our Compensation Consultant

Our independent third-party compensation consultant, Compensia, provides information, analysis and advice regarding Executive compensation practices and reports directly to the chair of the LD&C Committee.

Our LD&C Committee considers a variety of factors when evaluating the capabilities and independence of compensation consultants including, the consultant’s provision of other services to us, the fees paid or expected to be paid, the consultant’s policies and procedures designed to prevent conflicts of interest, any business or personal relationships between members of the LD&C Committee or members of executive management and the consultant or its personnel, and whether the consultant or its personnel own any of our stock. For Fiscal Year 2022, the LD&C Committee determined there were no conflicts of interest with Compensia and that Compensia was independent.

At the LD&C Committee’s direction, Compensia provided various services in connection with the Company’s Fiscal Year 2022 Executive compensation including: (i) Peer Group analysis; (ii) advice on targets and funding metrics for our Executive compensation program; (iii) ongoing advice on the design of our annual cash-based Incentive Compensation Plan for Executives as well as non-Executive personnel and equity incentive plans generally; (iv) our executive compensation risk assessment and (v) information on Executive and non-employee director compensation including trends, developments and market practices in relevant areas.

A Compensia representative attended a majority of the meetings and executive sessions of the LD&C Committee in Fiscal Year 2022. Additionally, its personnel contacted our employees for information and assistance necessary to fulfill its assignments and provide reports and presentations to and on behalf of the LD&C Committee to our Executives and other employees. All decisions concerning the amount or form of Executive compensation are made by the LD&C Committee alone or in conjunction with our Board.

Executive Compensation Market Analysis

For purposes of assessing our Executive compensation against the competitive market, our LD&C Committee reviews and considers the compensation levels and practices of a select group of peer companies. Generally, in February of each year, the LD&C Committee reviews our compensation peer group and makes adjustments to its composition as warranted, taking into account changes in both our business and the businesses of the companies in the peer group. For Fiscal Year 2022, the Company retained the peer group previously used for fiscal year 2021 to benchmark our Executive pay (“Peer Group”) given market/business uncertainty and to provide stability after the significant peer group changes made for Fiscal Year 2021.

In retaining the Peer Group, the LD&C Committee approved relevant metrics proposed by Compensia to determine a group of like companies based on key factors such as industry comparability, revenue and revenue growth, market capitalization, profitability, headcount, and location. For Fiscal Year 2022, Compensia recommended, and the LD&C Committee considered as potential peers, U.S.-based public companies primarily in the technology hardware and equipment fields, particularly communication equipment entities, along with software companies, primarily systems, application or internet/services, and secondary industries to include semiconductors and semiconductor equipment and consumer durables, with a focus on consumer electronics. Other Peer Group selection criteria included: (i) consistency with prior periods, such as whether we included a company in our prior fiscal year Peer Group; (ii) whether a company had positive net income in the prior year; and (iii) whether the company was headquartered in the San Francisco Bay Area. Based on Compensia’s summary, the LD&C Committee approved retaining the Fiscal Year 2021 peer group. The 18 publicly-traded companies that continue to comprise the Fiscal Year 2022 Peer Group have a focus in the technology, hardware, communications equipment, application and systems software with annual revenues between $1.0 billion and $4.4 billion and market capitalization between $777 million and $3.9 billion, with the Company positioned at the

60th percentile on a revenue basis and at the 4th percentile on market capitalization. The Fiscal Year 2022 Peer Group companies are:

Avaya Holdings	BlackBerry Limited	Coherent	Dolby Laboratories

EchoStar	Extreme Networks	F5 Networks	GoPro

Infinera	Juniper Networks	Logitech International	NETGEAR

Nuance Communications	OSI Systems	Sonos	Teradata

Verint Systems	Viasat

For Executive compensation comparisons, Compensia provided data from the most recently reported proxy statements and SEC filings of the selected Peer Group companies. Because proxy statements and SEC filings are generally limited to each company’s five most highly compensated executives, sufficient publicly available data is not available for all our Executives. Therefore, as an additional resource, Compensia provided applicable compensation data for similar executives at companies in the high technology industry with revenue ranging between $1.5 and $2.99 billion as reported in The Radford Global Compensation Database (the “Radford Database”). This market data was then used as a reference point for the LD&C Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.

Key Executive Compensation Elements for Fiscal Year 2022

Base Salaries

Base salaries are the basis of our Executive compensation program, establishing a fixed base level of cash compensation for each Executive. Base salaries are intended to reflect the LD&C Committee’s assessment of each Executive’s: (i) functional role and responsibilities as they relate to organizational success; (ii) ability to fulfill her or his primary responsibilities; (iii) past performance and future potential; (iv) tenure; and (v) succession and retention considerations. Base salaries are also the foundation for determining bonuses under our annual variable cash ICP. We use annual base salaries to provide meaningful, but appropriate, fixed compensation to all of our employees, including our Executives.

Base salaries are typically fixed upon hire or promotion and thereafter reassessed annually. Our LD&C Committee evaluates the base salaries of our Executives against the median of the range of salaries for executives in similar positions at Peer Group companies to ensure that our Executives’ salaries are consistent and competitive; however, the LD&C Committee does not target a specific percentile when setting compensation levels. Our LD&C Committee considers the benchmark data along with the factors noted above and the recommendations by our LD&C Committee’s independent compensation consultant, and for all but themselves, the recommendations of our CEO and Senior Vice President, People, in setting the base salaries of our Executives,

Except as noted below, the Committee approved the following Fiscal Year 2022 base salaries on May 6, 2021.

Name	Fiscal Year 2022 Base Salary	Fiscal Year 2021 Base Salary

David M. Shull	$880,000.00	$800,000.00

Charles Boynton	$525,000.00	$493,200.00

Lisa Bodensteiner	$482,000.00	$425,000.00

Carl Wiese	$500,000.00	$500,000.00

Tom Puorro (1)	$458,000.00	$458,000.00

Warren Schlichting (2)	$525,000.00	N/A

(1)	Mr. Puorro left the Company on June 15, 2021. Actual pro-rated amount paid was $100,407.67. For more information, see “Summary Compensation Table” below.
(2)	Mr. Schlichting joined the Company on June 14, 2021 and left the Company on March 25, 2022. Actual pro-rated amount paid was $413.942.36. For more information, see “Summary Compensation Table” below.

Annual Incentive Plans

The LD&C Committee believes that incentives based on attaining or exceeding established financial targets properly align the interests of our Executive with the interests of the stockholders. We use annual incentive cash compensation at reasonable levels to reward short-term performance of our Executives, while focusing their attention on initiatives and actions believed to be important for achievement of our longer-term strategic goals. Our LD&C Committee establishes incentive compensation to reward Company-wide versus individual performance objectives by linking cash bonus awards to specific financial performance targets.

Our President and CEO and each other NEO participated in the Company ICP in Fiscal Year 2022. The ICP provides all eligible employees, including our Executives, with an opportunity to earn cash bonuses based upon our performance against our Fiscal Year 2022 financial performance targets.

The LD&C Committee, and in the case of the other NEOs (other than the CEO) in consultation with our CEO, determines each of these target bonus percentages based on their assessment of the impact each position has on the Company’s performance and compensation data from the Radford Database and our Peer Group companies provided by the independent compensation consultant. The LD&C Committee, in its sole discretion, may apply an individual performance adjustment factor to determine the amount an individual receives as a bonus under the ICP. Any discretionary adjustment for the CEO is determined by the LD&C Committee in its sole discretion. Any discretionary adjustment for other Executives may be recommended by the CEO, subject to approval by the LD&C Committee. Actual bonuses paid to individual Executives could be above or below their respective target amounts, subject to the maximum allowed under the ICP.

For Fiscal Year 2022, the target total cash compensation (base salary plus the target bonus) of our Executives was generally set at or near the 50th percentile range of the target total cash compensation for comparable executive officers at the Peer Group companies. The cash incentive bonus payout structure was retained for Fiscal Year 2022, paid annually and quarterly, if and to the extent earned, to attract and retain key talent during the unpredictable impact of COVID-19 and ongoing supply chain constraints on Company operations, reward employees more frequently and provide focus on critical business deliverables at a time of market volatility/uncertainty. For our CEO, 75% was earned annually and the remaining 25% was earned quarterly. For our other NEOs, 50% was earned annually and the remaining 50% was earned quarterly.

Fiscal Year 2022 Annual Incentive Funding

For Fiscal Year 2022, for our CEO, 75% of the annual incentive was based on the Company achieving target non-GAAP net revenue and key business objectives for the year. The remaining 25% was based on the Company achieving target (non-GAAP) EBITDA for each quarter.

For our other NEO’s, 50% of the annual incentive was based on the Company achieving target non-GAAP net revenue for the year. The remaining 50% was based on the Company achieving target (non-GAAP) EBITDA for each quarter. The focus on revenue growth balanced by the EBITDA targets ensures that the Company appropriately manages operating risks, avoids excessive risk-taking, and maintains its gross margin and operating margin targets. The LD&C Committee believed it was appropriate to weight our CEO’s annual incentive more heavily toward our annual goals for Fiscal Year 2022 to emphasize the importance of non-GAAP net revenue and business transformation to our business. The Company believes the targets used for Fiscal Year 2022 annual incentives appropriately reflect and address the interests of our stockholders and promote the Company’s business strategies and objectives and should continue to be key components of the Company’s Executive ICP.

Each target is determined by the LD&C Committee. No quarterly incentives would be paid for results that fell below 75% of an applicable target. The quarterly cash incentive was paid on a linear basis at or above 75% of the targeted goals. Results were required to exceed 100% for the total cash incentive bonus to be paid over 100%, with a cap at 200%.

The quarterly payment under the ICP during Fiscal Year 2022 were based on the level of achievement of the performance goals set forth in the table below:

Quarterly Corporate Performance Goals
Fiscal Year 2022 Funding Metrics	Weight(1)	Threshold	Target	Maximum

Quarter One Non-GAAP EBITDA(1)	6.25 / 12.5%	$65.3M	$87.1M	$108.9M

Quarter Two Non-GAAP EBITDA(1)	6.25 / 12.5%	$65.9M	$79.4M	$94.0M

Quarter Three Non-GAAP EBITDA(1)	6.25 / 12.5%	$66.0M	$79.5M	$94.3M

Quarter Four Non-GAAP EBITDA(1)	6.25 / 12.5%	$50.7M	$54.7M	$59.7M

Total	25 / 50%

(1)	Total weighting for the quarterly element was 25% for our CEO and 50% for our NEOs. EBITDA (Non-GAAP) targets exclude the cost of the short-term incentive program.

The table below shows actual results for the quarterly performance results achieved under the ICP for our CEO in Fiscal Year 2022:

ICP Performance to Funding Metrics	Achievement	% Funded (1)	Weight	Weighted Score (1)

Quarter One Non-GAAP EBITDA(1)	$66.9M	55.0	6.25%	3.4%

Quarter Two Non-GAAP EBITDA(1)	$67.8M	36.0	6.25%	2.3%

Quarter Three Non-GAAP EBITDA(1)	$49.0M	0.0	6.25%	—%

Quarter Four Non-GAAP EBITDA(1)	$43.1M	80.0	6.25%	5.0%

Fiscal Year 2022 Quarterly Bonus Pool Funding			25.0%	10.7%
(1)

Actual performance was at 30.3% funding for the first quarter and at 73.7% for the fourth quarter, but the LD&C Committee applied discretion to fund at 55% and 80%, respectively, to motivate the team, encourage retention of key talent and to recognize the work delivered driving transformation and managing the ongoing supply chain challenges.

(2)	EBITDA targets exclude the cost of the short-term incentive program.

The table below shows actual results for the quarterly performance results achieved under the ICP for our NEOs other than the CEO in Fiscal Year 2022:

ICP Performance to Funding Metrics	Achievement	% Funded (1)	Weight	Weighted Score (2)

Quarter One Non-GAAP EBITDA(1)	$66.9M	55.0%	12.5%	6.9%

Quarter Two Non-GAAP EBITDA(1)	$67.8M	36.0%	12.5%	4.5%

Quarter Three Non-GAAP EBITDA(1)	$49.0M	0.0%	12.5%	0.0%

Quarter Four Non-GAAP EBITDA(1)	$43.1M	80.0%	12.5%	10.0%

Fiscal Year 2022 Quarterly Bonus Pool Funding			50.0%	21.4%

(1)

Actual performance was at 30.3% funding for the first quarter and at 73.7% for the fourth quarter, but the LD&C Committee applied discretion to fund at 55% and 80%, respectively for participants to motivate the team, encourage retention of key talent and to recognize the work delivered by the teams driving transformation and managing the ongoing supply chain challenges. The LD&C Committee approved a discretionary bonus of 130% for Mr. Boynton and Ms. Bodensteiner because of their leadership in managing key initiatives and strategic objectives.

(2)	EBITDA (Non-GAAP) targets exclude the cost of the short-term incentive program.

Annually, the LD&C Committee sets the total potential amount payable as bonuses to Executives under the ICP (“Corporate Bonus Funding”). The amount of the bonus funding is based on achieving or surpassing threshold corporate-wide performance goals which the LD&C Committee set in May 2021 and were reviewed periodically taking into account ongoing supply chain challenges.

If the cash bonus is funded, payment under the ICP of actual Executive bonuses is based on the level of achievement of the Corporate Performance Goals set forth in the table below and the LD&C Committee’s exercise of discretion.

Annual Corporate Performance Goals
Fiscal Year 2022 Funding Metrics	Weight (1)	Threshold	Target	Maximum

Annual Non-GAAP Net Revenue	25 / 50%	$1.7B	$1.8B	$2.3B

Key Business Objectives	50 / 0%

Total	75 / 50%

(1)

The annual portion of our CEO’s ICP award represented 75% of his entire ICP award and was based on non-GAAP net revenue and key business objectives; the annual portion of our other NEOs’ ICP awards represented 50% of their entire ICP awards and was based on non-GAAP net revenue.

The funding metrics are defined as follows:

•

“Non-GAAP Net Revenue,” means revenue earned from sales of all our products to the business and consumer markets, net of any deductions such as discounts, returns or other adjustments that need to be taken against that revenue, as adjusted to exclude the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018.

•

“Non-GAAP EBITDA” means our Earnings Before Interest, Taxation, Depreciation and Amortization. Non-GAAP EBITDA measures our overall success in generating the earnings which can then be used to fuel our growth. For the purpose of the ICP, Non-GAAP EBITDA is defined as our EBITDA, excluding funding of the ICP.

•

“Key Business Objectives” means a set of CEO goals central in our Fiscal Year 2022 business plan, emphasizing product development, growth in selected business segments, cost optimization and business transformation.

The LD&C Committee selected Non-GAAP Net Revenue, and Non-GAAP EBITDA as the criteria for Fiscal Year 2022 Annual Corporate Bonus Funding because it believes achievement of these goals is critical to the development of our business and aligned with the interests of our stockholders. A reconciliation of these non-GAAP financial measures to the relevant GAAP financial measures is included in Appendix C.

When setting the funding metrics and weighting for threshold, target and maximum amounts for Corporate Bonus Funding, the LD&C Committee takes into account a range of factors including historical performance, our fiscal year business plan, likelihood of increasing stockholder value, and other external market factors. Under the ICP, if the threshold goal is not achieved for a metric, no bonus funds are allocated to the bonus pool for that metric. For the ICP, increasingly larger amounts are allocated to the pool for achievement between the threshold and maximum performance goals.

Funding of the ICP was based on achievement of each metric as summarized in the following table:

Achievement of Funding Metric	ICP Funding Percentage

Less than threshold	0%

Threshold to target	25%-99%

Target to maximum	100%-199%

Maximum and above	200%

The table below shows actual corporate results for the ICP Annual Corporate Bonus Funding for Executives in Fiscal Year 2022:

ICP Performance to Funding Metrics	Achievement	% Funded	Weight (1)	Weighted Score (2)

Annual Non-GAAP Net Revenue (3)	$1.68B	80.0%	25 / 50%	20 / 40%

Key Business Objectives		80.0%	50 / 0%	40 / 0%

Fiscal Year 2022 Annual Bonus Funding			75 / 50%	60 / 40%

(1)

The annual portion of our CEO’s ICP award represented 75% of his entire ICP award and was based on Non-GAAP net revenue and key business objectives; the annual potion of our other NEO’s ICP awards represented 50% of their entire ICP awards and was based on non-GAAP net revenue.

(2)	Weighting of each of the Funding Metrics was calculated independently.
(3)

Actual performance was at 0% funding for the annual Non-GAAP net revenue but the LD&C Committee applied discretion to fund at 80% in recognition of the work delivered by the teams driving transformation and delivering the full potential despite the ongoing market uncertainty and ongoing supply chain challenges.

Bonus Plans Achievement Goals and Funding

Payment of the bonus amounts under the ICP in Fiscal Year 2022 was based on the base salary and specific performance goals established for each Executive. The formula for computing annual bonus payouts under the ICP for the CEO was as follows:

Base Salary	x	Target Bonus Percentage (% of Base Salary)	x

The sum of:

(a)Payout Percentages of the Quarterly (Non-GAAP) EBITDA goals (25%)

(b)Payout Percentage of the Non-GAAP Net Revenue goal (25%) +

(c)Payout Percentage for the Key Business Objectives (50%)

				x	Board- approved Individual Performance Adjustment Factor	=	Bonus Earned ($)

The formula for computing annual bonus payouts under the ICP for our NEOs other than our CEO was as follows:

Base Salary	x	Target Bonus Percentage (% of Base Salary)	x	The sum of: (a)Payout Percentages of the Quarterly (Non-GAAP) EBITDA goals (50%) (b)Payout Percentage of the Non-GAAP Net Revenue goal(50%)	x	Committee- approved Individual Performance Adjustment Factor	=	Bonus Earned ($)

The Fiscal Year 2022 ICP provided (i) 50% of our CEO’s bonus target was based on achievement of the Non-GAAP Net Revenue and (Non-GAAP) EBITDA goals and 50% was based on the achievement of the CEO’s key business objectives; (ii) 100% of each other NEO’s bonus target was based on achievement of the

Non-GAAP Net Revenue and (Non-GAAP) EBITDA goals; and (ii) the LD&C Committee had the sole discretion to adjust the actual amount payable to each Executive to a different amount than what would be paid under the above formula, provided that the actual bonuses could never exceed the Corporate Pool Funding.

Target Bonus Percentages

In the first quarter of each fiscal year, the LD&C Committee approves a target bonus for each eligible Executive. Each Executive’s target bonus is expressed as a percentage of his or her annual base salary. When establishing target bonus percentages, the LD&C Committee examined the median of the range of target bonus percentages of executives in similar positions with similar responsibilities at Peer Group companies; however, the LD&C Committee also used its own judgment to determine the appropriate target bonus percentages for each Executive, with the percentage increasing based on job scope and responsibilities and market references. Under the terms of the ICP, in the case of individuals who are promoted or otherwise given increased pay or responsibility during the performance period, target bonuses are calculated using their annual base pay and target percentage at the end of the applicable fiscal year.

The NEO target bonus percentages for Fiscal Year 2022 were as follows:

Name	Fiscal Year 2022 Target Bonus (% of Annual Base Salary)

Dave Shull	150%

Charles Boynton	80%

Lisa Bodensteiner	70%

Carl Wiese	100%

Tom Puorro (1)	75%

Warren Schlichting (2)	80%

(1)

Mr. Puorro terminated employment on June 15, 2021 and received a lump sum cash payment in the amount of $343,500, representing the target bonus for Fiscal Year 2022. See the section entitles “Mr Puorro’s Severance and Release” below.

(2)

Mr. Schlichting terminated employment on March 25, 2022 and received a lump-sum cash payment in the amount of $394,753 representing the target bonus for Fiscal Year 2022 less any quarterly payments received. See the section entitled “Mr. Schlichting’s Severance and Release” below.

Fiscal Year 2022 Executive Bonuses

The tables that follow illustrate the Fiscal Year 2022 targeted and actual bonuses paid for the NEOs under the ICP. Additionally, within the limits of the aggregate bonus funding approved by the LD&C Committee, the Committee retained discretion to adjust individual awards from the lower of 0% up to a maximum of 200% of an individual’s target bonus, consistent with the terms of the ICP, based on the Committee’s evaluation of each individual’s performance. Discretion was exercised for all our NEOs and the Fiscal Year 2022 bonuses paid to all NEOs were based upon achievement of the Company’s financial performance metrics indicated below and the discretion of the LD&C Committee.

For each of the NEOs, their “Weighted Scores” (as reflected in the tables above under the section entitled Bonus Pool Amount and Fiscal Year 2022 Funding) were based on the funding metrics established at the beginning of Fiscal Year 2022 and for each quarterly performance period. The total bonus payout for each NEO was based on the terms of the Fiscal Year 2022 ICP, namely their individual target bonuses times the corporate funding achievement percent.

Dave Shull

Mr. Shull’s Fiscal Year 2022 ICP and actual performance were as follows:

Performance Metric	Basis of Performance Metric	% Payout	Weight	Weighted Score	Payout

Q1 Non-GAAP EBITDA	Consolidated	55.0%(1)	6.25%	3.4%	$45,375

Q2 Non-GAAP EBITDA	Consolidated	36.0%	6.25%	2.3%	$29,700

Q3 Non-GAAP EBITDA	Consolidated	—%	6.25%	—%	$—

Q4 Non-GAAP EBITDA	Consolidated	80.0%(1)	6.25%	5.0%	$66,000

Fiscal Year 2022 Key Corporate Objectives	Consolidated	80.0%	75.0%	60.0%	$792,000
Fiscal Year 2022 Non-GAAP Net Revenue(1)	Consolidated

Total			100.0%	70.7%	$933,075

(1)

Although actual performance was at 30.3% funding for first quarter Non-GAAP EBITDA, 73.7% funding for fourth quarter Non-GAAP EBITDA and at 0% for Fiscal Year 2022 Non-GAAP Net Revenue, the LD&C Committee applied discretion to fund Q1 at 55%, and both Q4 and Fiscal Year 2022 Non-GAAP Net Revenue at 80% in recognition of the work delivered driving transformation and managing the ongoing supply chain challenges.

Mr. Shull’s total target bonus for Fiscal Year 2022 was $1,320,000. Mr. Shull’s actual bonus payout was $933,075, or 70.7% of individual target.

Charles Boynton

Mr. Boynton’s Fiscal Year 2022 ICP and actual performance were as follows:

Performance Metric	Basis of Performance Metric	% Payout	Weight	Weighted Score	Payout

Q1 Non-GAAP EBITDA	Consolidated	55.0%(1)	12.5%	6.9%	$28,875

Q2 Non-GAAP EBITDA	Consolidated	36.0%	12.5%	4.5%	$18,900

Q3 Non-GAAP EBITDA	Consolidated	—%	12.5%	—%	$—

Q4 Non-GAAP EBITDA	Consolidated	130.0%(1)	12.5%	16.3%	$68,250

Fiscal Year 2022 Non-GAAP Net Revenue	Consolidated	130.0%(1)	50.0%	65.0%	$273,000

Total			100.0%	92.6%	$389,025

(1)

Although actual performance was at 30.3% funding for first quarter Non-GAAP EBITDA, 73.7% funding for fourth quarter Non-GAAP EBITDA and at 0% for Fiscal Year 2022 Non-GAAP Net Revenue, the LD&C Committee applied discretion to fund Q1 at 55%, and both Q4 and Fiscal Year 2022 Non-GAAP Net Revenue at 80% in recognition of the work delivered driving transformation and managing the ongoing supply chain challenges. Furthermore, the LD&C Committee approved a discretionary 130% payout for Mr. Boynton because of his leadership in managing key initiatives and strategic objectives.

Mr. Boynton’s total target bonus for Fiscal Year 2022 was $420,000. Mr. Boynton’s actual bonus payout was $389,025, or 92.6% of individual target.

Lisa Bodensteiner

Ms. Bodensteiner’s Fiscal Year 2022 ICP and actual performance were as follows:

Performance Metric	Basis of Performance Metric	% Payout	Weight	Weighted Score	Payout

Q1 Non-GAAP EBITDA	Consolidated	55.0%(1)	12.5%	6.9%	$23,197

Q2 Non-GAAP EBITDA	Consolidated	36.0%	12.5%	4.5%	$15,183

Q3 Non-GAAP EBITDA	Consolidated	—%	12.5%	—%	$—

Q4 Non-GAAP EBITDA	Consolidated	130.0%(1)	12.5%	16.3%	$54,828

Fiscal Year 2022 Non-GAAP Net Revenue	Consolidated	130.0%(1)	50.0%	65.0%	$219,310

Total			100.0%	92.6%	$312,518

(1)

Although actual performance was at 30.3% funding for first quarter Non-GAAP EBITDA, 73.7% funding for fourth quarter Non-GAAP EBITDA and at 0% for Fiscal Year 2022 Non-GAAP Net Revenue, the LD&C Committee applied discretion to fund Q1 at 55%, and both Q4 and Fiscal Year 2022 Non-GAAP Net Revenue at 80% in recognition of the work delivered driving transformation and managing the ongoing supply chain challenges.. Furthermore, the LD&C Committee approved a discretionary 130% payout for Ms. Bodensteiner because of her leadership in managing key initiatives and strategic objectives.

Ms. Bodensteiner’s total target bonus for Fiscal Year 2022 was $337,400. Ms. Bodensteiner’s actual bonus payout was $312,518, or 92.6% of individual target.

Carl Wiese

Mr. Wiese’s Fiscal Year 2022 ICP and actual performance were as follows:

Performance Metric	Basis of Performance Metric	% Payout	Weight	Weighted Score	Payout

Q1 Non-GAAP EBITDA	Consolidated	55.0%(1)	12.5%	6.9%	$34,375

Q2 Non-GAAP EBITDA	Consolidated	36.0%	12.5%	4.5%	22,500

Q3 Non-GAAP EBITDA	Consolidated	—%	12.5%	—%	—

Q4 Non-GAAP EBITDA	Consolidated	80.0%(1)	12.5%	10.0%	50,000

Fiscal Year 2022 Non-GAAP Net Revenue	Consolidated	80.0%(1)	50.0%	40.0%	200,000

Total			100.0%	61.4%	$306,875

(1)

Although actual performance was at 30.3% funding for first quarter Non-GAAP EBITDA, 73.7% funding for fourth quarter Non-GAAP EBITDA and at 0% for Fiscal Year 2022 Non-GAAP Net Revenue, the LD&C Committee applied discretion to fund Q1 at 55%, and both Q4 and Fiscal Year 2022 Non-GAAP Net Revenue at 80% in recognition of the work delivered driving transformation.

Mr. Wiese’s total target bonus for Fiscal Year 2022 was $500,000. Mr. Wiese’s actual bonus payout was $306,875, or 61.4% of individual target.

Warren Schlichting

Mr. Schlichting’s Fiscal Year 2022 ICP and actual performance were as follows:

Performance Metric	Basis of Performance Metric	% Payout	Weight	Weighted Score	Payout
Q1 Non-GAAP EBITDA	Consolidated	55.0%(1)	12.5%	3.2%	6,347(2)

Q2 Non-GAAP EBITDA	Consolidated	36.0%	12.5%	4.5%	$18,900

Q3 Non-GAAP EBITDA	Consolidated	—%	12.5%	—%	$—

Q4 Non-GAAP EBITDA	Consolidated	—%	12.5%	—%	$—

Fiscal Year 2022 Non-GAAP Net Revenue	Consolidated	—%	50.0%	—%	$—

Total			100.0%	7.7%	$25,247

(1)

Although actual performance was at 30.3% funding for first quarter Non-GAAP EBITDA, the LD&C Committee applied discretion to fund Q1 at 55% for participants to motivate the team, encourage retention of key talent and in recognition of the work delivered by the teams driving transformation and managing the ongoing supply chain challenges.

(2)	Pro-rated award for the first fiscal quarter based on time employed in the fiscal quarter.

Mr. Schlichting’s total target bonus for Fiscal Year 2022 was $327,600. Mr. Schlichting’s actual bonus payout was $25,247 or 7.7% of individual target.

Equity Incentive Awards

We offer equity awards to our Executives to encourage achievement of corporate objectives for the long-term benefit of the Company and our stockholders. Our LD&C Committee views long-term equity-based compensation as a critical component of the overall Executive compensation program to:

•	Strengthen the link among our financial performance, stockholder value and long-term incentive compensation;
•	Promote increased equity ownership by our Executives;
•	Encourage Executive retention through the use of multiple-year vesting periods;
•	Encouraging our Executives to deliver superior financial results, with 70% of their equity granted in the form of PSUs which can vest up to 200% for exceeding target goals: and
•	Providing competitive levels of total compensation to our Executives.

The LD&C Committee may approve grants to Executives after consideration of a variety of factors including:

•	Equity granted to executives in similar jobs at comparable companies;
•	An Executive’s scope of responsibilities and actual performance;
•	Input from our CEO (other than with respect to the CEO’s equity awards) and the LD&C Committee’s independent compensation consultant; and
•	The potential for particular Executives to influence our long-term growth and profitability.

Review and Approval Process for Equity Awards

Typically, in the first quarter of a fiscal year, our CEO and our Senior Vice President, People, provide the LD&C Committee with an assessment of each Executive’s prior year’s performance, other than his or her own. The CEO also provides an assessment of how each of the other Executives influenced overall corporate performance. Together with information provided by the LD&C Committee’s compensation consultants, the CEO recommends the types of equity grants and the value under each type for each Executive, other than himself. The LD&C Committee then makes the final decision as to the types of equity awards and establishes a target total value to be awarded to each Executive.

Performance Awards

Based on feedback from investors and to better align the interests of our Executives with those of our stockholders, starting in Fiscal Year 2018, the LD&C Committee began awarding PSUs in addition to time-based RSAs and RSUs. For the Fiscal Year 2022 PSUs, the LD&C Committee set a target and maximum value that each Executive could earn based on an annual comparison of the total stockholder return on our common stock against the S&P Telecom Select Industry Index (“Index”), an index the Committee determined appropriate to compare to the total stockholder return on our stock. The Index was selected based on (1) a comparable technology sector focus, (2) weighting which minimizes the potential disproportionate impact that large cap companies can have on overall performance and (3) minimizing volatility and reducing deviation from factors other than our own financial and corporate performance. The number of shares each Executive could earn at target and maximum is determined by dividing the values set by the LD&C Committee by the closing price of our common stock on the NYSE on the date of grant.

Fiscal Year 2022 Equity Incentive Award Design

Fiscal Year 2022 equity granted to senior leadership used only two LTI vehicles – RSUs and PSUs. The RSUs are time-based and vest over three years, one-third each year. The Executive must remain continuously employed with the Company during the year in which the RSUs and any PSUs vest before he/she vests in any of such awards for that year.

PSUs are earned based on achievement of pre-determined goals. For the Fiscal Year 2022 PSU program, a single measure was used, relative total stockholder return (rTSR). Actual performance is assessed after year one, year two and year three for the full three-year performance period (Fiscal Year 2022 – Fiscal Year 2024). The schedule shown below reflects potential payout percentages ranging from 0% to 200%. For year one, the payout is capped at 100%. For year two, the payout is capped at 150%. During year three, there is an opportunity to earn 200% of the target award for each tranche less any portion earned after the first and second measurement periods.

Company Performance Relative to the Median TSR of Index	Payout%

75th percentile and above	200%

50th percentile	100%

25th percentile	50%

Below 25th percentile	0%

Executives can only earn above target if our TSR is positive. The maximum award that an Executive can receive for TSR achievement is 200% of target in year three.

Fiscal Year 2022 NEO Equity Awards

In developing Executive equity recommendations in Fiscal Year 2022, our CEO considered the following information upon which he based his recommendations to the LD&C Committee:

•

The history of prior awards to our Executives (or if new to the role, that of such Executive’s predecessor), the current and potential value of each of their vested and unvested holdings and each Executive’s past performance, future contribution potential and other key compensation elements.

•	The total pool of our common stock budgeted for all employee awards for Fiscal Year 2022, and the portion allocated to all Executives as a percentage of the total.

•	Compensia’s review of market-competitive compensation levels, as well as general market trends in equity grant practices.

•	The historical grant levels and historical market data regarding equity awards for comparable jobs in similar companies.

•	The anticipated current and future value of the equity awards.

•

An appropriate split of the total number of shares awarded between varying types of equity awards. The actual split for each Executive was based on an evaluation of market practice, our CEO’s assessment and recommendation (excluding his own), and the LD&C Committee’s review and approval.

The LD&C Committee evaluated our CEO’s recommendations and such other information it deemed appropriate, giving no particular weight to any factor, and made a subjective determination, after considering all of the relevant factors in aggregate, to approve the equity awards as set forth below. In evaluating equity awards for our CEO, the LD&C Committee considered, with the assistance of Compensia, factors similar to those above, but specific to the CEO position.

The equity awards granted to our NEOs during Fiscal Year 2022 were as follows:

Name	Value Set for Equity Awards in Fiscal Year 2022	% of Value as RSUs	% of Value as PSUs	RSU Shares Awarded	Target PSU Shares Awarded	Minimum Potential PSU Shares	Maximum Potential PSU Shares

David M. Shull (1)	$7,319,152	30%	70%	58,273	135,972	—	271,944

Charles Boynton (1)	$2,499,972	30%	70%	18,337	42,787	—	85,574

Lisa Bodensteiner (1)	$1,099,965	30%	70%	8,068	18,826	—	37,652

Carl Wiese (1)	$999,964	100%	—%	24,449	—	—	—

Tom Puorro (2)	$—	—%	—%	—	—	—	—

Warren Schlichting (3)	$2,855,531	30%	70%	28,125	65,625	—	131,250

(1)

The equity awards were granted on May 10, 2021, with the exception of Mr. Shull. The equity awards granted to Mr. Shull were granted on May 12, 2021. The number of shares that vest under a PSU varies based on the performance of our common stock. The maximum number of shares issuable on the third anniversary of the grant date of a PSU is 200% of the target amount identified in the table above. However, on the first anniversary of the date of grant, the maximum number of shares that may vest and be issued is one-third of the target amount. On the second anniversary of the date of grant, the maximum number of shares that may vest and be issued is 150% of one-third of the target amount.

(2)	Mr. Puorro did not receive equity awards in Fiscal Year 2022. Mr. Puorro terminated his employment with the Company on June 15, 2021. Any unvested awards were forfeited on termination.

(3)

The equity awards to Mr. Schlichting were granted under our Inducement Plan on July 15, 2021. Mr. Schlichting terminated his employment with the Company on March 25, 2022. Any unvested awards were forfeited on termination.

The actual grant date values of equity awards are reported in the “Fiscal Year 2022 Summary Compensation Table” and Grants of Plan-Based Awards” tables, below.

Equity Vesting

In general, all RSUs and PSUs vest annually over three years subject to the continued employment of the Executive through the applicable vesting date, as further described in the “Grants of Plan-Based Awards” section of this Proxy Statement.

PSUs granted in Fiscal Year 2022 are eligible to be earned as follows:

Fiscal Year 2022 PSU Awards	% of Award Eligible to be Earned	Performance Criteria

First Measurement Period (Fiscal year 2022)	33%	Our total stockholder return compared to the median total stockholder return of the Index.

Second Measurement Period (Fiscal years 2022-2023)	Up to 150% of 33%	Our total stockholder return compared to the median total stockholder return of the Index. PSU’s can only vest above target when our total stockholder return is positive.

Full Performance Period (Fiscal years 2022-2024)	Up to 200% of target, less any portion earned after the first and second measurement periods.	Our total stockholder return compared to the median total stockholder return of the Index. PSU’s can only vest above target when our total stockholder return is positive.

For PSUs, vesting after each of the three periods is based on a comparison of the average closing prices, adjusted for dividends, of our common stock and the median of the Index, respectively, over the final 90 trading days of the applicable period against the average closing prices of our common stock and the median of the Index, respectively, over the 90 trading days ending on the first day of Fiscal Year 2022. For the Fiscal Year 2022 PSUs to vest at the maximum number of shares following the third year of the performance period (fiscal year 2024), the total stockholder return performance of our common stock from the beginning of Fiscal Year 2022 until the end of fiscal year 2024 would have to meet or exceed the 75th percentile total stockholder return performance of the Index, subject to our absolute total stockholder return being positive.

Fiscal Year 2020, Fiscal Year 2021 and Fiscal Year 2022 PSU Vesting

During Fiscal Year 2022, portions of the PSU awards granted in Fiscal Year 2020, Fiscal Year 2021, and Fiscal Year 2022 were eligible to be earned and vest. The tranches and the comparison of our total stockholder return to the median of the total stockholder return of the Index for the applicable periods are as follows:

Fiscal Year PSU	Period	% of Target PSUs Tied to Period	Our Annualized TSR	Index Annualized TSR	Actual TSR Performance Relative to Index (Growth Rate Delta)	PSUs Earned as a % of Target

2020	Full Performance Period (Fiscal Years 2020-2022)	100%	-31.40%	37.82%	-69.22%	0%

2021	Second Measurement Period (Fiscal Years 2021-2022)	33%	36.27%	28.90%	7.36%	129.44%

2022	First Measurement Period (Fiscal Year 2022)	33%	-16.38%	0.40%	Below 25th percentile	0%

Based on the information in the table above, the LD&C Committee reviewed and confirmed on May 9, 2022, that no PSUs were earned under any of the PSUs granted in Fiscal Year 2020 and Fiscal Year 2022, and 129.44% of the second tranche of the PSUs granted in Fiscal Year 2021 were earned.

Benefits Programs

We provide various employee benefit programs on equal terms to our U.S. employees, including our Executives, which benefits include medical, dental, life and disability insurance, a 401(k) plan and the opportunity to purchase our common stock through payroll deductions at a discounted price through our ESPP. In addition, we provide limited matching contributions to participants in our 401(k) plan, including to Executives who participate in the 401 (k) plan.

Perquisites

In addition to the standard benefits available to all employees, each Executive was eligible to participate in or receive reimbursement for the following additional perquisites in Fiscal Year 2022:

•	Legal, Financial, Estate and Tax Planning/Preparation services reimbursement (at 75% reimbursement up to $2,000 per year)
•	Business club membership reimbursement (up to $1,500 per year per membership) in business, travel or trade organizations, excluding social, luncheon, golf or athletic club memberships)
•	Personal liability insurance reimbursement (up to $500 per year)
•	Air travel amenities (i.e., upgrades on certain airlines based on committed volumes)

Furthermore, during Fiscal Year 2022, each Executive was eligible to participate in an executive physical program intended to encourage our Executives to engage in preventive medical care. Under the program, Executives may undergo physicals overseen by physicians which exams may include testing and consultations, as appropriate, based on each Executive’s medical situation.

The Company does not provide any gross-up for tax purposes for any of these perquisites.

The value of these additional benefits constitute only a small percentage of each NEO’s TDC and the amounts are included in the “Summary Compensation Table” located below in this Proxy Statement.

Deferred Compensation Plan

We maintain a Deferred Compensation Plan (“DCP”) which allows eligible employees, including our NEOs, to voluntarily defer receipt of some of their earned compensation on a pre-tax basis. The amounts deferred exceed the amounts they could otherwise defer under our 401(k) savings plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code. We maintained the DCP as a competitive practice to help attract and retain top talent, and we intend to re-evaluate it periodically. Due to its conservative design, we do not consider the DCP benefits material to any NEO’s overall compensation. During Fiscal Year 2022, Mr Schlichting participated in the DCP. For more information concerning the DCP, please see the “Non-Qualified Deferred Compensation” table located below in this Proxy Statement.

Tax Considerations

When making Executive compensation decisions, the Committee considers the tax deductibility of the various compensation arrangements. Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation that we pay to certain covered employees, generally including our NEOs, to $1 million in any year.

However, tax deductibility is not the primary factor in determining appropriate levels or modes of compensation. Since corporate objectives may not always coincide with tax deductibility requirements, we may, consistent with our compensation philosophy, approve programs under which payments are not fully deductible.

Clawback Policy

One of the objectives of our Executive compensation program is to make a substantial portion of Executive compensation dependent on the Company’s overall financial performance. In order to ensure that our Executives take full account of risks to the Company and its stockholders in their decision-making, and to reduce such risks wherever practicable, our LD&C Committee has the right to require any ICP participant to repay any bonus amounts paid if there is a material financial restatement of corporate results for any prior year which resulted in overpayment under the ICP. We have not had a financial restatement since the adoption of this policy. In the future, if we are required to restate our financial results for any prior year, the LD&C Committee will evaluate the facts and circumstances and may require repayment from Executives who received undue amounts as a result of material or negligent misrepresentation of financial results. Our right to recoupment expires, unless demand is made, three years following payment of an applicable bonus.

Effective June 4, 2021, our LD&C Committee extended our right to recoup incentive compensation to performance-based awards (including any cash-based incentive awards) to Executives. Our recoupment right is in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities. Our actual ability to collect repayment, if legal under state and federal laws, may vary. It is not the Company’s policy to automatically require such recoupment in the case of a restatement of results (except for select Executive participants as may be required under various laws and regulations). However, the LD&C Committee will evaluate the facts and circumstances of each case and may require recoupment from the Executive who received undue awards based on a material and intentional or negligent misrepresentation of financial results. Our LD&C Committee will continue to review potential changes to these clawback provisions in light of any relevant developments, regulatory or otherwise.

Risk

We designed our compensation programs to avoid excessive risk, including the design, payment methodology, potential payment volatility, relationship to our financial results, length of performance period, risk mitigation features, performance measures and goals, oversight and controls, and plan features and values, in each case compared to market practices. The following are some of the features of our compensation programs intended to help us appropriately manage business risk:

•

An assortment of vehicles for delivering compensation, both fixed and variable, short-term and long-term, including cash and equity, intended to focus our employees, including our Executives, on specific objectives that help us achieve our business plan in alignment with long-term stockholder interests;

•	Diversification of incentive-related risk by employing a variety of performance measures;
•	Weighting of the various performance measures to avoid excessive attention to achievement of one measure over another;
•	Annual equity grants, so employees, including our Executives, always have unvested awards that could decrease significantly in value if our business is not managed for the long-term;
•	Annual goals for bonuses are set to discourage short-term risk-taking;
•	Potential repayment of unearned portions of bonuses and unvested PSUs in the event of material financial restatements;
•	Stock ownership requirements to ensure that our Directors and Executives subject to such stock ownership policy are committed to long-term performance and sustained stock price growth; and
•	Fixed maximum award levels for performance-based cash and equity awards.

Annually, with Compensia’s input and assistance, we conduct a risk assessment of our compensation policies and practices, including those relating to our Executive compensation program, and discuss the findings with the LD&C Committee. Based on this assessment, our LD&C Committee reviewed the potential effects of the various components of our compensation and benefits programs upon individual and collective behavior and, ultimately, upon our risk profile and our overall approach to risk management. Based on this review, our LD&C

Committee believes that the Company’s Executive compensation programs are aligned with the interests of stockholders, appropriately reward pay for performance, and do not create incentives for inappropriate risk-taking by any of our employees, including Executives. Accordingly, the LD&C Committee determined in Fiscal Year 2022 that our Executive compensation policies and practices were not reasonably likely to have a material adverse effect on the Company.

Employment, Change of Control, Severance and Transition Agreements for Our NEOs

Employment Agreements

We have entered into an employment agreement with our CEO, as well as severance and change of control agreements (“Change of Control Agreements”) with our other NEOs, as described below.

Change of Control Agreements

To retain our Executives in the event of an acquisition, the LD&C Committee previously developed and approved Change of Control Agreements that provide for certain severance benefits in connection with material changes in our organization that customarily would impact their continuing employment. All of our Executives, including each of the NEOs enter into Change of Control Agreements. These agreements are double-trigger change of control agreements, meaning they provide for potential severance benefits in the event of a change of control and termination of the Executives as further described below under the section entitled “Change of Control Severance Agreements With Our NEOs”. In entering into these Change of Control Agreements, the LD&C Committee’s primary objective is to maintain the continued dedication and objectivity of our Executives for our benefit and the benefit of our stockholders, notwithstanding the possibility of an acquisition or other form of change of control. Further descriptions of the Change of Control Agreements with our NEOs follow below.

Executive Employment and Severance Agreements

As noted previously, the LD&C Committee conducts an annual review of Executive compensation to determine if changes are appropriate. As part of its annual review, no modifications were made to our Executive severance arrangements.

Mr. Schlichting’s Employment Agreement

Mr. Schlichting was hired as Executive Vice President, Chief Operating Officer on June 14, 2021. Under the terms of Mr. Schlichting’s at-will offer letter (the “Schlichting Employment Agreement”), he received an initial annual base salary of $525,000 and was eligible under our ICP to receive and annual cash bonus award targeted at 80% of his annual base salary commencing with the Company’s Fiscal Year 2022. The 2022 bonus was subject to pro-ration based on Mr. Schlichting’s start date. In addition, Mr. Schlichting was given a $200,000 signing bonus which was paid on his first paycheck following his start date.

In addition, the LD&C Committee granted Mr. Schlichting an RSU award, effective as of July 15, 2021 (“Grant Date”) having a grant date fair value of $949,781. The RSU award was to vest in three equal annual installments on the last calendar day of the month following each anniversary of the Grant Date, subject to Mr. Schlichting’s continued employment through each vesting date. The LD&C Committee also awarded Mr. Schlichting a PSU award having a fair market value of $2,729,563, vesting in three annual installments.

Following his appointment, Mr. Schlichting entered into our standard Change of Control Agreement and standard Severance Agreement.

Mr. Schlichting also entered into standard forms of Company indemnification and confidentiality and invention assignment agreements.

For more information about the bonuses and equity awards made to Mr. Schlichting, see the sections entitled “Fiscal Year 2022 Executive Bonuses” and “ Fiscal Year 2022 NEO Equity Awards” above and the “Grants of Plan Based Awards” below.

Mr. Schlichting’s employment with the Company terminated on March 25, 2022. For more information about the severance benefits Mr. Schlichting received in exchange for entering into the Company’s standard severance and release agreement, see the section entitled “Mr. Schlichting’s Severance and Release” below.

Change of Control and Severance Agreements With Our NEOs

We have entered into Change of Control Agreements and Severance Agreements with each of our NEOs. The Change of Control Agreements contain “double-trigger” severance provisions as described below. The HP Merger, if consummated, is expected to be a triggering event for purposes of the Change in Control Agreements.

Additionally, Ms. Bodensteiner’s Change of Control and Severance Agreement was amended effective March 25, 2022 to align the term of her agreement with automatic renewals consistent with other NEO Change of Control Agreements. No other changes were made to her Agreement.

In general, the Change of Control Agreements provide that, if a “Change of Control” (as defined in the Change of Control Agreements) occurs, then 100% of the Executive’s outstanding equity awards will vest according to the vesting schedule specified in the Plan. For PSUs, any unvested shares will be eligible to vest at the greater of (i) the comparison of the Company’s total stockholder return as compared to the Index based on the price of our common stock on the day immediately prior to the Change of Control, and (ii) the target performance levels.

In addition, if the Executive’s employment is terminated by us without “Cause” (as defined in the Change of Control Agreements) or by the Executive for “Good Reason” (as defined in the Change of Control Agreements) within 24 months after a Change of Control, then, subject to the Executive signing and not revoking a release of claims and continuing to comply with the terms of the Change of Control Agreement, the Executive is entitled to receive:

(a)	A lump sum payment (less applicable withholding taxes) equal to the following:

•

For Mr. Shull, the sum of (1) 200 percent of Mr. Shull’s annual base salary as in effect immediately prior to his termination or (if greater) at the level in effect immediately prior to the Change of Control, plus (2) 200 percent of Mr. Shull’s target bonus as in effect for the fiscal year in which the Change of Control occurs or (if greater) at the level in effect for the fiscal year in which his termination occurs, plus (3) that pro-rata portion of Mr. Shull’s annual incentive bonus as measured by the beginning of quarter accrual for the incentive bonus Mr. Shull has earned but not yet been paid;

•

For Mr. Boynton, the sum of (1) 200 percent of Mr. Boynton’s annual base salary as in effect immediately prior to his termination or (if greater) at the level in effect immediately prior to the Change of Control, plus (2) that pro-rata portion or all of Mr. Boynton’s annual target incentive bonus that Mr. Boynton has earned but not yet been paid, plus (3) an additional 200 percent of Mr. Boynton’s annual target incentive bonus for the year in which the severance payment is triggered;

•

For Ms. Bodensteiner, the sum of (1) 52 weeks of Ms. Bodensteiner’s annual base salary as in effect immediately prior to her termination or (if greater) at the level in effect immediately prior to the Change of Control, plus (2) 52 weeks of Ms. Bodensteiner’s target annual incentive bonus as in effect immediately prior to the termination or (if greater) at the level in effect immediately prior to the Change of Control, plus (3) that pro-rata portion of 52 weeks of Ms. Bodensteiner’s annual incentive bonus as measured by the beginning of quarter accrual for the incentive bonus Ms. Bodensteiner has earned but not yet been paid; and

•

For Mr. Wiese, the sum of (1) 100 percent of Mr. Wiese’s annual base salary as in effect immediately prior to his termination or (if greater) at the level in effect immediately prior to the Change of Control, plus (2) that pro-rata portion or all of Mr. Wiese’s annual target incentive bonus that Mr. Wiese has earned but not yet been paid, plus (3) an additional 100 percent of Mr. Wiese’s annual target incentive bonus for the year in which the severance payment is triggered.

(b)

For Messrs. Shull, Boynton and Wiese, a lump sum cash payment in an amount equal to the monthly Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (which we refer to as “COBRA”) premium that the individual would be required to pay to continue his group health coverage as in effect on the date of his termination for himself and his eligible dependents, multiplied by 24, which payment will be made less applicable withholdings and regardless of whether the individual elects COBRA continuation coverage;

(c)

For Ms. Bodensteiner, if Ms. Bodensteiner elects continuation coverage pursuant to COBRA or Cal-COBRA for herself or her eligible dependents, reimbursement for the COBRA (or, if applicable, the Cal-COBRA) premiums for such coverage for up to 24 months;

(d)	For Mr. Shull, outplacement services for 24 months and for Ms. Bodensteiner, outplacement services for 12 months; and

(e)	For each Executive, full vesting of the Executive’s equity awards to the extent outstanding on the termination date and not otherwise vested.

The Change of Control Agreements of Messrs. Puorro and Schlichting terminated when their employment ceased prior the end of Fiscal Year 2022, so they are not included in the preceding disclosure.

“Change of Control” is defined in the Change of Control Agreements generally as the occurrence of any of the following events (if such event qualifies as a “change in control” under Code Section 409A): (1) any person or group acquires more than 50% of the total voting power of our stock, except for a private financing that is approved by our Board; (2) a majority of our Board is replaced within a 12 month period by directors whose appointment or election is not endorsed by a majority of our Board; or (3) any person or group acquires 50% or more of our assets. The HP Merger, if consummated, will constitute a Change of Control under the Change of Control Agreements.

“Cause” is defined in the Change of Control Agreements generally as (1) willfully failing, after receipt of a written warning, to comply with applicable policies and practices or follow reasonable instructions from a supervisor; (2) engaging in willful misconduct which is demonstrably and materially injurious the Company; (3) committing a felony, fraud, or misappropriation of property belonging to us; or (4) materially breaching the terms of the Change of Control Agreement or an employee patent, secrecy and invention agreement.

“Good Reason” is defined in the Change of Control Agreements generally as a termination of employment following the expiration of a 30-day cure period after one or more of the following occurs: (1) a material reduction in base compensation that does not apply generally to all similarly situated executives; (2) a change in position, titles, duties or responsibilities from prior to the Change of Control, (3) certain changes in authority, duties or responsibilities that result in a material diminution of authority, duties, or responsibilities; (4) a material change in the location at which the Executive must perform services; or (5) a failure to obtain the assumption of the Change of Control Agreement by a successor or acquirer.

The Change of Control Agreements also contain provisions designed to provide each Executive the greatest amount of benefits after taking into account taxes that may be payable under Section 4999 of the Code if any of the benefits constitute “parachute payments” under Section 280G of the Internal Revenue Code.

The Change of Control Agreements provide that cash severance benefits will be payable following the Executive’s “separation from service” with us within the meaning of Section 409A of the Code and that such payments may be subject to a six-month delay period if required under Section 409A.

Under our Severance Agreements, if the Executive’s employment is terminated without “Cause” (as defined in the Severance Agreements), and if such termination does not occur in the 24-month period following a “Change of Control” (as defined in the Severance Agreements), then subject to the individual signing and not revoking a release of claims with us, she or he will receive the following:

•	Continuing payments of severance pay at a rate equal to their then-current base salary for a period of 12 months (18 months in the case of our CEO and CFO);
•	100% of their target bonus as in effect for the fiscal year in which such termination occurs; and
•

If each elects continuation coverage pursuant to COBRA for themselves and their eligible dependents, we will reimburse them for the COBRA premiums for such coverage for up to 12 months (18 months in the case of our CEO and CFO) and provide 12 months’ (18 months’ in the case of our CEO and CFO) outplacement assistance.

“Cause” and “Change of Control” generally have the same meanings in the Severance Agreements as in the Change of Control Agreements.

The agreements with our Executives do not provide for compensation or benefits if they terminate their employment voluntarily or we terminate their employment for Cause. With the exception of Mr. Puorro and Mr. Schlichting whose employment terminated on June 15, 2021 and March 25, 2022 respectively, for Ms. Bodensteiner and Messrs. Shull, Boynton and Wiese, the following table shows the potential payments upon termination not in connection with a Change of Control or within 24 months of a Change of Control if either had occurred on April 2, 2022. As required by the SEC’s regulations, we have quantified the potential payments as of April 2, 2022, the last day of our fiscal year. The actual amounts received upon a qualifying termination in connection with or following the HP Merger, if it is consummated, will vary from those shown below.

Name	Executive Compensation and Benefits Upon Separation	Termination Absent Change in Control		Termination Without Cause or for Good Reason After Change in Control or within 24 Months of a Change in Control

David Shull	Compensation	$2,640,000	(1)	$5,375,000	(5)

	Benefits	$64,221	(2)	$85,628	(6)

Charles Boynton	Compensation	$1,207,500	(1)	$2,152,500	(5)

	Benefits	$75,217	(2)	$70,289	(6)

Lisa Bodensteiner	Compensation	$819,400	(3)	$1,030,275	(7)

	Benefits	$50,145	(4)	$70,289	(6)

Carl Wiese	Compensation	$1,000,000	(3)	$1,321,500	(7)

	Benefits	$27,513	(4)	$25,026	(6)

(1)	Composed of (i) 150% of annual base salary and (ii) 100% of the annual target incentive bonus for the year in which the severance payment is triggered.

(2)	Composed of (i) 18 months of estimated benefits amounts based on certain employee medical benefit elections in Fiscal Year 2022; and (ii) outplacement costs in Fiscal Year 2022.

(3)	Composed of (i) 100% of annual base salary; and (ii) 100% of the annual target Bonus for the year in which the severance payment is triggered.

(4)	Composed of (i) 12 months of estimated benefits amounts based on certain employee medical benefit elections in Fiscal Year 2022; and (ii) outplacement costs in Fiscal Year 2022.

(5)

Composed of (i) 200% of annual base salary; (ii) that pro rata portion of the annual target incentive bonus earned but not yet been paid; and (iii) 200% of the annual target incentive bonus for the year in which the severance payment is triggered.

(6)	Composed of 24 months of estimated benefits amounts based on certain employee medical benefit elections in Fiscal Year.

(7)

Composed of (i) 100% of annual base salary; (ii) that pro rata portion of the annual target incentive bonus earned but not yet been paid; and (iii) 100% of the annual target incentive bonus for the year in which the severance payment is triggered.

Accelerated Equity Vesting Upon Termination or Change of Control

The table below shows the potential value of accelerated vesting of outstanding equity awards held by our NEOs had their employment terminated on April 2, 2022, within 24 months of a Change in Control. As required by the SEC’s regulations, we have quantified the value of accelerated vesting as of April 2, 2022, the last day of our most recent fiscal year. As disclosed in our Definitive Proxy Statement on Schedule 14A filed on May 17, 2022, as amended on June 13, 2022, pursuant to the terms of the Merger Agreement, if the HP Merger is consummated, certain of the unvested outstanding equity awards held by our NEOs immediately prior to such consummation will or may be cancelled in exchange for a cash payment determined in accordance with the terms of the Merger Agreement. The actual value of accelerated vesting of outstanding equity awards held by our NEOs in connection with the HP Merger or a qualifying termination following the HP Merger, if it consummated, will vary from those shown below.

Name	Number of Stock Options Shares Vesting	Value of Stock Option Shares Vesting (1)	Number of RSU and PSU Shares Vesting	Value of RSU and PSU Shares Vesting (2)	Total Value of Equity on Change of Control

David M. Shull	—	$—	410,912	$16,259,788	$16,259,788

Charles Boynton	—	$—	192,591	$7,620,826	$7,620,826

Lisa Bodensteiner	—	$—	60,228	$2,383,222	$2,383,222

Carl Wiese	—	$—	24,449	$967,447	$967,447

(1)	As of April 2, 2022 there were no longer any outstanding stock options held by our NEOs.

(2)	The value is calculated by multiplying the number of unvested shares by our common stock price of $39.57 on April 2, 2022.

Mr. Schlichting’s Severance and Release

In connection with the mutual determination to terminate his role as the Company’s Executive Vice President, Chief Operating Officer, Mr. Schlichting and the Company agreed that Mr. Schlichting would transition out of the Company with his last day to be on March 25, 2022 (the “Schlichting Separation Date”). Pursuant to the Company’s standard form of executive severance agreement entered into on February 14, 2022 with all then current Executives, including Mr. Schlichting, Mr. Schlichting received the following severance benefits in exchange for entering into the Company’s standard severance and release agreement:

•	Base salary of 18 months;
•	100% of target bonus in effect for Fiscal Year 2022, less the amount of quarterly bonuses paid during such fiscal year;
•

If he elects, reimbursement for the amount of COBRA coverage to Mr. Schlichting and his eligible dependents, without charge, for eighteen (18) months from the Schlichting Separation Date (calculated from the first day of the month following the Schlichting Separation Date) or until such earlier date on which Mr. Schlichting becomes eligible for health coverage from another employer; and

•	If he elects, standard outplacement services to Mr. Schlichting for eighteen (18) months. No cash payment will be made in lieu of such services.

Mr. Schlichting did not receive any additional equity awards for Fiscal Year 2022 and any equity awards that remained unvested on the Schlichting Separation Date were forfeited.

Mr. Puorro’s Severance and Release

In connection with the mutual determination to terminate his role as the Company’s Executive Vice President, General Manager, Products, Mr. Puorro’s last day with the Company was on June 15, 2021 (the “Puorro Separation Date”). Pursuant to the Company’s standard form of executive severance agreement entered into on May 14, 2019 with all then current Executives, including Mr. Puorro, Mr. Puorro received the following severance benefits in exchange for entering into the Company’s standard severance and release agreement:

•	Base salary of 12 months;
•	100% of target bonus in effect for Fiscal Year 2022; and
•

Reimbursement for the amount of COBRA coverage to Mr. Puorro and his eligible dependents, to the extent required by the American Rescue Plan Act of 2021 (“ARPA”) (which applied to periods of eligible COBRA coverage beginning on or after April 1, 2021 and ending September 30, 2021) for the greater of: (a) the period of time required under the ARPA; or (b) a cumulative total (including without limitation any entitlements under the ARPA) of twelve (12) months from the Puorro Separation Date (calculated from the first day of the month following the Puorro Separation Date) or until such earlier date on which Mr. Puorro becomes eligible for health coverage from another employer.

Mr. Puorro did not receive any equity awards for Fiscal Year 2022 and any equity awards that remained unvested on the Puorro Separation Date were forfeited.

FISCAL YEAR 2022 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by us for Fiscal Years 2022, 2021 and 2020 to the NEOs. For a narrative description of our compensation philosophy and compensation elements, see the section “Compensation Discussion and Analysis” above.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

David M. Shull	2022	$861,538	$817,575	$10,485,033	$115,500	$11,602	$12,291,248
President and CEO	2021	$443,077	$—	$7,565,189	$813,638	$544,087	$9,365,991
	2020	N/A	N/A	N/A	N/A	N/A	N/A

Charles Boynton	2022	$517,662	$315,515	$3,636,019	$73,500	$16,483	$4,559,179
Executive Vice President and CFO	2021	$493,200	$—	$1,961,837	$547,799	$25,078	$3,027,914
	2020	$491,308	$—	$4,554,152	$—	$28,522	$5,073,982

Lisa Bodensteiner	2022	$468,846	$253,473	$1,599,848	$59,045	$4,481	$2,385,693

Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary	2021	$173,269	$—	$1,536,585	$178,618	$9,790	$1,898,262
	2020	N/A	N/A	N/A	N/A	N/A	N/A

Carl Wiese	2022	$500,000	$219,375	$999,964	$87,500	$8,595	$1,815,434
Executive Vice President, Chief Revenue Officer	2021	$500,000	$—	$—	$694,189	$17,656	$1,211,845
	2020	$96,154	$—	$2,092,046	$—	$151,885	$2,340,085

Tom Puorro (5)	2022	$100,408	$—	$—	$—	$691,906	$792,314
Former Executive Vice President, General Manager, Products	2021	$458,000	$—	$1,716,450	$476,909	$20,806	$2,672,165
	2020	$446,923	$—	$2,546,003	$—	$24,993	$3,017,919

Warren Schlichting (6)	2022	$413,942	$2,851	$3,679,344	$22,396	$1,390,425	$5,508,958
Former Executive Vice President, Chief Operating Officer	2021	N/A	N/A	N/A	N/A	N/A	N/A
	2020	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The amount in the Salary column reflects the actual amount paid to each NEO during the 26 bi-weekly pay periods starting with the first full pay period in the fiscal year indicated.

(2)

The RSU and PSU award amounts reported in the Stock Awards column are the aggregate grant date fair value of stock-related awards in Fiscal Year 2022 computed in accordance with FASB ASC Topic 718. The grant date fair value of the PSU awards reflected in the Stock Awards column and the table below is computed based on the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized by the Company over the three-year performance period of the award determined as of the grant date under FASB ASC Topic 718. Refer to Note 2 – Significant Accounting Policies, Stock-Based Compensation Expense and Note 12 – Stock Plans and Stock-Based Compensation to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for Fiscal Year 2022, for the assumptions used to value the RSA, RSU and PSU awards. The amounts shown in the Stock Awards Column and the tables below exclude the impact of estimated forfeitures.

Name	Fiscal Year 2022 RSUs	Fiscal Year 2022 PSUs

David M. Shull	$2,195,727	$8,289,306

Charles Boynton	$749,983	$2,886,036

Lisa Bodensteiner	$329,981	$1,269,866

Carl Wiese	$999,964	$—

Tom Puorro	$—	$—

Warren Schlichting	$949,781	$2,729,563

Assuming that the highest level of performance conditions is achieved, the aggregate fair value of the PSU awards at the grant date is as follows:

Name	Value of Fiscal Year 2022 PSUs Assuming Maximum Performance

David M. Shull	$16,578,613

Charles Boynton	$5,772,072

Lisa Bodensteiner	$2,539,733

Carl Wiese	$—

Tom Puorro	$—

Warren Schlichting	$5,459,125

(3)

The amounts reported for Fiscal Year 2021 and for Fiscal Year 2022 were annual amounts earned under the ICP for such fiscal years, excluding any discretionary funding as approved by the LD&C Committee and associated awards reported in the Bonus column. There were no bonus payouts for Fiscal Year 2020. The amounts for Fiscal Year 2021 and Fiscal Year 2022 were paid quarterly. The fourth quarter and annual awards were paid on May 26, 2022. For more information, see section “Fiscal Year 2022 Executive Bonuses” above.

(4)

Amounts shown include our contributions or other allocations to defined contribution plans for benefits such as employer 401(k) contributions and 401(k) match payments (which for Messrs. Shull, Boynton, Puorro, Schlichting and Wiese, were $9,065, $8,996, $3,637, $6,058 and $6,058 respectively. For Ms. Bodensteiner they were $1,946. Amounts shown also include supplemental benefit programs available only to employees whose titles are executive vice president and above, including a comprehensive physical program. For those Executives whose titles are executive vice president and above, we also reimburse certain legal and financial planning services, business club membership and personal liability insurance premiums, and the amounts shown include the incremental cost of these benefits. The Company does not gross up any of these payments for taxes. For Mr. Puorro and Mr. Schlichting severance benefits of $687,000 and $1,182,253 respectively, are included here.

(5)	Mr. Puorro’s employment with the Company terminated on June 15, 2021.

(6)	Mr. Schlichting joined the Company on July 15, 2021. Mr. Schlichting’s employment with the Company terminated on March 25, 2022.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2022

The following table shows information concerning plan-based awards to our NEOs during Fiscal Year 2022:

Name	Type (1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)(3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David M. Shull (6)	2022 ICP		330,000	1,320,000	2,640,000
	RSU	5/12/2021							58,273	2,195,727
	PSU	5/12/2021					135,972	271,944		8,289,306

Charles Boynton (6)	2022 ICP		105,000	420,000	840,000
	RSU	5/12/2021							18,337	749,983
	PSU	5/12/2021					42,787	85,574		2,886,036

Lisa Bodensteiner (6)	2022 ICP		84,350	337,400	674,800
	RSU	5/12/2021							8,068	329,981
	PSU	5/12/2021					18,826	37,652		1,269,866

Carl Wiese (6)	2022 ICP		125,000	500,000	1,000,000
	RSU	5/12/2021							24,449	999,964

Tom Puorro (6)	2022 ICP		85,875	343,500	687,000
	RSU									—
	PSU							—		—

Warren Schlichting (6)	2022 ICP		81,900	327,600	655,200
	RSU	7/15/2021							28,125	949,781
	PSU	7/15/2021					65,625	131,250		2,729,563

(1)

“2022 ICP” means the Incentive Compensation Plan for Fiscal Year 2022. “RSU” means a restricted stock unit award vesting if the grantee remains employed by the Company at certain times. “PSU” means an award of performance-based restricted stock units pursuant to which shares are earned based on the performance of the Company’s stock against the total stockholder return of stocks in the S&P Telecom Select Industry Index (“Index”) over a three-year period and that vests if the grantee remains employed by the Company as of certain dates. See “Compensation Discussion and Analysis—Equity Incentive Awards” above for further details.

(2)	Actual amounts paid under the Fiscal Year 2022 ICP are set forth in the “Summary Compensation Table” above.

(3)

The “Maximum” any Executive could receive under the ICP was 200% of the “Target” award amount. The “Threshold” amount assumes 25% payout for each performance metric under the ICP. However, each of the ICP performance metrics has its own separate performance threshold which must be achieved for actual bonuses to be paid for that metric. Consequently, aggregate bonuses actually paid under the ICP may be less than the “Threshold” set forth above if performance is below threshold in one or more particular metrics.

(4)

PSU awards vest in three installments on the tenth day of May after the first, second and third anniversaries of the date of grant. Depending on the performance of our common stock against the Index, Executives can earn a minimum of zero shares and up to a maximum of 200% of the at target number of shares. These PSUs may vest up to a maximum of one-third of the target number of shares on the first anniversary of the date of grant, up to 150% of one-third of the target number of shares vesting on the second anniversary of the date of grant, and on the third anniversary, up to 200% of the target number of shares may vest, less any shares vested on the first or second anniversaries. See “Compensation Discussion and Analysis—Equity Incentive Awards” above for further details.

(5)

RSU awards generally vest in three installments on the tenth day of the calendar month after the first, second and third anniversaries of the date of grant. See “Compensation Discussion and Analysis—Equity Incentive Awards” above for further details.

(6)	Please see the discussion of acceleration of equity grants in the sections entitled “Change of Control and Severance Agreements with our NEOs” above.

STOCK VESTED FOR FISCAL YEAR 2022

The Company has not issued stock options since April 17, 2017. Therefore, there were no longer any outstanding stock options held or exercised during Fiscal Year 2022. The following table sets forth information regarding the number of shares acquired and value realized for restricted stock unit awards vested during Fiscal Year 2022:

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting

David M. Shull	$108,333	$4,138,820

Charles Boynton	$50,776	$2,066,240

Lisa Bodensteiner	$16,666	$604,739

Carl Wiese	$73,768	$2,137,428

Tom Puorro	$37,892	$1,549,783

Warren Schlichting	$—	$—

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The Company has not issued stock options since April 17, 2017. Therefore, there were no longer any outstanding stock options held or exercised during Fiscal Year 2022. The following table sets forth information about restricted stock awards held by our NEOs who served during Fiscal Year 2022 that were outstanding as of the end of Fiscal Year 2022:

Executive	Stock Awards (1)

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

David M. Shull	108,273	$4,284,363 (2)	302,639		$11,975,425 (6)

Charles Boynton	53,881	$2,132,071 (3)	110,318		$4,365,283 (6)

Lisa Bodensteiner	18,068	$714,951 (4)	42,160		$1,668,271 (6)

Carl Wiese	24,449	$967,447 (5)	—		$—

Tom Puorro	—	$—	—	$	— (6)(7)

Warren Schlichting	—	$—	—	$	— (6)(8)

(1)

Time (“service”) based RSUs vest in equal annual installments over a three-year period until fully vested with the exception of Mr. Wiese’s RSU award which vests over a one-year period with 100% vesting on the first anniversary of the award date. For all awards, vesting is subject to the continued employment of the employee on each vesting date.

(2)

Based on two RSU awards granted on October 15, 2020 and May 12, 2021, respectively, with 50,000 and 58,273 shares respectively, remaining unvested at the end of the Fiscal Year 2022. Valued at $39.57 per share, the closing price of our common stock on April 2, 2022.

(3)

Based on four RSU awards granted on April 15, 2019, May 10, 2019, May 4, 2020 and May 10, 2021, respectively, with 11,537, 1,140, 22,867 and 18,337 shares, respectively, remaining unvested at the end of Fiscal Year 2022. Valued at $39.57 per share, the closing price of our common stock on April 2, 2022.

(4)

Based on two RSU awards granted on November 16, 2020 and May 10, 2021, with 10,000 and 8,068 shares respectively, remaining unvested at the end of the Fiscal Year 2021. Valued at $39.57 per share, the closing price of our common stock on April 2, 2022.

(5)

Based on one RSU award granted on May 10, 2021 with 24,229 shares remaining unvested at the end of the Fiscal Year 2021. Valued at $39.57 per share, the closing price of our common stock on April 2, 2022.

(6)

All PSUs have a three-year performance period commencing at the beginning of the fiscal year in which they were granted. PSUs vest over a three-year period based on an annual comparison of the total stockholder return on our common stock against the iShares S&P North American Tech-Multimedia Networking Index. Grants prior to May 6, 2019 may vest up to a maximum of one-third of the target number of shares on the first two anniversaries of the date of grant, and on the third anniversary, up to 150% of the target number of shares may vest, less any shares vested on the first or second anniversaries. Grants subsequent to May 6, 2019 may vest up to a maximum of one-third of the target number of shares on the first anniversary of the date of grant, up to 150% of one-third of the target number of shares on the second anniversary of the date of grant, and on the third anniversary, up to 200% of the target number of shares may vest, less any shares vested on the first or second anniversaries. All vesting is subject to the continued employment of the employee on the vesting date. The number of PSUs shown in this column is based upon target performance. Valued at $39.57 per share, the closing price of our common stock on April 2, 2022.

(7)	Mr. Puorro’s outstanding and unvested equity terminated on June 15, 2021 when his employment with the Company ended.

(8)	Mr. Schlichting’s outstanding and unvested equity awards terminated on March 25, 2021 when his employment with the Company ended.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Shull, our President and Chief Executive Officer during Fiscal Year 2022, to the annual total compensation of the median employee of our Company for Fiscal Year 2022 (the “Pay Ratio Disclosure”).

To identify, and to determine the annual total compensation of the median employee, we used the following methodology:

•

We collected the compensation data of all employees globally, whether employed on a full-time, part-time, temporary or seasonal basis as of April 2, 2022, the date upon which we identified the median employee.

•

We annualized the compensation of all permanent full-time and part-time employees employed on April 2, 2022 who were employed for less than the entire Fiscal Year 2022. We applied an exchange rate using rates and methodologies consistent with those we used for the reporting of our financial results in our Annual Report on Form 10-K for Fiscal Year 2022 filed with the SEC on May 18, 2021 to convert all international currencies into U.S. dollars as of April 2, 2022.

•

We used a total base pay as of April 2, 2022 as our consistently applied compensation measure. We identified all employees within 5% of the median, and from this group selected an employee as a reasonable representative of our median employee.

Using this methodology, we determined that the median employee was an employee in our Product Engineering Department located in Tijuana, Mexico with an annual total compensation of $33,229 for Fiscal Year 2022, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes, as applicable for both such employee and Mr. Shull base pay, overtime pay, cash bonuses, the Company’s matching contribution to that employee’s retirement savings plans, and equity awards. In comparison, Mr. Shull’s total compensation for Fiscal Year 2022 for purposes of this disclosure was $12,291,248. Based on this information, the ratio of the compensation of our President and Chief Executive Officer to the median annual total compensation of all other employees was estimated to be 370:1.

The Pay Ratio Disclosure presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The foregoing pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules for identifying the median based on our payroll and employment records. The SEC rules do not require one specific methodology for the determination of who is the median employee, but permit companies flexibility in choosing the methodology that they believe is best based on their respective employee base. Accordingly, the methodology chosen by us may differ from that chosen by other companies and as such, the pay ratio we have reported may not be a like-for-like comparison of pay ratios reported by other companies.

NON-QUALIFIED DEFERRED COMPENSATION

The 2013 DCP

Effective May 24, 2013, we established a non-qualified deferred compensation plan (the “2013 DCP”) for a select group of management or highly compensated employees, including our NEOs. The 2013 DCP is unsecured and is designed to comply with Section 409A of the Internal Revenue Code. The 2013 DCP is administered by a committee (the “Plan Committee”) established by the LD&C Committee. Except as the Plan Committee may otherwise determine, participants may annually defer up to a maximum of 100% of their cash compensation (base salary, bonuses, commissions, and such other cash-based compensation (if any) approved by the Plan Committee as compensation that may be deferred under the 2013 DCP), although the Plan Committee may reduce the deferrals to the extent necessary to satisfy all applicable tax withholdings and other deductions required by applicable law.

Under the 2013 DCP, we can make discretionary contributions to any one or more participants in any year provided such contributions are approved by the LD&C Committee or the Board. However, in practice we have limited such contributions to the amounts the participants would have been entitled to receive under our 401(k) plan generally available to all employees. We did not make any contributions in Fiscal Year 2022.

Participants may select from investment options determined by the Plan Committee. We have elected to informally fund the plan using taxable securities placed in a grantor trust. A participant’s investment allocation constitutes a deemed, not actual, investment among the investment options. Each account is adjusted to reflect positive or negative adjustments to the value of an account on each business day to reflect the net earnings, gains, losses, expenses, appreciation and depreciation associated with the investment option for the deemed investment of each portion of the account allocated to such option. We do not guarantee any returns on participant contributions. Benefits will be paid under the 2013 DCP in the event of (i) a participant’s separation from service, (ii) a specified date selected by the participant, (iii) the participant’s disability, (iv) the participant’s death, or (v) the participant’s unforeseeable emergency, all in accordance with the terms of the 2013 DCP or elections made by a particular participant under the 2013 DCP. Benefits paid in the event of the participant’s death, disability or unforeseeable emergency are paid in a lump sum. Benefits paid in the event of the participant’s separation from service or upon a specified date are payable in a lump sum unless the participant elected an alternate form of payment in accordance with the terms of the 2013 DCP. Permissible alternate forms of payment for the separation from service benefit are substantially equal installments over a period of two to ten years, as elected by the participant, or a lump sum payment of a designated percentage of the separation from service benefit, with the balance paid in substantially equal annual installments over a period of two to ten years, as elected by the participant. The permissible alternate form of payment for the specified date benefit is substantially equal annual installments over a period of two to ten years, as elected by the participant. Participant deferrals are 100% vested at all times. In Fiscal Year 2022, only Mr. Schlichting made contributions to our DCP. No withdrawals were made. The plan will terminate upon the consummation of the HP Merger.

The following table provides information about contributions, earnings and balances under the 2013 DCP and as applicable, as of 2022:

NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contribution in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Warren Schlichting	$56,538.44	$519.29	$57,057.73

Leadership Development and Compensation Committee Interlocks and Insider Participation

Directors Crusco, Dexheimer, Hammann and Moloney served as members of the LD&C Committee during Fiscal Year 2022, none of whom was an officer or employee of the Company during Fiscal Year 2022 and none of whom had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. None of the relationships described in Item 407(e)(4)(iii) of Regulation S-K existed during Fiscal Year 2022.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received, or certain written representations from the reporting persons, we believe that, during Fiscal Year 2022, all filing requirements applicable to our officers and directors were performed in compliance with the requirements of Section 16(a) and were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

If a related party transaction is determined by our General Counsel to be material to us, the Audit Committee must review and approve the matter in writing in advance of any such transactions. We must report all such transactions under applicable accounting rules, federal securities laws, and NYSE rules. Any dealings with a related party must be conducted in such a way that no preferential treatment is given to the related business. There were no such related party transactions in Fiscal Year 2022.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the Proxyholders to vote the shares they represent as the Board may recommend.

For the Board of Directors

/s/ Lisa Bodensteiner
Lisa Bodensteiner
Secretary

Dated: July 25, 2022

APPENDIX A

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended April 2, 2022.

The Audit Committee of the Board of Directors has:

•

reviewed and discussed the Company’s audited consolidated Financial Statements for the fiscal year ended April 2, 2022 with Plantronics’ management, which has primary responsibility for those statements;

•

discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

The Board of Directors determined that each member of the Audit Committee is, and has been at all times during the 2022 fiscal year, “independent” as defined under the NYSE listing standards and Plantronics independence guidelines. Each member of the Audit Committee also satisfies the SEC’s additional independence requirement under Rule 10A-3(b) of the Securities Exchange Act for members of Audit Committees. The Board of Directors has further determined that directors Marshall Mohr and Kathy Crusco are “audit committee financial experts” as such term is defined in Item 407 of Regulation S-K, as promulgated by the SEC.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited consolidated Financial Statements be included in the Company’s 2022 Annual Report on Form 10-K.

The Audit Committee

Marshall Mohr (Chair)

Kathy Crusco

Gregg Hammann

Talvis Love

A-1

APPENDIX B

REPORT OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Leadership Development and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Leadership Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022 and this Proxy Statement.

Members of the Leadership Development and Compensation

Committee:

Gregg Hammann (Chair)

Kathy Crusco

Brian Dexheimer

Daniel Moloney

B-1

APPENDIX C

A RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This proxy statement contains non-GAAP financial measures and non-GAAP forward-looking statements. To supplement our condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude certain non-cash transactions and activities that are not reflective of our ongoing core operations as further described below. We believe the use of each of these non-GAAP measures provides meaningful supplemental information in assessing our operating performance and liquidity across reporting periods on a consistent basis and are used by management in evaluating financial performance and in strategic planning. These non-GAAP measures may differ from those used by other companies and are not intended to be considered in isolation of, or as a substitute for, financial results prepared in accordance with GAAP. In addition, non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

The information and tables below reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Certain prior period amounts have been reclassified for consistency with current period presentation.

Non-GAAP Adjustments

•	Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.

•

Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

•	Stock-based compensation: Represents the non-cash expense associated with the Company’s grant of stock-based awards to employees and non-employee directors.

•	Acquisition costs: Represents charges incurred in connection with the Merger Agreement with HP, such as advisory, legal and accounting fees.

•

Restructuring and other related charges: Represents costs associated with restructuring plans and reorganization actions aimed at improving the Company’s overall cost structure, realigning resources consistent with its global strategy, and reducing expenses to enable strategic investments in revenue growth. These costs are not reflective of ongoing operations and are primarily associated with reductions in the Company’s workforce, facility related charges due to the closure or consolidation of offices, and other related costs, including legal and advisory services.

•

Deferred compensation mark-to-market: Represents gains and losses driven by the remeasurement of assets and liabilities associated with the Company’s deferred compensation plans. Gains and losses on plan liabilities are recognized within operating expenses, while the offsetting gains and losses on plan assets are recognized within Other Non-Operating Income (Loss), net.

•

Loss, net on litigation settlements: The Company may be involved in various litigation, claims and proceedings that result in payments or recoveries from such proceedings. The related gains and losses incurred are excluded as they are not reflective of ongoing operations.

•

Income tax effects: Represents the tax effects of the above non-GAAP adjustments and other adjustments depending on the nature of the underlying items. The exclusion of the above-mentioned items eliminates the effect of certain non-recurring and unusual tax items that do not necessarily reflect the Company’s long-term operations. The income tax effect of unusual tax items primarily represent the impact of the discrete tax benefit associated with an IP transfer between wholly-owned subsidiaries, changes in uncertain tax positions, and the full valuation allowance on United States federal and state deferred taxes.

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

($ in thousands, except per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Fiscal Year Ended
	April 2, 2022	April 3, 2021
GAAP net revenues
Headsets	$724,474	$823,451
Voice	$246,816	$221,131
Video	$484,495	$426,244
Services	$225,359	$256,781

Total GAAP net revenues	$1,681,144	$1,727,607
Deferred revenue purchase accounting	$3,689	$14,405

Non-GAAP net revenues	$1,684,833	$1,742,012

	Fiscal Year Ended
	April 2, 2022	April 3, 2021
GAAP net income (loss)	$17,917	$(57,331)
Income tax benefit	$(120,155)	$(7,549)
Interest expense	$69,711	$82,606
Other income and expense	$291	$(5,108)
Deferred revenue purchase accounting	$3,689	$14,405
Stock-based compensation expense	$48,160	$42,644
Acquisition costs	$9,530	$—
Restructuring and other related charges	$34,937	$48,704
Loss, net from litigation settlements	$—	$17,561
Deferred compensation mark-to-market	$1,009	$3,263
Other adjustments	$(691)	$(2,091)
Depreciation and amortization	$149,126	$164,867

Non-GAAP EBITDA	$213,524	$301,971

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

($ in thousands, except per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Fiscal Year Ended
	April 2, 2022	April 3, 2021
GAAP Net income (loss)	$17,917	$(57,331)
Purchase accounting amortization	$113,936	$124,891
Stock-based compensation expense	$48,160	$42,650
Acquisition costs	$9,530	$—
Restructuring and other related charges	$34,937	$48,704
Deferred revenue purchase accounting	$3,689	$14,405
Deferred compensation mark-to-market	$(69)	$55
Loss, net from litigation settlements	$—	$17,561
Other adjustments	$(689)	$(2,095)
Income tax effect of above items	$2,791	$(11,548)
Income tax effect of unusual tax items	$(123,187)	$(9,832)

Non-GAAP Net income	$107,015	$167,460

GAAP Diluted earnings (loss) per common share	$0.41	$(1.40)
Purchase accounting amortization	$2.59	$2.98
Stock-based compensation expense	$1.10	$1.02
Acquisition costs	$0.22	$—
Restructuring and other related charges	$0.80	$1.16
Deferred revenue purchase accounting	$0.08	$0.34
Loss, net from litigation settlements	$—	$0.42
Other adjustments	$(0.02)	$(0.08)
Income tax effects	$(2.74)	$(0.45)
Effect of anti-dilutive securities	$—	$—

Non-GAAP Diluted earnings per common share	$2.44	$3.99

Shares used in diluted earnings per common share calculation:
GAAP	43.942	41,044
Non-GAAP	43.942	41,973

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/POLY
	•	Cast your vote online
	•	Have your Proxy Card ready
	•	Follow the simple instructions to record your vote
PHONE Call 1-866-634-0829
	•	Use any touch-tone telephone
	•	Have your Proxy Card ready
	•	Follow the simple recorded instructions
MAIL
	•	Mark, sign and date your Proxy Card
	•	Fold and return your Proxy Card in the postage-paid envelope provided
“ALEXA, VOTE MY PROXY”
	•	Open Alexa app and browse skills
	•	Search “Vote my Proxy”
	•	Enable skill
You must register to attend the meeting online and/or participate at www.proxydocs.com/POLY

Plantronics, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of July 08, 2022

TIME:	Monday, August 22, 2022 10:00 AM, Pacific Time

PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/POLY for more details.

This proxy is being solicited on behalf of the Board of Directors of Plantronics, Inc.

The undersigned hereby appoints David M. Shull, Charles D. Boynton and Lisa Bodensteiner (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Plantronics, Inc. (“POLY”) which the undersigned is entitled to vote at the annual meeting of stockholders of Poly and any adjournment, postponement or other delay thereof (the “Annual Meeting”) upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Plantronics, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 Kathy Crusco	☐	☐	☐	FOR

	1.02 Brian Dexheimer	☐	☐	☐	FOR

	1.03 Robert Hagerty	☐	☐	☐	FOR

	1.04 Gregg Hammann	☐	☐	☐	FOR

	1.05 Guido Jouret	☐	☐	☐	FOR

	1.06 Talvis Love	☐	☐	☐	FOR

	1.07 Marshall Mohr	☐	☐	☐	FOR

	1.08 Daniel Moloney	☐	☐	☐	FOR

	1.09 David M. Shull	☐	☐	☐	FOR

	1.10 Marv Tseu	☐	☐	☐	FOR

	1.11 Yael Zheng	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Plantronics, Inc. for fiscal year 2023.	☐	☐	☐	FOR

3.	Approve, on an advisory basis, the compensation of Plantronics Inc.’s named executive officers.	☐	☐	☐	FOR

NOTE: Transact such other business as may properly come before the Annual Meeting.

You must register to attend the meeting online and/or participate at www.proxydocs.com/POLY

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date

Signature (if held jointly)	Date